PARTNERSHIP AGREEMENT
                                       OF
                                DDJET Limited LLP

                                December 15, 2006


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                                   TABLE OF CONTENTS

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
ARTICLE I       DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . .    1

    Section 1.1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . .    1

    Section 1.2.     References, Gender, Number. . . . . . . . . . . . . . . . . .   17

ARTICLE II      ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

    Section 2.1.     Formation . . . . . . . . . . . . . . . . . . . . . . . . . .   17

    Section 2.2.     Name; Registered Office; Principal Place of Business. . . . .   17

    Section 2.3.     Purposes. . . . . . . . . . . . . . . . . . . . . . . . . . .   18

    Section 2.4.     Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

    Section 2.5.     Application . . . . . . . . . . . . . . . . . . . . . . . . .   18

    Section 2.6.     Insurance or Financial Responsibility . . . . . . . . . . . .   18

ARTICLE III     PARTNERSHIP SHARES; CAPITAL CONTRIBUTIONS; AND
                FUNDING MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . .   19

    Section 3.1.     Partnership Shares. . . . . . . . . . . . . . . . . . . . . .   19

    Section 3.2.     Capital Contributions . . . . . . . . . . . . . . . . . . . .   24

    Section 3.3.     Capital Contribution Defaults . . . . . . . . . . . . . . . .   25

    Section 3.4.     Contribution Loans. . . . . . . . . . . . . . . . . . . . . .   30

    Section 3.5.     Optional Initial Funding of Acquisitions. . . . . . . . . . .   31

    Section 3.6.     Special Warranties, Assumptions, Indemnities, Limitations and
                     Disclaimers regarding Contributed Assets. . . . . . . . . . .   32

    Section 3.7.     Prior Agreements. . . . . . . . . . . . . . . . . . . . . . .   35

    Section 3.8.     True-up of Pre-Formation Costs. . . . . . . . . . . . . . . .   36

ARTICLE IV      PRODUCTION AND DISTRIBUTIONS . . . . . . . . . . . . . . . . . . .   36

    Section 4.1.     Partnership Share of Production and Distributions . . . . . .   36

    Section 4.2.     Application to Defaults . . . . . . . . . . . . . . . . . . .   38

    Section 4.3.     Distributions of Partnership Assets In Kind . . . . . . . . .   38

    Section 4.4.     DFW Reversionary Interest . . . . . . . . . . . . . . . . . .   39

ARTICLE V       CAPITAL ACCOUNTS AND TAX MATTERS . . . . . . . . . . . . . . . . .   40

    Section 5.1.     Tax Matters Partner . . . . . . . . . . . . . . . . . . . . .   40

    Section 5.2.     Income Tax Compliance and Capital Accounts. . . . . . . . . .   41

    Section 5.3.     Tax and FMV Capital Account Elections . . . . . . . . . . . .   42

    Section 5.4.     FMV Capital Accounts. . . . . . . . . . . . . . . . . . . . .   43

    Section 5.5.     Partnership Allocations . . . . . . . . . . . . . . . . . . .   44


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                                   TABLE OF CONTENTS
                                      (continued)

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ARTICLE VI      MANAGEMENT OF THE PARTNERSHIP. . . . . . . . . . . . . . . . . . .   45

    Section 6.1.     Partnership Assets. . . . . . . . . . . . . . . . . . . . . .   45

    Section 6.2.     Management Committee; General Partner's Duties. . . . . . . .   45

    Section 6.3.     Management Committee Representatives and Alternates . . . . .   46

    Section 6.4.     Chairman and Deputy Chairman. . . . . . . . . . . . . . . . .   47

    Section 6.5.     Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

    Section 6.6.     Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

    Section 6.7.     Meetings of Management Committee. . . . . . . . . . . . . . .   48

    Section 6.8.     Votes Without a Meeting . . . . . . . . . . . . . . . . . . .   49

    Section 6.9.     Project Manager, Staff and Officers . . . . . . . . . . . . .   49

    Section 6.10.    Programs and Budgets; Acquisitions; Operations. . . . . . . .   51

    Section 6.11.    Matters Requiring Unanimous Consent . . . . . . . . . . . . .   53

ARTICLE VII     OPERATIONS AND SERVICES. . . . . . . . . . . . . . . . . . . . . .   54

    Section 7.1.     Operating Areas . . . . . . . . . . . . . . . . . . . . . . .   54

    Section 7.2.     Duties of General Partner as Operator . . . . . . . . . . . .   54

    Section 7.3.     Standard of Responsibility. . . . . . . . . . . . . . . . . .   56

    Section 7.4.     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .   57

    Section 7.5.     Conflicts with Operating Agreement Terms. . . . . . . . . . .   57

    Section 7.6.     Service Contracts . . . . . . . . . . . . . . . . . . . . . .   58

    Section 7.7.     Maintenance of Private Line Status. . . . . . . . . . . . . .   58

    Section 7.8.     Local Government Approvals. . . . . . . . . . . . . . . . . .   58

ARTICLE VIII    PARTNERSHIP FUNDS AND EXPENDITURES . . . . . . . . . . . . . . . .   58

    Section 8.1.     Operating Area Expenditures . . . . . . . . . . . . . . . . .   58

    Section 8.2.     Bank Accounts; Investment of Funds. . . . . . . . . . . . . .   60

    Section 8.3.     Cash Management . . . . . . . . . . . . . . . . . . . . . . .   60

ARTICLE IX      BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . .   61

    Section 9.1.     Book and Records. . . . . . . . . . . . . . . . . . . . . . .   61

    Section 9.2.     Audits, Adjustments and Inspections . . . . . . . . . . . . .   61

    Section 9.3.     Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . .   62

    Section 9.4.     Reports . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

ARTICLE X       COMPETITION; INDEMNIFICATION . . . . . . . . . . . . . . . . . . .   63


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                                   TABLE OF CONTENTS
                                      (continued)

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    Section 10.1.    Other Business of Partners. . . . . . . . . . . . . . . . . .   63

    Section 10.2.    Third Party Actions . . . . . . . . . . . . . . . . . . . . .   63

    Section 10.3.    Indemnification and Defense Procedures. . . . . . . . . . . .   63

ARTICLE XI      AREA OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . .   66

ARTICLE XII     DISPOSITION OF PARTNERSHIP INTERESTS . . . . . . . . . . . . . . .   67

    Section 12.1.    Restrictions on Transfer. . . . . . . . . . . . . . . . . . .   67

    Section 12.2.    Additional and Substituted Partners . . . . . . . . . . . . .   67

    Section 12.3.    Partnership Interest Transferred. . . . . . . . . . . . . . .   67

    Section 12.4.    Preferential Right to Purchase. . . . . . . . . . . . . . . .   68

ARTICLE XIII    WINDING UP AND LIQUIDATION . . . . . . . . . . . . . . . . . . . .   70

    Section 13.1.    Winding Up. . . . . . . . . . . . . . . . . . . . . . . . . .   70

    Section 13.2.    Continuation of Partnership; Option Regarding Bankrupt Partner  71

    Section 13.3.    Priority of Distribution. . . . . . . . . . . . . . . . . . .   73

    Section 13.4.    Liquidation of Partnership Business . . . . . . . . . . . . .   74

    Section 13.5.    Certificate of Termination. . . . . . . . . . . . . . . . . .   76

ARTICLE XIV     CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . .   76

    Section 14.1.    Confidentiality . . . . . . . . . . . . . . . . . . . . . . .   76

    Section 14.2.    News Releases . . . . . . . . . . . . . . . . . . . . . . . .   76

ARTICLE XV      MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .   77

    Section 15.1.    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .   77

    Section 15.2.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . .   77

    Section 15.3.    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .   77

    Section 15.4.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

    Section 15.5.    Successors and Assigns. . . . . . . . . . . . . . . . . . . .   78

    Section 15.6.    Headings; Construction. . . . . . . . . . . . . . . . . . . .   78

    Section 15.7.    Amendments and Waivers. . . . . . . . . . . . . . . . . . . .   78

    Section 15.8.    Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . .   78

    Section 15.9.    Agreement for the Partners' Benefit Only. . . . . . . . . . .   78

    Section 15.10.   Severability. . . . . . . . . . . . . . . . . . . . . . . . .   79

    Section 15.11.   Arbitration . . . . . . . . . . . . . . . . . . . . . . . . .   79


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                                   TABLE OF CONTENTS
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    Section 15.12.   Remedies Cumulative . . . . . . . . . . . . . . . . . . . . .   80

    Section 15.13.   Business Standards. . . . . . . . . . . . . . . . . . . . . .   80

    Section 15.14.   Affiliates of Partners. . . . . . . . . . . . . . . . . . . .   80

    Section 15.15.   Determination of FMV. . . . . . . . . . . . . . . . . . . . .   80
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                                  (continued)

                              ANNEXES AND EXHIBITS

ANNEX A    INITIAL CAPITAL CONTRIBUTIONS
EXHIBIT A  CONTRACT AREA
EXHIBIT B  INITIAL LEASES
EXHIBIT C  INITIAL PIPELINE ASSETS
EXHIBIT D  INITIAL BUDGET
EXHIBIT E  THE OPERATING AGREEMENT TERMS
EXHIBIT F  HARDING ENERGY SERVICE CONTRACT
EXHIBIT G  CARRIED ACQUISITION FINANCING CONDITIONS
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                              PARTNERSHIP AGREEMENT
                                       OF
                                DDJET Limited LLP

     THIS PARTNERSHIP AGREEMENT OF DDJET Limited LLP, dated as of December 15, 2006, is by and between Metroplex Barnett Shale LLC, a Delaware limited liability company, as General Partner ("Metroplex"), Cinco County Barnett Shale, LLC, a Texas limited liability company, as a Limited Partner ("Cinco County"), and Barnett Petrosearch, L.L.C., a Texas limited liability company, as a Limited Partner ("Petrosearch").

                                    RECITALS
                                    --------

     WHEREAS, the Partners desire to form the Partnership (i) to acquire, explore, develop, own and operate Hydrocarbon Interests in portions of Collin, Dallas, Denton, Ellis, Hill, Johnson, Navarro and Tarrant Counties, Texas, covering the areas expressly identified on Exhibit A attached hereto and made a part hereof for all purposes (the "Contract Area") and (ii) to acquire, construct, own and operate pipeline assets for the evacuation of hydrocarbons produced from the Hydrocarbon Interests of the Partnership;

     WHEREAS, Metroplex, Cinco County and Petrosearch each own certain Hydrocarbon Interests which each wishes to contribute to the Partnership, and Metroplex owns certain pipeline assets which it wishes to contribute to the Partnership;

     WHEREAS, in furtherance of the foregoing, the Partners desire to form the Partnership as a limited partnership and a limited liability partnership under the Laws of the State of Texas for the purposes and on the terms and conditions herein provided;

                                    AGREEMENT
                                    ---------

     NOW THEREFORE, in consideration of the mutual promises made herein, the Partners, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS
                                  -------------

     Section  1.1.  Definitions.  The  defined  terms  used  in  this  Agreement
                    -----------
(including the recitals) shall, unless the context otherwise requires, have the meanings specified in this Article I, with each such definition being equally applicable both to the singular and the plural forms of the terms so defined.

     "Accounting Procedure" means the Accounting Procedure attached to and included in the Operating Agreement Terms.

     "Act" means the Texas Limited Partnership Law, a Part of the Texas Business Organization Code, as amended.

     "Additional  Contributions"  shall  have  the meaning given to such term in
Section  3.2(c).

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     "AFE"  means  an authorization for expenditure setting forth the reasonably estimated  and  itemized  costs  and  expenses  of  a  proposed  operation.

     "Affiliate" with respect to:

     (a) Cinco County, shall mean (i) a Person that Controls, is Controlled by, or is under common Control with Cinco County and (ii) any Cinco County Executive Officer;

     (b) Petrosearch, shall mean (i) a Person that Controls, is Controlled by, or is under common Control with Petrosearch and (ii) any Petrosearch Executive Officer;

     (c) Metroplex, shall mean a Person that Controls, is Controlled by, or is under common Control with Metroplex; and

     (d) any other Person, shall mean a Person that Controls, is Controlled by, or is under common Control with such other Person.

No Person shall be deemed an Affiliate of any Partner by reason of the exercise or existence of rights, interests or remedies under this Agreement. For purposes of Section 6.10(b) and Articles XI and XIV, (i) an "Affiliate" of Cinco County and any of its successors or assigns hereunder shall also include (1) any Person that, directly or indirectly, owns a 10% or greater equity, profits, income, revenue or similar interest in Cinco County or any of its successors or assigns hereunder, (2) Harding Company, a Texas corporation, and (3) Harding Energy and
(ii) an "Affiliate" of Petrosearch and any of its successors or assigns hereunder shall also include any Person that, directly or indirectly, owns a 10% or greater equity, profits, income, revenue or similar interest in Petrosearch or any of its successors or assigns hereunder.

     "Agreed Rate" with respect to any calendar month, means a per annum interest rate equal to the lesser of (i) the LIBOR Rate in effect on the last day of such calendar month (or the previous banking day if the last day of the calendar month is not a banking day) plus 6-1/2% or (ii) the maximum amount of interest allowed by Law.

     "Agreement" means this Partnership Agreement of DDJET Limited LLP, as the same may from time to time be amended upon the written consent of all Partners.

     "Application"  shall  have  the  meaning  given  such  term in Section 2.5.

     "Appraiser" means a nationally recognized independent appraisal firm recognized as expert in rendering valuation opinions on the assets or transactions for which the appraisal is sought.

     "Assumed Environmental Liabilities" means all Costs of Compliance and Environmental Liabilities, other than the Retained Environmental Liabilities.

     "Assumed Liabilities" means (i) all Liabilities which accrue after the Effective Date in connection with the ownership or operation of the Contributed Assets, including all obligations of the Contributing Partner or its Affiliates which arise or accrue under the Hydrocarbon

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Interests  and  all  contracts  included  in  the  Contributed  Assets, (ii) all
Post-Effective Date Liabilities, and (iii) all Assumed Environmental Liabilities. If a portion of the Contributed Assets reverts back to the Contributing Partner or is distributed (or deemed distributed) in kind to a Partner pursuant to the terms of this Agreement, then the "Assumed Liabilities" with respect to such reverted or distributed (or deemed distributed) portion of the Contributed Assets shall be limited to those Assumed Liabilities that (a) accrue after the Effective Date and before such portion of the Contributed Assets reverts or is distributed (or deemed distributed) in kind to a Partner or
(b) are incurred or imposed as a result of injury, death or damage to person or property occurring after the Effective Date and before such portion of the Contributed Assets reverts or is distributed (or deemed distributed) in kind to a Partner.

     "Bankrupt Partner" shall have the meaning given to such term in Section 13.2(b).

     "Bankruptcy  Option  Period"  shall  have the meaning given to such term in
Section  13.2(b).

     "BIPL Option" means the Partnership's contractual option right to acquire an undivided interest in the ROW and to build a single natural gas pipeline within the ROW on the terms and subject to the conditions provided in the BIPL Option Agreement.

     "BIPL Option Agreement" means that certain Option Agreement between the Partnership and Metroplex, in the form attached hereto as Exhibit H, which the Partnership and Metroplex agree to execute within 5 Business Days hereof pursuant to which Metroplex shall grant to the Partnership the option to elect, within a period of three (3) years from the date of this Agreement, to lay a single natural gas pipeline within that portion of the right-of-way associated with the BIPL Pipeline that extends from the fence line on the southern side of the ExxonMobil Irving Terminal to the point of intersection of the Keller Pipeline with said BIPL Pipeline (such portion being referred to as the "ROW"); provided, however, that (i) the Partnership shall have such right only to the extent the ROW has and includes validly existing multiple line rights and such multiple line rights permit the owner of the ROW to assign to Metroplex (or its Affiliate or the Partnership), and permit Metroplex (or its Affiliate) to assign to the Partnership, an undivided portion of ROW without any further or additional compensation or obligations to (or consent or approval of) any landowner or grantor of all or any part of the ROW and (ii) the assignment of such undivided interest to the Partnership shall not include any interest in or right to use any other pipelines, fixtures, improvements, equipment, personal property or other facilities that are currently located within the ROW or that the owner of the BIPL Pipeline or its successors or assigns (other than the Partnership) may hereafter build, install or otherwise place within the ROW. The terms for exercise of this option, the terms regarding the portion of the ROW that the Partnership will be permitted to use, and the rules, restrictions and responsibilities regarding multiple party use of the ROW are set forth in said Option Agreement.

     "BIPL  Pipeline"  means  EMPCo's  Baytown  to  Irving  Pipeline.

     "Business Day" means any day which is not a Saturday, Sunday or legal holiday recognized by the government of the State of Texas or the government of the United States of America.

     "Capital Transaction" means any transaction that results in the Partnership's receipt of cash or other consideration other than capital contributions, including proceeds of sales or exchanges or other dispositions of property not in the ordinary course of business, condemnations, recoveries of damage awards, and insurance proceeds that, in accordance with generally accepted accounting principles, are considered capital in nature.

     "Carried Acquisition" shall have the meaning given to such term in Section 3.5.

     "Carried Acquisition Financing Conditions" shall mean those covenants of Cinco County and other terms and conditions as set forth in Exhibit G which are applicable to the financing of Carried Acquisitions by Metroplex under Section
3.5  and  are  conditions  to  the  option  under  Section  3.1(c).

     "Carried Acquisition Repayment Amount" shall have the meaning given to such term in Section 3.5.

     "Certificate" means the certificate of formation filed pursuant to the Act by the General Partner with the Secretary of State of the State of Texas to form the Partnership as a limited partnership, as such certificate of formation may be amended from time to time.

     "Chairman"  shall  have  the  meaning  given  to  such term in Section 6.4.

     "Change of Control" with respect to a Person, shall mean any direct or indirect change in Control of that Person (whether through merger, sale of shares or other equity interests, or otherwise) through a single transaction or series of related transactions, from one or more transferors to one or more transferees; provided, however, that (i) a reduction in ownership of the Voting Stock of a Person from more than fifty percent (50%) of the Voting Stock of such Person to fifty percent (50%) of the Voting Stock of such Person shall not constitute a Change of Control of such Person and (ii) an increase in ownership of the Voting Stock of a Person from fifty percent (50%) or less of the Voting Stock of such Person to more than fifty percent (50%) of the Voting Stock of such Person shall constitute a Change of Control of such Person. Notwithstanding the foregoing, a change in Control of the Ultimate Publicly Traded Parent of a Person shall not constitute a Change of Control of such Person.

     "Cinco  County"  shall have the meaning given to such term in the preamble.

     "Cinco County Executive Officer" means (a) the chairman, vice chairman, president, executive vice president, senior vice president, vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, principal executive officer, principal operating officer, principal financial officer, principal accounting officer, principal legal officer, principal administrative officer, principal risk control or compliance officer, principal regulatory officer, managing partner, general partner, administrative partner, managing director, principal or proprietor of Cinco County or any Affiliate of Cinco County, (b) any Person who routinely performs management or executive duties or functions for Cinco County or any Affiliate of Cinco County that are substantially similar to the organizational roles and functions of Persons described in subpart (a) of this definition, or (c) any Person who is a spouse, sibling, offspring or grandchild, or a spouse of any sibling, offspring or grandchild, of any individual identified in either subpart (a) or (b) of this definition.

     "Claim  Notice"  shall  have  the  meaning  given  to  such term in Section
10.3(a).

     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

     "Consequential Loss" means any Liabilities caused (directly or indirectly) by any of the following arising out of, relating to, or connected with this Agreement, the operations carried out under this Agreement, any Contributed Asset or any Partnership Asset: (i) reservoir or formation damage; (ii) inability to produce, use or dispose of Hydrocarbons; (iii) loss or deferment of income; (iv) punitive damages; or (v) other indirect or consequential damages or losses whether or not similar to the foregoing.

     "Continuing Partner" shall have the meaning given to such term in Section 13.2(a).

     "Contract  Area" shall have the meaning given to such term in the recitals.

     "Contributed Assets" mean (i) the Initial Leases and (ii) the Initial Pipeline Assets.

     "Contributing Partner" means a Partner who has contributed (or caused an Affiliate of such Partner to contribute) or agreed to contribute (or agreed to cause an Affiliate of such Partner to contribute) a portion of the Contributed Assets to the Partnership; provided that such Partner shall be a "Contributing Partner" only with respect to the portion of the Contributed Assets that such Partner has contributed (or caused an Affiliate of such Partner to contribute) or agreed to contribute (or agreed to cause an Affiliate of such Partner to contribute) to the Partnership. Contributed Assets that a Partner causes its Affiliate to contribute to the Partnership shall be deemed to have been contributed by such Partner.

     "Contribution  Loan"  shall  have the meaning given to such term in Section
3.4.

     "Control" with respect to a specified Person, shall mean the ownership by any Person or any group of Persons who are Affiliates of each other, directly or indirectly, of more than fifty percent (50%) of the Voting Stock of such specified Person. "Controls", "Controlled by" and other derivatives shall be construed accordingly.

     "Costs of Compliance" means all costs, capital expenditures, fees, penalties, fines and expenditures of any kind (i) associated with attaining compliance of the Contributed Assets with any Environmental Law to the extent the Contributed Assets were not in compliance with any such Environmental Law as of the Effective Date and/or (ii) required to obtain, amend or renew any Environmental Permit which is necessary for the Partnership to own, conduct, operate or use the Contributed Assets as of the Effective Date.

     "Credit Balance Date" shall have the meaning given to such term in Section 3.1(c)(4).

     "Debit Balance Date" shall have the meaning given to such term in Section 3.1(c)(4).

     "Default Rate" with respect to any calendar month, means a per annum interest rate equal to the lesser of (i) the LIBOR Rate in effect on the last day of such calendar month (or the previous banking day if the last day of the calendar month is not a banking day) plus 15% or (ii) the maximum amount of interest allowed by Law.

     "Delivery Point" means the point of interconnection between any Partnership Pipeline and the facilities of third party pipeline transporters into which the Partnership's natural gas (or products derived from processing the Partnership's Hydrocarbons) are delivered.

     "Deputy Chairman" shall have the meaning given to such term in Section 6.4.

     "DFW Pipeline" means Metroplex's currently existing and idle DFW 8" pipeline extending from the Dallas-Fort Worth Airport to the northern fence line of the ExxonMobil Irving Terminal (together with all directly related equipment, fixtures, facilities, rights-of-way, leases, easements, servitudes, licenses, permits, privileges, prescriptive rights, rights of ingress and egress and other rights, titles and interests used for the construction, laying, operation, replacement and maintenance of said pipeline) as more fully described in Exhibit C, subject to the DFW Reversionary Interest.

     "DFW  Reversionary  Date"  shall  have  the  meaning  given to such term in
Section  4.4(b).

     "DFW Reversionary Interest" means the vested right and option of Metroplex, exercisable by Metroplex in accordance with Section 4.4, to acquire all right, title and interest in and to the DFW Pipeline if within three (3) years following the date of this Agreement a written plan for use of the DFW Pipeline has not been approved by a written agreement signed by a Majority in Interest of the Partners which written agreement expressly stipulates that such written plan for use satisfies this requirement.

     "E&P Agreement" means that certain Lease Acquisition and Exploration Agreement - Dallas, Denton, Ellis, Johnson, and Tarrant Counties, Texas, dated June 29, 2005, as amended by that certain Purchase and Sale Agreement and Amendment of Lease Acquisition and Exploration Agreement - Dallas, Denton, Ellis, Johnson, and Tarrant Counties, Texas, dated June 12, 2006.

     "Effective Date" means the date the Certificate is first properly filed with the Secretary of State of the State of Texas as required by the Act. Notwithstanding the foregoing, the "Effective Date" when used herein with respect to any rights, interests and assets hereafter acquired by the Partnership under the BIPL Option Agreement in connection with the Partnership's exercise and closing of the BIPL Option shall be the date of the closing of the BIPL Option.

     "Election Period" shall have the meaning given to such term in Section 10.3(a).

     "Emergencies" shall have the meaning given to such term in Section 6.10(c).

     "EMPCo"  means  ExxonMobil  Pipeline  Company.

     "Environmental Law" means any federal, state or local statute, law, regulation, ordinance, rule, order or decree relating to (i) the control of any potential pollutant or protection of the environment, including air, water or land, (ii) the generation, handling, treatment, storage, disposal or transportation of waste materials, or (iii) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful.

     "Environmental Liabilities" means any and all Liabilities (including Remedial Work) incurred or imposed (a) pursuant to any order, notice, injunction, judgment or similar ruling arising out of or in connection with any Environmental Law or (b) pursuant to any claim by a Governmental Authority or other Person for personal injury, death, property damage, damage to natural resources or Remedial Work to the extent arising out of a Release or migration of Hazardous Substances.

     "Environmental Loss" means any loss, damage, cost, expense or liability (other than Consequential Loss) caused by a discharge of Hydrocarbons, pollutants or other contaminants into or onto any medium (such as land, surface water, ground water and/or air) arising out of, relating to, or connected with this Agreement or the operations carried out under this Agreement, including any of the following: (i) injury or damage to, or destruction of, natural resources or real or personal property; (ii) cost of pollution control, cleanup and removal; (iii) cost of restoration of natural resources; and (iv) fines, penalties or other assessments.

     "Final Option Payout" shall have the meaning given to such term in Section 3.1(c)(4).

     "First Option Payout" shall have the meaning given to such term in Section 3.1(c)(4).

     "FMV" means fair market value of a Partnership Share, the DFW Pipeline, a Partnership Asset, or another asset or property, as the context requires, as determined by agreement of the Partners or by an Appraiser, except as otherwise provided in this Agreement. In determining the fair market value of a Partnership Share, an Appraiser shall take into consideration, among other relevant matters, the following factors or attributes: controlling interests, minority interests, illiquidity, and adjustments for abnormal or non-recurring amounts or activities. Provisions for determining FMV are included in Sections 3.3(c), 4.4, 5.4(b), 5.5(a)(1), 13.2(a), 13.2(b), 13.3(f) and 15.15.

     "Forfeited Interests" shall have the meaning given to such term in Section 3.3(c).

     "General  Partner"  means  Metroplex.

     "Governmental Authority" means any federal, state or local government, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, or judicial or administrative body having jurisdiction over the Partnership, the Partnership Assets or the matter or matters in question.

     "Harding Energy" means Harding Energy Partners, LLC, a Texas limited liability company.

     "Harding  Key  Personnel"  means  R.  W.  Harding.

     "Hazardous Substances" means (i) any chemicals, materials, substances, or items in any form, whether solid, liquid, gaseous, semisolid, or any combination thereof, whether waste materials, raw materials, chemicals, finished products, by-products, or any other materials or articles, which are listed, defined or otherwise designated as hazardous, toxic or dangerous under Environmental Law, including asbestos, urea formaldehyde foam insulation, and lead-containing paints or coatings, (ii) any petroleum, petroleum derivatives, petroleum products or by-products of petroleum refining, and (iii) any other chemical, substance or waste that is regulated by Environmental Law, including any hazardous waste, as defined by 42 U.S.C. Sec.6903(5), any hazardous substance as defined by 42 U.S.C.
Sec.9601(14), and any pollutant or contaminant as defined by 42 U.S.C. Sec.9601(33).

     "Hydrocarbon Interest" means any right, title or interest in, to or under any oil, gas and/or Hydrocarbon lease, leasehold interest, mineral fee interest, royalty interest, overriding royalty interest, production payment, net profits interest and any other right, title or interest evidencing or creating a right or interest in, or any right to produce or receive the proceeds of production of, any Hydrocarbons in place and located in the Contract Area, and any economic or contractual rights, options or interests in and to any of the foregoing, including interests therein pursuant to any participation, joint venture, farm-in, farm-out, option, operating or other agreement and all rights and interests attributable or allocable thereto by virtue of any pooling, unitization, communitization, processing, production sharing or similar agreement, order or declaration.

     "Hydrocarbons" means (a) crude oil, natural gas and other liquid or gaseous hydrocarbons and (b) all minerals and substances produced with or extracted, separated, processed or produced from crude oil, natural gas or other liquid or gaseous hydrocarbons.

     "IDC"  shall  have  the  meaning  given  to such term in Section 5.3(a)(1).

     "Improvements" shall mean any Pipeline Interest that is incorporated in or in any manner becomes a part of the Initial Pipeline Assets after the Effective Date.

     "Indemnified Claim" shall have the meaning given to such term in Section 10.3(a).

     "Indemnified Employee" shall have the meaning given to such term in Section 15.9.

     "Indemnified Person" shall have the meaning given to such term in Section 10.3(a).

     "Indemnified Personnel" means, with respect to any Partner, such Partner, any successor or permitted assign of such Partner, any Affiliate of such Partner, and each of their respective directors, officers, employees, representatives and agents.

     "Indemnifying Person" shall have the meaning given to such term in Section 10.3(a).

     "Indemnitees"  shall have the meaning given to such term in Section 7.3(c).

     "Initial  Budget"  shall  have  the  meaning  given to such term in Section
3.2(b).

     "Initial Commitment" shall have the meaning given to such term in Section 3.2(b).

     "Initial Leases" means the Hydrocarbon Interests described in Exhibit B, together with (i) any other Hydrocarbon Interests and (ii) any wells, tanks, flow lines, equipment, fixtures, facilities, surface use agreements, rights of way, road easements, pipeline easements, pipeline use, handling and transportation agreements, seismic data, seismic permits, seismic options, geological data and information, drilling rig contracts and options and all other agreements, in each case under (i) or (ii), acquired by Harding Company, Cinco County or Exxon Mobil

Corporation pursuant to the E&P Agreement or by, through or under Harding Company, Cinco County or Exxon Mobil Corporation pursuant to the E&P Agreement.

     "Initial Pipeline Assets" means (i) the DFW Pipeline (subject to the DFW Reversionary Interest), (ii) the Keller Pipeline, (iii) the BIPL Option (subject to the terms and conditions of the BIPL Option Agreement), and (iv) subject to the Partnership's timely exercise and closing of the BIPL Option in accordance with the terms of the BIPL Option Agreement, all rights, interests and assets hereafter acquired by the Partnership under the BIPL Option Agreement in connection with the Partnership's exercise and closing of the BIPL Option.

     "Keller Pipeline" means Metroplex's currently existing 8" pipeline extending from Mobil Pipe Line Company's Keller Station to the point within Mobil Pipe Line Company's Corsicana Station where said pipeline connects to the 8" pigging station (together with all directly related equipment, fixtures, facilities, rights-of-way, leases, easements, servitudes, licenses, permits, privileges, prescriptive rights, rights of ingress and egress and other rights, titles and interests used for the construction, laying, operation, replacement and maintenance of said pipeline) as more fully described in Exhibit C.

     "Law" means any statute, law, ordinance, regulation, rule, ruling, order, writ, injunction, decree or other official act of or by any Governmental Authority applicable to the Partnership, the Partnership Assets or the matter or matters in question, whether now in effect or hereafter existing from time to time.

     "Liabilities" means claims, suits, actions, proceedings, hearings, investigations, charges, complaints, liabilities, damages, fines, penalties, judgments, prejudgment and post-judgment interest, assessments, liens, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses) and losses.

     "LIBOR Rate" means, for the day in question or the previous banking day if the day in question is not a banking day, the rate per annum (rounded upward, if not an integral multiple of 1/100 of 1%, to the nearest 1/100 of 1% per annum) appearing on Bloomberg screen "BBAM 1" (or any successor page) as the London interbank offered rate for one (1) month deposits in U.S. Dollars at approximately 11:00 a.m. (London time) of such day.

     "Limited Partners" means Cinco County and Petrosearch, together with any Person who is hereafter admitted to the Partnership as an additional or substituted limited partner pursuant to and in accordance with the terms of this Agreement and excluding any Person who hereafter withdraws from or otherwise ceases to be a limited partner of the Partnership in accordance with the terms of this Agreement, in each case from and after the time of such admission, withdrawal or other action or event.

     "Liquidator"  shall  have  the  meaning given to such term in Section 13.4.

     "Major Operations" means any operation or project reasonably estimated to require an expenditure by the Partnership in excess of $7,500,000.

     "Majority in Interest" means, with respect to the Partners (or the Partnership Shares), such of the Partners as shall own (or such of the Partnership Shares as shall constitute), at the time of determination, Partnership Shares aggregating not less than fifty-one percent (51%) of all Partnership Shares owned by Partners (excluding any Partnership Shares held by assignees who have not been admitted to the Partnership as additional or substitute Partners). The term "Majority in Interest" when used herein with respect to a class not including all Partners (such as the Partner(s) who are participating or consenting parties with respect to a Non-Consent Operation), means such of the Partners within such class as shall own, at the time of determination, Partnership Shares aggregating not less than fifty-one percent (51%) of all Partnership Shares owned by Partners in such class.

     "Management Accounts" shall have the meaning given to such term in Section 8.2.

     "Management Committee" shall have the meaning given to such term in Section 6.2.

     "Metroplex"  shall  have  the  meaning  given to such term in the preamble.

     "Net Capital Proceeds" means the proceeds received by the Partnership in connection with a Capital Transaction after the payment of costs and expenses incurred by the Partnership in connection with such Capital Transaction, including brokers' commissions, other closing costs, and the cost of any alteration, improvement, restoration, or repair of any Partnership property necessitated by or incurred in connection with such Capital Transaction.

     "Non-Bankrupt Partner" shall have the meaning given to such term in Section 13.2(b).

     "Non-Consent Area" means any portion of the Hydrocarbon Interests which are owned as Partnership Assets from time to time as to which a Non-Consent Operation is conducted or occurs or any subdivided portion of such Hydrocarbon
Interests as to which the Partners voluntarily elect to revise or specially allocate their Partnership Shares as may be permitted hereunder. By way of example, if the Partners' Partnership Shares with respect to any Hydrocarbon Interests are revised or adjusted pursuant to Section 3.1(b) with respect to any part of the Hydrocarbon Interests as a result of a Non-Consent Operation, such part of the Hydrocarbon Interests shall be considered a separate Non-Consent Area.

     "Non-Consent Operation" means any drilling, completion, recompletion, deepening, sidetracking, reworking or other operation with respect to an oil and/or gas well or a proposed oil and/or gas well under the Operating Agreement Terms, the costs of which are chargeable or allocable to the account of less than all of the Partners as a result of an election by a Partner to participate or not to participate in such operation. As used in this Agreement, Non-Consent Operation shall not include an operation, activity or action in which the Partnership does not participate.

     "Offered Interest" shall have the meaning given to such term in Section 12.4(a).

     "Offerees"  shall  have  the meaning given to such term in Section 12.4(a).

     "Offeror"  shall  have  the  meaning  given  to  such term in Section 12.4.

     "Operating Agreement Terms" means the terms and conditions contained in the form of Operating Agreement attached hereto as Exhibit E, including the terms and provisions of any Exhibit thereto (including the Accounting Procedure and the Gas Balancing Agreement).

     "Operating Area" means any of the following, considered separately from the others together with the Hydrocarbon Interests or Pipeline Interests assigned or attributable thereto: (a) the Contract Area less and except any Non-Consent
Area(s),  or  (b)  any  Non-Consent  Area(s)

     "Operator" means, with respect to any Operating Area, the General Partner, but only to the extent that the General Partner is acting in the capacity of an operator of Partnership Assets assigned to the Operating Area, and not in its general capacity as a Partner of the Partnership.

     "Option Cap Amount" shall have the meaning given to such term in Section 3.1(c)(1).

     "Option Payout Account Balance" shall have the meaning given to such term in Section 3.1(c)(4).

     "Option  Payout  Account"  shall  have  the  meaning  given to such term in
Section  3.1(c)(3).

     "Option  Period"  shall  have  the  meaning  given  to such term in Section
6.10(b).

     "Option  Production  Share"  shall  have  the meaning given to such term in
Section  3.1(c)(2).

     "Option  Recovery  Period"  shall  have  the  meaning given to such term in
Section  3.1(c)(4).

     "Option  Well"  shall  have  the  meaning  given  to  such  term in Section
3.1(c)(1).

     "Partner" means Metroplex, Cinco County or Petrosearch, and any Person subsequently admitted to the Partnership as an additional or substituted partner upon the unanimous written consent of the then existing Partners.

     "Partnership" means the Texas limited liability limited partnership formed by this Agreement and pursuant to the Certificate, as said partnership may from time to time be constituted.

     "Partnership Pipelines" means the Initial Pipeline Assets and all Pipeline Interests acquired or constructed by the Partnership for the gathering, evacuation or transportation of the Hydrocarbons produced from the Partnership's Hydrocarbon Interests (or the products processed therefrom), including such additional Pipeline Interests that the Partnership may acquire and construct in connection with the Partnership's subsequent exercise of the BIPL Option pursuant to the BIPL Option Agreement.

     "Partnership Assets" means any Hydrocarbon Interests or Partnership Pipelines, or any part thereof or interest therein, or any other property, asset, right or interest, now or hereafter owned, held or acquired by the Partnership, whether by contribution, purchase or otherwise, on behalf of the Partnership.

     "Partnership Share" means the interest of a Partner in the equity of the Partnership, stated as a fraction or a percentage and, for all Partners, aggregating 100%. The initial Partnership Share of each Partner is set forth in
Section 3.1(a) and is subject to adjustment or revision pursuant to Article III.

     "Permitted Encumbrances" means (a) as to the Initial Leases, the overriding royalty interests, burdens and other encumbrances expressly provided for and permitted by the terms of the E&P Agreement and (b) as to the Initial Pipeline Assets, all agreements, instruments, documents, liens, encumbrances, and other matters which are validly existing and affect the Initial Pipeline Assets as of the date of acquisition thereof by the Partnership, excluding, in the case of the Initial Pipeline Assets, (i) any rental, royalty, overriding royalty or similar payment in favor of Metroplex or its Affiliates, without limiting or affecting the Partnership's obligation to pay or reimburse Metroplex or its Affiliates for the Partnership's share of third party obligations relating to the shared ROW, (ii) any liens, security interests, pledges, collateral assignments and other encumbrances securing the payment of borrowed money or any guarantee of the payment of borrowed money, and (iii) any pipeline use, handling and transportation agreements, easements, rights-of-way, servitudes, permits, licenses, surface leases and other rights in favor of Metroplex or its Affiliates with respect to the Initial Pipeline Assets to the extent such matters would reasonably be expected to interfere in any material respect with the Partnership's use or operation of the Initial Pipeline Assets; provided, however, all easements, rights-of-way, servitudes, permits, licenses, surface leases and other rights in favor of Metroplex or its Affiliates under the BIPL Option Agreement and/or the easement sharing, joint use and occupancy agreements with respect to the ROW as contemplated by the BIPL Option Agreement shall all be deemed to be Permitted Encumbrances. This Agreement and all rights, interests, liens, security interests, encumbrances and agreements created, granted or contemplated by this Agreement shall be Permitted Encumbrances.

     "Person" means any Governmental Authority or any individual, firm, partnership, corporation, limited liability company, association, joint venture, trust, unincorporated organization or other entity or organization.

     "Petrosearch"  shall  have  the meaning given to such term in the preamble.

     "Petrosearch Executive Officer" means (a) the chairman, vice chairman, president, executive vice president, senior vice president, vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, principal executive officer, principal operating officer, principal financial officer, principal accounting officer, principal legal officer, principal administrative officer, principal risk control or compliance officer, principal regulatory officer, managing partner, general partner, administrative partner, managing director, principal or proprietor of Petrosearch or any Affiliate of Petrosearch, (b) any Person who routinely performs management or executive duties or functions for Petrosearch or any Affiliate of Petrosearch that are substantially similar to the organizational roles and functions of Persons described in subpart (a) of this definition, or (c) any Person who is a spouse, sibling, offspring or grandchild, or a spouse of any sibling, offspring or grandchild, of any individual identified in either subpart (a) or (b) of this definition.

     "Pipeline Interest" means any pipeline or pipeline assets now or hereafter owned or held as Partnership Assets and used for purposes of gathering, evacuation or transportation of Hydrocarbons produced from the Hydrocarbon Interests owned or held by the Partnership or any lands pooled, unitized or otherwise combined with such Hydrocarbon Interests or any part thereof, including, but not limited to, the following:

     (a) Any pipeline systems or facilities for gathering, evacuation or transportation of Hydrocarbons, including main lines, lateral lines, loop lines, tap lines, sales lines, residue return lines and other pipelines, together with all property and equipment of every kind or character, real, personal or mixed, incorporated in or in any manner constituting or comprising a part of any such pipeline system or pipeline facilities;

     (b) All tracts and parcels of land, including fee lands, rights-of-way, leases, easements, servitudes, licenses, permits, privileges, prescriptive rights and other rights, titles and interests of every kind, nature, description or character, used for the construction, laying, operation, replacement and maintenance of said pipelines, systems and facilities;

     (c) All plants, stations, offices, buildings, structures, facilities, improvements, equipment and fixtures of every kind and nature forming a part of said pipelines, systems and facilities, including, but not limited to, (i) pumping stations and facilities, (ii) metering and measurement stations and facilities, (iv) regulating stations and facilities, (v) distribution systems,
(vi) compressors and compression stations and facilities, (vii) dehydrators and dehydration plants and facilities, (viii) treating plants and facilities, (ix) computers and computer facilities, (x) supply systems, (xi) natural gasoline extraction and other processing plants and facilities, (xii) loading and unloading facilities, (xiii) absorption towers, (xiv) cycling and recycling units, (xv) /power houses, water/sewage facilities, (xvi) steam heat and hot water plants, and (xvii) service systems;

     (d) All telephone, telegraph, fiber optic and other lines, poles, transmission towers, equipment, appliances and systems used for purposes of telecommunication or electronic data transmission in connection with or forming any part of said pipelines, systems and facilities;

     (e) All franchises, privileges, licenses, permits, leases and consents covering operations for the construction, laying, maintenance and operation of said pipelines, systems and facilities in, or over and under, lands, roads, highways, railroads, rivers, bridges, levies, culverts, public grounds or structures or elsewhere; and

     (f) All judgments, awards of damages, settlements and other compensation made resulting from condemnation proceedings or the taking of the properties, rights and privileges in any manner constituting or comprising a part of any such pipeline system or pipeline facilities or any appurtenance thereto under the power of condemnation or eminent domain or under any similar power or right (including any award from any Governmental Authority at any time after the allowance of the claim therefor, the ascertainment of the amount thereof and the issuance of the warrant for the payment thereof), whether permanent or temporary or for any damage (whether caused by such taking or otherwise) to said properties, rights, interests and privileges or any part thereof, or to any rights appurtenant any of the foregoing, including severance and consequential damages and any awards for change of grade of streets.

     "Post-Effective Date Liabilities" means Liabilities incurred or imposed as a result of injury, death or damage to person or property occurring after the Effective Date to the extent arising out of or attributable to the ownership, operation, care, custody, control, construction, maintenance, occupancy, condition or use of the Contributed Assets (regardless of whether any such condition existed prior to the Effective Date or resulted from any action or inaction prior to the Effective Date), it being agreed that such injuries and damages which are of a continuous or ongoing nature and extend over the Effective Date shall be apportioned between Pre-Effective Date Liabilities and Post-Effective Date Liabilities on the basis of the respective portions of the injury or damage suffered before or after the Effective Date, with Post-Effective Date Liabilities including only that portion of the injury or damage suffered after the Effective Date; provided, however, that Post-Effective Date Liabilities shall not include any Environmental Liabilities or Costs of Compliance.

     "Pre-Effective Date Liabilities" means Liabilities incurred or imposed as a result of injury, death or damage to person or property occurring before the Effective Date to the extent arising out of or attributable to the ownership, operation, care, custody, control, construction, maintenance, occupancy, condition or use of the Contributed Assets, it being agreed that such injuries and damages which are of a continuous or ongoing nature and extend over the Effective Date shall be apportioned between Pre-Effective Date Liabilities and Post-Effective Date Liabilities on the basis of the respective portions of the injury or damage suffered before or after the Effective Date, with Pre-Effective Date Liabilities including only that portion of the injury or damage suffered before the Effective Date; provided, however, that Pre-Effective Date Liabilities shall not include any Environmental Liabilities or Costs of Compliance.

     "Prior Covenants and Warranties" shall have the meaning given to such term in Section 3.6(a).

     "Production Shares" shall have the meaning given to such term in Section 4.1(a).

     "Program and Budget" shall have the meaning given to such term in Section 6.10(a)(1).

     "Project Manager" shall have the meaning given to such term in Section 6.9.

     "Qualified Well" shall have the meaning given to such term in Section 3.1(c)(1).

     "Release" shall have the meaning set forth in Environmental Laws, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, at 42 U.S.C. Sec. 9601(22) and any analogous state Laws, but also shall include any threatened Release and the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance into the environment, as well as the migration or movement of Hazardous Substances.

     "Remaining Partners" shall have the meaning given to such term in Section 13.2(a).

     "Remedial Work" means action of any kind to address a Release or the presence of Hazardous Substances at, on, in, upon, over, across, under, within or migrating from the real property included in the Contributed Assets, including all investigative, site monitoring, restoration, abatement, detoxification, containment, handling, treatment, removal, storage, decontamination, clean-up, transport, disposal or other ameliorative work, corrective action or response action required by (a) any Environmental Law, (b) any order or request of any federal, state or local agency, or (c) any final judgment, consent decree, settlement or compromise with respect to any Environmental Law.

     "Retained  Environmental  Liabilities"  means:

     (a) Environmental Liabilities (including response costs imposed under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sec.Sec. 9601 et seq., or its state or local counterpart or any other similar Environmental Law) to the extent resulting or arising from, or attributable to, (i) an off-site abandonment or storage of Hazardous Substances or a Release from an off-site abandonment or storage facility, in either case occurring prior to the Effective Date in connection with the ownership, operation or use of the Contributed Assets, or (ii) the treatment, storage or disposal of Hazardous Substances generated in connection with the ownership, operation or use of the Contributed Assets that are sent for treatment, storage or disposal at an off-site facility prior to the Effective Date;

     (b) Environmental Liabilities resulting or arising from, or attributable to, any bodily injury or death occurring before the Effective Date to the extent resulting or arising from, or attributable to, exposure to or contamination by Hazardous Substances arising from the ownership, operation or use of the Contributed Assets prior to the Effective Date; provided, however, that such injuries and damages which are of a continuous or ongoing nature and extend over the Effective Date shall be apportioned between Assumed Environmental Liabilities and Retained Environmental Liabilities on the basis of the respective portions of the injury or damage suffered before or after the Effective Date, with Retained Environmental Liabilities including only that portion of the injury or damage suffered before the Effective Date; and

     (c) any monetary fine or penalty for violations of Environmental Laws to the extent resulting or arising from, or attributable to, the ownership, operation or use of the Contributed Assets prior to the Effective Date, but not including any monetary fine or penalty from violations of Environmental Laws to the extent resulting or arising from, or attributable to, the continuation, expansion, change or aggravation after the Effective Date of any condition, operating practice, course of conduct, activity or circumstance that existed before the Effective Date.

     "ROW" shall have the meaning given to such term in the definition of BIPL Option Agreement.

     The terms "sale," "sell" and derivatives of such terms, when used with respect to a Partnership Share or any part thereof or interest therein, shall mean any sale or other transfer for value of all or any portion of an interest in a Partnership Share. Any transaction resulting in a Change of Control with respect to a Partner shall be deemed to constitute the sale by such Partner of its Partnership Share.

     "Senior Supervisory Personnel" means, with respect to a Partner, (i) the Project Manager, (ii) any manager who directly reports to the Project Manager that is responsible for exploration, appraisal, development or production operations, (iii) any individual who functions for such

Partner or one of its Affiliates at a senior management or supervisory level equivalent to or superior to the Project Manager or direct report positions and is responsible for exploration, appraisal, development or production operations, or (iv) any officer or director of such Partner or one of its Affiliates.

     "Service Contract" means a contract for services entered into by the Partnership with a Partner or an Affiliate of a Partner to provide services to the Partnership.

     "Service Contractor" means the contractor providing services under a Service Contract.

     "Staff"  shall  have  the  meaning  given  to  such  term  in  Section 6.9.

     "Tax" or "Taxes" shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes or other tax of any kind whatsoever.

     "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Term" shall mean that period of time commencing on the Effective Date and continuing until the earlier of (i) the expiration of all Hydrocarbon Interests held by the Partnership, (ii) the sale or other disposition of all or substantially all of the Partnership Assets, or (iii) the election of all Partners to terminate the Partnership.

     "TGPL" means the Texas General Partnership Law, a Part of the Texas Business Organization Code, as amended.

     "TMP"  shall  have  the  meaning  given  to  such  term  in Section 5.1(a).

     "Transfer  Notice"  shall  have  the  meaning given to such term in Section
12.4.

     "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as those regulations may be amended from time to time. Any reference herein to a specific section of the Treasury Regulations shall include any corresponding provisions of succeeding, similar, substitute, temporary or final Treasury Regulations.

     The "Ultimate Publicly Traded Parent," if any, with respect to a specified Person shall be the Person that (a) is a publicly traded company and (b) Controls such specified Person; provided, however, that no Person shall be an Ultimate Publicly Traded Parent if it is Controlled by any Person or any group of Persons who are Affiliates of each other. As used in this definition, a "publicly traded company" means a public company whose shares of stock or other equity interests are regularly traded on the New York Stock Exchange, American Stock Exchange, NASDAQ, London Stock Exchange, NASD Over-The-Counter Bulletin
Board or other similar public stock exchange or public over the counter stock exchange.

     "Voting Stock" shall mean capital stock issued by a corporation, the limited liability company interests of a limited liability company or the equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "Working Capital Loan" shall have the meaning given to such term in Section 8.3.

     "Working Capital Requirements" shall have the meaning given to such term in
Section  8.3.

     Other capitalized terms defined elsewhere in this Agreement shall have the meanings so given them.

     Section 1.2.  References, Gender, Number.  All references in this Agreement
                   --------------------------
to an "Article," "Section," or "subsection" shall be to an Article, Section or subsection of this Agreement, unless the context requires otherwise. Unless the context otherwise requires, the words "this Agreement," "hereof," "hereunder," "herein," "hereby," or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural. When used herein, the words "including" or "include" or derivatives thereof shall mean including or include without limitation.

                                   ARTICLE II
                                  ORGANIZATION
                                  ------------

     Section  2.1.  Formation.  The  Partners do hereby form a limited liability
                    ---------
limited partnership under and pursuant to the provisions of the Act and the TGPL, with such formation being effective upon the first proper filing of the Certificate by the General Partner with the Secretary of State of the State of Texas. The rights and liabilities of the Partners shall be as provided in the Act and the TGPL except as herein otherwise expressly provided. Metroplex shall be the general partner of the Partnership and Cinco County and Petrosearch shall be limited partners in the Partnership.

     Section  2.2.  Name;  Registered  Office;  Principal  Place  of  Business.
                    ----------------------------------------------------------

     (a)     Partnership  Name.  The  name  of  the  Partnership shall be "DDJET
             -----------------
Limited  LLP".

     (b)     Registered Office; Principal Place of Business.  The address of the
             ----------------------------------------------
Partnership's registered office shall be 222 Benmar, Houston, Texas 77060, or such other place as the General Partner shall determine, and the name of the Partnership's registered agent for service of process on the Partnership shall be the General Partner. The Partnership's principal place of business shall be at 222 Benmar, Houston, Texas 77060, or such other place or places as the General Partner shall determine. The Partnership may have such other offices as the General Partner shall designate from time to time.

     Section 2.3. Purposes. The purpose and business of the Partnership is to do
                  --------
any of the following within or relating to the Contract Area: (i) acquire Hydrocarbon Interests by purchase, lease, farm-in, exchange or any other means or methods, (ii) acquire, construct and install pipelines and pipeline assets to gather, evacuate and transport Hydrocarbons produced from the Hydrocarbon Interests held by the Partnership or any lands pooled, unitized or otherwise combined with the Hydrocarbon Interests held by the Partnership or any part thereof, (iii) own, explore, develop, produce, improve, operate, maintain, manage, repair, rebuild, alter, replace and otherwise use, deal with and administer any properties or assets acquired by the Partnership pursuant to clauses (i) and/or (ii) above, including, without limitation, the producing, storing, processing, transporting, marketing, trading or otherwise dealing with or handling of any Hydrocarbons, (iv) sell, lease, sublease, assign, mortgage, pledge, hypothecate, encumber, pool, unitize, combine, abandon or transfer any properties or assets of the Partnership or any interest therein, (v) generally engage in the Hydrocarbon exploration, development, production, gathering and evacuation business with respect to the properties or assets acquired by the Partnership pursuant to clauses (i) and/or (ii) above, (vi) accomplish, pursue or engage in any of the activities described in this Section alone or with other Persons pursuant to or by means of any contract or any corporation, partnership, joint venture, trust, unincorporated organization or other entity or organization, (vii) any and all activities permitted under the Act, provided that the undertaking of such other permitted activities has been approved by the unanimous vote of the Partners; and (viii) engage in any and all activities related or incident to any of the foregoing activities, including, without limitation, the acquisition, lease or license of properties and assets related or incident to such activities.

     Section 2.4. Term. The Partnership shall commence on the Effective Date and
                  ----
shall continue in full force and effect until expiration of the Term, unless the winding up of the business of the Partnership is required at an earlier date pursuant to Article XIII.

     Section  2.5.  Application.  As permitted by Section 153.351 of the Act and
                    -----------
Section 152.805 of the TGPL, the General Partner shall execute and file with the Secretary of State of the State of Texas in accordance with Section 152.802 of the TGPL an application (the "Application") to register the Partnership as a limited liability partnership, and the General Partner shall file such renewals of the Application as required by the TGPL to maintain the Partnership's registration as a limited liability partnership. The Application, and any renewals of the Application, shall contain such information required by the TGPL and such other information as the General Partner may deem appropriate. The Partnership may not conduct business until the Application has been properly filed with the Secretary of State of the State of Texas.

     Section  2.6.  Insurance  or  Financial  Responsibility.  In  order for the
                    ----------------------------------------
Partnership to maintain its qualification as a limited liability partnership under the TGPL, the Partnership shall at all times comply with the insurance or financial responsibility requirements of Section 152.804 of the TGPL and all other requirements provided in the TGPL to maintain such qualification.

                                   ARTICLE III
                               PARTNERSHIP SHARES;
                               -------------------
                   CAPITAL CONTRIBUTIONS; AND FUNDING MATTERS
                   ------------------------------------------

     Section  3.1.  Partnership  Shares.
                    -------------------

     (a)     Standard Partnership Shares.  Subject to adjustments, revisions and
             ---------------------------
special allocations pursuant to other provisions hereof, the Partnership Shares of the Partners in the Partnership are as follows:

                        Metroplex              80%

                        Cinco  County          14.45545%

                        Petrosearch            5.54455%

     (b)     Special  Partnership  Shares.  If  a  Partner  elects  to cause the
             ----------------------------
Partnership to conduct or participate in a Non-Consent Operation (or a Partner's election to be a non-participating or non-consenting party causes an operation to be a Non-Consent Operation) with respect to an Non-Consent Area as permitted under the Operating Agreement Terms and Section 6.10(c), the Partnership Shares of the Partners shall be adjusted and revised with respect to such Non-Consent Operation and the Non-Consent Area to which such Non-Consent Operation relates as follows:

          (1) Each Partner shall have a Partnership Share (which may be reduced to zero) with respect to such Non-Consent Operation (and such related Non-Consent Area), and with respect to each item of costs, expenses, liabilities, claims, damages, Hydrocarbon production, revenues and economic interests attributable to such Non-Consent Operation and Non-Consent Area (including the costs, expenses, liabilities, claims and damages attributable or relating to the gathering, evacuation, transportation, storage, processing, treating, compressing, dehydrating, handling and other dealing with the Hydrocarbon production (and the products therefrom) attributable to such Non-Consent Operation or Non-Consent Area), that is equal to the percentage of such item which such Partner would be obligated to bear or be entitled to receive or be allocated pursuant to the Operating Agreement Terms if (i) each Partner, without regard to the Partnership, was a party to a joint operating agreement the terms of which were substantially identical to the Operating Agreement Terms, (ii) each Partner's Partnership Share, without regard to the Partnership, was treated for all purposes as an undivided interest in oil and gas rights in such Non-Consent Area, (iii) General Partner (without regard to the Partnership) was the Operator of such Non-Consent Area, (iv) prior to such Partner's election or agreement regarding such Non-Consent Operation, each Partner, without regard to the Partnership, held and owned a percentage interest in such Non-Consent Area equal to its Partnership Share, and (v) each Partner, without regard to the Partnership, made separate elections under the Operating Agreement Terms with respect to its percentage interest in such Non-Consent Area. If the Partners make separate elections regarding the reinstatement of their interests regarding a Non-Consent Operation pursuant to the Operating Agreement Terms, such separate elections shall be reflected in the adjustments to their respective Partnership Shares pursuant to this Section 3.1(b).

          (2) The Partnership shall maintain separate books, financial records and accounts for each Non-Consent Operation and for each Non-Consent Area to which such Non-Consent Operation relates. At such time, if ever, as all Partners' percentage interests (as provided in clause (1) above) under the Operating Agreement Terms with respect to such Non-Consent Operation are reinstated or revert to their original percentage interests prior to such Non-Consent Operation (taking into account any subsequent voluntary assignments or transfers which may be permitted hereunder), the Partnership shall no longer maintain separate books, financial records and accounts with respect to such Non-Consent Operation.

          (3) The foregoing adjustments and revisions to the Partners' Partnership Shares with respect to a Non-Consent Operation and the Non-Consent Area to which such Non-Consent Operation relates shall not affect the Partners' Partnership Shares with respect to other Partnership Assets, any voting rights hereunder with respect to other Partnership Assets, or the Initial Commitments.

     (c)     Optional  Partnership  Share.
             ----------------------------

          (1) At the option of Cinco County, exercised on a well by well basis, Metroplex shall be obligated, subject to the Option Cap Amount, to bear and pay, as a capital contribution of Metroplex to the Partnership, fifty percent (50%) of all drilling, completion and equipping costs (and plugging and abandonment costs if a dry hole) that Cinco County would otherwise be obligated to bear and pay, as a capital contribution of Cinco County to the Partnership on account of Cinco County's 14.45545% standard Partnership Share, with respect to any one or more Qualified Wells in which both Metroplex and Cinco County participate pursuant to Section 8.1. "Qualified Well" means any of the first 35 oil and/or gas wells in which the Partnership participates that are spudded after the Effective Date. Metroplex shall not be obligated to bear more than 50% of Cinco County's 14.45545% standard Partnership Share of such well costs notwithstanding that Cinco County's Partnership Share with respect to a well may increase if such well is a Non-Consent Operation or that Cinco County may be obligated to pay more than 14.45545% of any costs as a result of another Partner's default. Cinco County must make a separate election with respect to each Qualified Well as to which it wishes to exercise this option by written notice delivered to Metroplex prior to the date on which such Qualified Well is spudded. To be effective, the notice of Cinco County exercising this option must identify the Qualified Well and state that Cinco County is exercising its option under this Section 3.1(c) with respect to such Qualified Well. Once made, an election is irrevocable without the consent of Metroplex. Each
Qualified Well as to which Cinco County timely exercises its option in the manner required under this Section 3.1(c) shall be referred to as an "Option Well". If Cinco County fails to exercise its option under this Section 3.1(c) with respect to any Qualified Well by written notice delivered to Metroplex as required above prior to the spudding of such Qualified Well, Cinco County will be deemed to have elected not to exercise its option with respect to such Qualified Well and such Qualified Well shall not be an Option Well. Notwithstanding anything to the contrary in this Section 3.1(c), Cinco County shall not be allowed to exercise its option with respect to any Qualified Well pursuant to this Section 3.1(c) at any time in which (i) Cinco County or any Affiliate of Cinco County is in breach or default of any duty or obligation to the Partnership, Metroplex or any Affiliate of Metroplex under this Agreement, any Service Contract, or otherwise, or (ii) Cinco County fails to satisfy any of the Carried Acquisition Financing Conditions. When the aggregate amount of drilling, completion and equipping costs (and plugging and abandonment costs if a dry hole) incurred by Metroplex with respect to 50% of Cinco County's 14.45545% standard Partnership Share in the Option Wells has reached $10,000,000 (the "Option Cap Amount"), Metroplex will not be obligated to bear and pay any further costs with respect to 50% of Cinco County's 14.45545% standard Partnership Share in the Option Wells, and all further costs with respect to the Option Wells shall be borne by Cinco County. Cinco County's option under this Section 3.1(c) shall cease when the Option Cap Amount is reached with respect to the Option Wells.

          (2)     If  Cinco  County  timely  exercises  its  option  pursuant to
Section 3.1(c)(1) with respect to an Option Well, (i) until the Option Cap Amount is reached with respect to the Option Wells, Metroplex shall be obligated to bear and pay, as an increase to Metroplex's Partnership Share, 7.227725% of the Partnership's share of all drilling, completion and equipping costs (and plugging and abandonment costs if a dry hole) with respect to such Option Well that Cinco County would otherwise be obligated to bear and pay on account of 50% of Cinco County's 14.45545% standard Partnership Share, (ii) during each Option Recovery Period, Metroplex shall be entitled to receive, as an increase to Metroplex's Partnership Share and Production Share, 5.0594075% of the Partnership's share (i.e., 35% of Cinco County's 14.45545% standard Partnership Share and Production Share) of all Hydrocarbon production and products with respect to all Partnership wells (the "Option Production Share") that Cinco County would otherwise be entitled to receive, and (iii) during each Option Recovery Period, Metroplex shall be obligated to bear and pay, as an increase to Metroplex's Partnership Share, the Partnership's share of all severance, production and other similar taxes, royalties, overriding royalties and other burdens on the Option Production Share which are debited to the Option Payout Account pursuant to Section 3.1(c)(3). Immediately upon Cinco County's timely exercise of its option pursuant to Section 3.1(c)(1) with respect to an Option Well and during the applicable periods provided in this Section 3.1(c)(2) and
Section 3.1(c)(3), Metroplex's Partnership Share and Production Share with respect to all Partnership wells shall be increased to the extent provided in this Section 3.1(c)(2) and Cinco County's Partnership Share and Production Share with respect to all Partnership wells shall be reduced by such increase in Metroplex's Partnership Share and Production Share with respect to all Partnership wells. Metroplex's Partnership Share, however, shall not be increased under this Section 3.1(c) with respect to any costs with respect to the Partnership wells or the Hydrocarbon production and products with respect thereto, other than those costs with respect to the Option Wells and the Option Production Share specifically provided in clauses (i) and (iii) of the first sentence of this Section 3.1(c)(2). Cinco County's Partnership Share shall remain the same with respect to, and Cinco County shall remain responsible for its Partnership Share of, all other costs with respect to each Partnership well and the Hydrocarbon production and products with respect thereto, including (x) all costs of operation, maintenance, reworking, recompletion, re-drilling, re-equipping, deepening, plugging back, plugging and abandonment (except dry hole costs for an Option Well), treating, processing, gathering and transportation, including with respect to the Option Production Share, and (y) after the Option Cap Amount is reached with respect to the Option Wells, all drilling, completion and equipping costs (and plugging and abandonment costs if a dry hole) with respect to the Option Wells. Notwithstanding anything in this Agreement to the contrary, Metroplex's rights and interests under this Section 3.1(c) with respect to Cinco County's Partnership Share and Production Share, including the increases in Metroplex's Partnership Share and Production Share provided for in this Section 3.1(c)(2), shall have priority and preference over all other claims, liens, security interests, rights, interests and encumbrances whatsoever in, to or against Cinco County or Cinco County's Partnership Share and Production Share, whether provided for or arising under or outside of this Agreement, at Law or otherwise or arising or created prior to any election by Cinco County under this Section 3.1(c).

          (3) Metroplex shall maintain a single payout account ("Option Payout Account"). The Option Payout Account shall be established as of the date on which the first costs were incurred with respect to the first Option Well (even though such costs may have been incurred prior to the time Cinco County makes an election under this Section 3.1(c)). At the end of each calendar month after establishment of the Option Payout Account and until Final Option Payout, the Option Payout Account shall be debited and credited as provided in this
Section 3.1(c)(3). At the end of each calendar month during an Option Recovery Period, the Option Payout Account shall be credited with all sales proceeds received during such month by Metroplex with respect to the Option Production Share, calculated at the point the Option Production Share is delivered to Metroplex pursuant to Section 4.1, or the market value thereof if such Option Production Share is not sold by Metroplex. At the end of each calendar month until Final Option Payout, the Option Payout Account shall be debited with the following:

               (i) 7.227725% of the Partnership's share of all drilling, completion and equipping costs (and plugging and abandonment costs if a dry hole) with respect to any Option Well incurred during such calendar month; provided that the aggregate amount of costs debited with respect to the Option Wells pursuant to this clause (i) shall not exceed the Option Cap Amount, and

               (ii) an amount calculated like interest, compounded quarterly, at the Agreed Rate on the Option Payout Account Balance as of the end of each calendar month.

At the end of each calendar month during an Option Recovery Period, the Option Payout Account shall be debited with the following:

               (A)     the severance, production and other similar taxes
          (other than income, franchise and similar taxes) payable on the Option Production Share produced during such calendar month,

               (B) the lessors' royalties on the Option Production Share produced during such calendar month, and

               (C) any overriding royalties, net profits interests, production payments and like burdens on the Option Production Share produced during such calendar month which burden or encumber the Partnership's interest in such production.

An amount equal to the excess of the aggregate amount of the credits to the Option Payout Account over the aggregate amount of the debits charged against the Option Payout Account as of the First Option Payout and as of any Credit Balance Date shall be paid by Metroplex to Cinco County, and the Option Payout Account shall be debited with the amount paid by Metroplex to Cinco County so as to bring the balance in the Option Payout Account to zero as of the First Option Payout or such Credit Balance Date, as the case may be. The portion of the Option Production Share received and sold by Metroplex which gives rise to the amount paid by

Metroplex to Cinco County pursuant to the preceding sentence shall be deemed to have been distributed by the Partnership to Cinco County as Cinco County's
Production  Share  and  sold  by  Metroplex  on  behalf  of  Cinco  County.

          (4)     The  following  additional  defined  terms  are  used  in this
Section 3.1(c):

               (i) "First Option Payout" means the first point in time when there is a credit balance in the Option Payout Account at the end of a calendar month (after all debits and credits with respect to such calendar month have been debited or credited to the Option Payout Account).

               (ii) Following the First Option Payout, any point in time at the end of a calendar month (after all debits and credits with respect to such calendar month have been debited or credited to the Option Payout Account) when the aggregate amount of the credits to the Option Payout Account ceases to be equal to or in excess of (and becomes less than) the aggregate amount of the debits charged against the Option Payout Account shall be referred to herein as a "Debit Balance Date."

               (iii) Conversely, following the First Option Payout, any point in time at the end of a calendar month (after all debits and credits with respect to such calendar month have been debited or credited to the Option Payout Account) when the aggregate amount of the credits to the Option Payout Account ceases to be less than (and becomes equal to or in excess of) the aggregate amount of the debits charged against the Option Payout Account shall be referred to herein as a "Credit Balance Date."

               (iv) "Option Recovery Period" means any of the following respective periods: (a) the period from the establishment of the Option Payout Account to and including the First Option Payout and (b) each period from and including the first day of a calendar month following a Debit Balance Date to and including the next Credit Balance Date.

               (v) "Final Option Payout" means the First Option Payout or the first Credit Balance Date, as the case may be, occurring after all Qualified Wells have been spudded and all drilling, completion and equipping costs (and plugging and abandonment costs if a dry hole) with respect to such Qualified Wells have been incurred by the Partnership and the applicable shares of all such costs with respect to such Qualified Wells which are Option Wells have been debited to the Option Payout Account in accordance with Section 3.1(c)(3).

               (vi) "Option Payout Account Balance" means, as of a particular date, the aggregate amount of the debits charged against the Option Payout Account as of such date less the aggregate amount of the credits to the Option Payout Account as of such date, in accordance with Section 3.1(c). For purposes of Section 3.1(c)(3)(ii), the Option Payout Account Balance will be deemed to be zero at the end of a calendar month if, prior the calculation under Section

          3.1(c)(3)(ii) for such month, the aggregate amount of credits to the Option Payout Account as of the end of such month exceeds the aggregate amount of debits charged against the Option Payout Account as of the end of such month.

     Section  3.2.  Capital  Contributions.
                    ----------------------

     (a)     Initial  Capital.  Effective as of the Effective Date, each Partner
             ----------------
hereby contributes as its initial capital contribution the property described next to such Partner's name on Annex A, which also sets forth as of the Effective Date the FMV of each such contributed property as agreed to by the Partners. Within ninety (90) days following the Effective Date, each Partner will execute and deliver (or cause one or more of its Affiliates to execute and deliver) to the Partnership such assignments, deeds and other conveyances as are reasonably necessary to transfer legal or record title to the Partnership in the aforesaid property that such Partner has contributed to the Partnership;
provided, however, that such requirement to transfer legal or record title to the Partnership and such transfer documents shall not vary or change the terms and provisions of this Agreement or the Partners' and the Partnership's respective obligations under this Agreement, including the terms and provisions of Section 3.6. All rights, interests and assets hereafter acquired by the Partnership under the BIPL Option Agreement in connection with the Partnership's exercise and closing of the BIPL Option shall be deemed to have been contributed to the Partnership by Metroplex upon the Partnership's exercise and closing of the BIPL Option. The exercise or non-exercise by the Partnership of the BIPL Option will not cause or result in any adjustment of the Partnership Shares of the Partners. Similarly, the deemed reversion to the Partners and acquisition by Metroplex of the DFW Pipeline pursuant to the DFW Reversionary Interest will not cause or result in any adjustment of the Partnership Shares of the Partners.

     (b)     Initial  Commitments.  Each  Partner agrees to make additional cash
             --------------------
capital contributions to the Partnership which in the aggregate equal its Partnership Share of $566,900,000 (its "Initial Commitment"). The Partners' Initial Commitments shall be due and payable pro rata in the ratio of their Partnership Shares and are contemplated to become due and payable in accordance with the plan, budget and schedule set forth in Exhibit D hereto (the "Initial Budget"). The Initial Budget is an estimate of the expected costs required to operate the Partnership from the Effective Date until the end of 2008. The Partners recognize that it is not possible to predict the exact nature, timing and amounts of the required costs set forth in the Initial Budget. Thus, the exact nature, timing and amounts of such costs (and the timing and amounts of the Initial Commitments necessary to fund such costs) will be determined by the Management Committee; provided, however, the Management Committee shall be obligated to abide by any milestones or conditions specifically set forth in the Initial Budget that are required to be met before certain expenditures are required to be made. At least thirty (30) days prior to the date of anticipated expenditure of any cost projected in the Initial Budget, the Management Committee shall give each Partner notice of the exact amount required to be contributed by it as part of its Initial Commitment. Each Partner's payment of such portion of its Initial Commitment shall be due and payable to the Partnership on the fifth (5th) day preceding the date of anticipated expenditure of such cost; provided that, if the Management Committee elects not to make such expenditure or such expenditure is postponed for more than ninety (90) days, each Partner's payment of such portion of its Initial Commitment shall be refunded (without interest thereon), but each Partner shall remain obligated to contribute the balance and any refunded portion of its Initial Commitment.

     (c)     Additional  Capital  Contributions.  In  addition  to  the  Initial
             ----------------------------------
Commitment and any mandatory additional capital contributions required to be made pursuant to this Agreement, each Partner shall be obligated to make additional capital contributions to the Partnership as may from time to time be necessary to meet its obligations in Article III and Article VIII (its "Additional Contributions").

     (d)     Non-Consent  Operations Capital Contributions.  If a Partner elects
             ---------------------------------------------
to cause the Partnership to conduct or participate in a Non-Consent Operation (or a Partner's election to be a non-participating or non-consenting party causes an operation to be a Non-Consent Operation) with respect to a Non-Consent Area as permitted under the Operating Agreement Terms and Section 6.10(c), each Partner who elects to cause the Partnership to conduct or participate in such Non-Consent Operation agrees to make additional cash capital contributions to the Partnership of its Partnership Share of all costs, expenses, liabilities, claims and damages which the Partnership or any Partner becomes obligated to pay as a result of such Non-Consent Operation. Any such additional capital contributions which are to be paid to the Partnership pursuant to the foregoing shall be due and payable by such Partner (i) within 10 days after such Partner receives notice from the General Partner of the amount of additional capital contributions which are required with respect to such Non-Consent Operation or
(ii) two (2) Business Days prior to such later date on which such Partner (as if such Partner were directly participating in such Non-Consent Operation as to its Partnership Share) would be obligated under the Operating Agreement Terms to pay the amounts with respect to such Non-Consent Operation which give rise to the need for such additional capital contributions.

     (e)     Payment.  To  the  extent  not  paid  to  the Partnership under the
             -------
Operating Agreement Terms, all capital contributions following the initial capital contributions (including the Initial Commitments and the Additional Contributions) shall be paid by wire transfer of the capital contribution amount in immediately available funds to the bank account from time to time designated by the General Partner for the deposit of Partnership capital contributions.

     Section  3.3.  Capital  Contribution  Defaults.  All  capital contributions
                    -------------------------------
which are not paid when due shall bear interest from the date due at the Default Rate until paid. In the event that a Partner defaults in its obligations hereunder to make or pay contributions to Partnership capital or any interest accruing thereon, the Management Committee (excluding the representative and alternate of such defaulting Partner) may enforce such obligations in such manner as may be permitted by Law and may exercise on behalf of the Partnership all rights and remedies with respect to such obligations and all collateral securing the same as may be provided by Law or under the terms of this Agreement. All reasonable costs and expenses, including attorneys' fees and expenses, incurred by the Partnership or such committee in enforcing such obligations, realizing on any security therefor or otherwise exercising any of the Partnership's rights or remedies with respect thereto shall be included in such obligations and paid by such defaulting Partner. In addition to and not in lieu of any other rights and remedies, each Partner hereby grants the following rights and remedies:

     (a)     Lien  and  Security  Interest.  Each  Partner  hereby  grants  the
             -----------------------------
Partnership a lien and security interest in such Partner's interest in the Partnership from time to time existing and in and to all assets attributable to and proceeds of and from such interest (including its Production Share and all other Partnership distributions) to secure the payment by such Partner of its obligations hereunder to make capital contributions to the Partnership, to pay interest accruing thereon and to pay collection costs and expenses provided for herein, all in accordance with and subject to the provisions of the Texas Uniform Commercial Code and other Laws; and the Partnership shall be entitled to all the rights and remedies of a lien holder and secured party in the event of a default by a debtor under the provisions of such Laws, including (but not limited to) the right and power to offer for sale and to sell the Partnership interest of such Partner as may be provided in such Laws. The Management Committee (excluding the representative and alternate of such defaulting Partner) is hereby authorized to take all actions which such committee, in its sole discretion, deems necessary or expedient to enforce the Partnership's rights and remedies as a lien holder and secured party under such Laws. Notwithstanding any foreclosure, such Partner whose interest is foreclosed upon shall remain liable for any deficiency on such foreclosure. At any time and from time to time, upon the written request of the Partnership or any Partner, any Partner will promptly and duly execute and deliver such further instruments and documents and take such further action as the Partnership or the applicable Partner may reasonably request for the purpose of obtaining or preserving the full benefits of the liens and security interests granted under this Agreement (including Sections 3.3, 3.4 and 3.5) and of the rights and powers herein granted, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests created hereby. Each Partner hereby authorizes the Partnership, any other Partner or either of their respective counsel or representative, at any time and from time to time, to file financing statements and amendments to financing statements that describe the collateral covered by such financing statements in such jurisdictions as the Partnership or other Partner may reasonably deem necessary or desirable in order to perfect the liens and security interests granted under this Agreement (including Sections 3.3, 3.4 and 3.5). Each Partner hereby further authorizes the Partnership, any other Partner or either of their respective counsel or representative, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement, including Exhibits A, B, C and E (but not any other annexes or exhibits hereto), will be sufficient as a financing statement for filing in any jurisdiction.

     (b)     Partnership  Distributions and Payments.  Subject to the priorities
             ---------------------------------------
set forth in Section 4.2, if a Partner defaults in its obligations hereunder to make or pay contributions to Partnership capital or any interest accruing thereon when due hereunder, then until such capital contribution, all interest accruing thereon and all collection costs and expenses provided herein with respect thereto shall be paid in full:

          (1) at the option of the Management Committee (excluding the representative and alternate of such defaulting Partner), (i) all or any part the defaulting Partner's distributed share of Hydrocarbon production and products may be sold, on behalf of such defaulting Partner, by the Partnership (or by the non-defaulting Partner(s) who make a Contribution Loan to such defaulting Partner pursuant to Section 3.4) and for such purpose the defaulting Partner grants an irrevocable power of attorney coupled with an interest to the Partnership and such non-defaulting Partner(s), or (ii) all or any part of the share of Hydrocarbon production and products to which such defaulting Partner would otherwise be entitled may be retained by the Partnership,

          (2) (i) all proceeds of the sales of the defaulting Partner's distributed share of Hydrocarbon production and products (net of all reasonable expenses of such sales), (ii) all proceeds of the sales of the share of Hydrocarbon production and products retained by the Partnership pursuant to clause (1)(ii) above (net of all reasonable expenses of such sales), and (iii) all other distributions or payments which would otherwise be made or paid by the Partnership to such defaulting Partner shall be applied to such unpaid capital contribution, interest and collection costs and expenses in such order and priority as the Management Committee (excluding the representative and alternate of such defaulting Partner) may elect, subject to the priorities set forth in Section 4.2, and

          (3) the balance thereof shall be applied or distributed in accordance with the other provisions of this Agreement, subject to the priorities set forth in Section 4.2.

     (c)     Expulsion.  If  a  Partner defaults in the timely payment of all or
             ---------
any part of its Initial Commitment or any mandatory additional capital contributions it is required to make hereunder (including any additional capital contribution required to be made by Cinco County in connection with any Carried Acquisition under Section 3.5) when due and such default continues for a period of sixty (60) days after the Management Committee (excluding the representative and alternate of such defaulting Partner) has given such defaulting Partner written notice stating that such Partner has defaulted in paying its Initial Commitment and/or any mandatory additional capital contribution and that such Partner is subject to being expelled from the Partnership if such Partner does not immediately pay its Initial Commitment and/or such mandatory additional capital contribution, then the Management Committee (excluding the representative and alternate of such defaulting Partner) may elect to expel such defaulting Partner from the Partnership at any time after the expiration of said 60-day period and prior to the time such defaulting Partner cures such default. In the event the Management Committee (as so constituted) elects to expel a Partner from the Partnership as permitted by the preceding sentence, then effective as of such election and without any further action being required of the Management Committee, such Partner shall automatically cease to be a Partner in the Partnership and shall permanently and irrevocably forfeit its entire Partnership Share and all of its right, title and interest in and to the Partnership and all Partnership Assets to the remaining Partners ("Forfeited Interests"). The remaining Partners shall receive and own Forfeited Interests in the ratio of their respective Partnership Shares; provided that, if one or more Partners elect to make Contribution Loans in connection with such default as permitted in Section 3.4 and one or more Partners do not elect to make such Contribution Loans, such Forfeited Interests shall be received and owned by the Partner or Partners making such Contribution Loans in the ratio that such loans are made by such Partner(s). Upon the effective transfer of such Forfeited Interests to the non-defaulting Partners in accordance with the foregoing, such Contribution Loans shall be deemed fully discharged and satisfied, except for purposes of Section 3.3(c)(4). Without limiting the foregoing, each Partner hereby grants the Management Committee (as so constituted) an irrevocable, special power of attorney, coupled with an interest, which shall survive the dissolution, bankruptcy or legal disability of such Partner, to take all actions necessary on its behalf, if any, to evidence the expulsion of such Partner from the Partnership and to transfer or otherwise deal with its Forfeited Interests as provided in this Section should such Partner thus become a defaulting Partner and be expelled from the Partnership, including, without limitation, the execution, delivery and filing of such certificates, affidavits and other instruments or documents as the Management Committee (as so constituted) may deem necessary or desirable to evidence that such Partner has ceased to be a Partner of the Partnership. If a defaulting Partner is expelled from the Partnership and its Forfeited Interests forfeited pursuant to the foregoing, such Partner shall be released from its obligation to pay any portion of its Initial Commitment and any mandatory additional capital contribution, together with any interest accruing thereon, which has not theretofore been paid to the Partnership, but shall not be released from any of its obligations set forth in this Section 3.3 or any reasonable costs and expenses, including attorneys' fees and expenses, incurred by the Partnership, the General Partner or the Management Committee (as so constituted) in exercising or enforcing any rights and remedies in connection with such default. Notwithstanding the expulsion of a defaulting Partner pursuant to this Section and the forfeiture by such defaulting Partner of its Forfeited Interests, such defaulting Partner (i) shall have, and shall continue to be liable to the Partnership and the other Partners for, all obligations, liabilities, costs, expenses, losses and damages provided in Sections 3.3(c)(1), 3.3(c)(2) and 3.3(c)(3) and (ii) shall have the rights under Section 3.3(c)(4).

          (1) All additional or increased costs or expenses and all actual losses or damages, excluding any damages for lost profits, incurred or suffered by the Partnership or any Partner as a result of such Partner's default in paying all or any portion of its Initial Commitment or Additional Contributions; provided, however, that following the forfeiture by such defaulting Partner of its Forfeited Interests, such defaulting Partner shall no longer have any liability to pay any portion of its Initial Commitment or Additional Contributions on which it defaulted.

          (2) If within two (2) years after the effective date of the expulsion of such Partner from the Partnership on account of non-payment of all or part of its Initial Commitment or any Additional Contributions, such former Partner or any Affiliate of such former Partner (or any partnership, joint venture, association or other investment group in which such former Partner or such Affiliate is a member) directly or indirectly acquires any Hydrocarbon Interest or any Pipeline Interest in all or any part of the Contract Area, such Hydrocarbon Interest or Pipeline Interest shall be deemed a Partnership opportunity and shall be offered to the Partnership by notice in writing within 30 days after such acquisition, for an amount equal to the actual acquisition cost therefor to such former Partner or its Affiliate. The Partnership shall have thirty (30) days after receipt of such notice in which to accept such offer. If such offer is accepted such Hydrocarbon Interest or Pipeline Interest shall be promptly conveyed to the Partnership free and clear of all liens, encumbrances, royalties and burdens created by, through or under such former Partner or any of its Affiliates (other than those existing prior to such acquisition or created in favor of non-Affiliates of such former Partner as a condition to such acquisition) and the Partnership shall pay the acquisition cost therefor. The notice of such acquisition shall include all relevant information regarding such investment (other than proprietary geophysical, geological, engineering, financial and other data of such former Partner or its Affiliates which was not generated at Partnership expense), but shall include, without limitation, (i) an itemized breakdown of the acquisition cost thereof,
(ii) copies of all agreements, leases, deeds, conveyances, rights-of-way, easements, assignments, judgments, decrees, or other instruments evidencing, creating, transferring or assigning the Hydrocarbon Interest or Pipeline
Interest, and (iii) copies of all agreements and obligations which must be assumed or performed in connection with acquiring said Hydrocarbon Interest or Pipeline Interest.

          (3) Upon its expulsion from the Partnership, such former Partner shall immediately deliver to the Partnership all information and data (including all copies thereof in whatsoever form or medium) generated or reproduced by such former Partner or any of its Affiliates in connection with such former Partner's investment in the Partnership or its activities on behalf of or as a Partner of the Partnership, other than proprietary geophysical, geological, engineering and other data of such former Partner or its Affiliates which was not generated at Partnership expense. During the period commencing with the effective date of such Partner's expulsion from the Partnership and extending for a period of three (3) years thereafter, such former Partner and its Affiliates shall keep all information and data referred to in this Section 3.3(c)(3) strictly confidential and shall not in any manner use, broker, trade on, profit by, disclose or disseminate any of such information or data; provided that, these restrictions shall not apply to information and data which (i) has entered into the public domain without breach of the provisions of this Section 3.3(c)(3), (ii) was received by such former Partner or any of its Affiliates from a third party not under an obligation of confidentiality to the Partnership or any other Partner with respect thereto prior to the time such former Partner or its Affiliate received, generated or reproduced such information or data in the manner referred to above in this
Section 3.3(c)(3), or (iii) is required to be disclosed by any Law or the rules and regulations of any governmental agency or any stock exchange applicable to such former Partner or such Affiliate; provided that, such former Partner and its Affiliates shall use their best efforts to give the Partnership at least ten
(10) days prior notice of any disclosure under this clause (iii). Such former Partner and each Affiliate of such former Partner shall take all reasonable steps to require its employees and consultants to be bound by the provisions of this Section 3.3(c)(3) in the same manner as it is bound hereunder.

          (4) A defaulting Partner who forfeits its Partnership Share pursuant to this Section 3.3(c), shall be entitled to be paid by the Partners who receive such forfeited Partnership Share, in the ratio in which they receive such forfeited Partnership Share, a cash amount equal to the positive number, if any, obtained by subtracting the amount determined under Section 3.3(c)(4)(ii) below from the amount determined under Section 3.3(c)(4)(i) below. If a negative number is obtained by subtracting the amount determined under Section 3.3(c)(4)(ii) below from the amount determined under Section 3.3(c)(4)(i) below, then no payment will be due under this Section 3.3(c)(4).

               (i) An amount equal to the FMV of the forfeited Partnership Share as of the effective date of the expulsion of the defaulting Partner less (x) the amount of all capital contributions on which such defaulting Partner has defaulted, together with interest accruing thereon (including, without duplication, the principal and interest on all Contribution Loans made on account of any default by such defaulting Partner), reduced by any payments actually made by such defaulting Partner on such capital contributions or Contribution Loans and any amounts applied to the payment thereof pursuant to Section 4.2, (y) the amount of all costs incurred by the Partnership and the other Partners in determining the amount payable to the defaulting Partner under this Section 3.3(c)(4), including reasonable appraisal fees and attorneys' fees, and (z) at the option of any remaining Partner who receives such forfeited Partnership Share, any of the amounts for which such defaulting Partner remains liable to the Partnership or the remaining Partners following its expulsion under this Section 3.3(c).

               (ii)     An  amount  equal  to 30% of the amount determined under
          Section  3.3(c)(4)(i)  above.

The FMV of the forfeited Partnership Share as of the effective date of the expulsion of the defaulting Partner shall be determined by the unanimous agreement of the defaulting Partner and the remaining Partners who receive such forfeited Partnership Share or by an Appraiser selected by a Majority-in-Interest of the remaining Partners who receive such forfeited Partnership Share (or pursuant to the procedure provided in Section 15.15 if the unanimous agreement of the defaulting Partner and such remaining Partners is not obtained or a Majority-in-Interest of such remaining Partners are unable to agree upon an Appraiser). The amount, if any, to which the defaulting Partner is entitled pursuant to this Section 3.3(c)(4) shall be severally (not jointly) due and payable to the defaulting Partner by the remaining Partners who receive such forfeited Partnership Share, in the ratio they receive such forfeited Partnership Share, within fifteen (15) days after the amount to which the defaulting Partner is entitled pursuant to this Section 3.3(c)(4) has been so agreed or determined. If an amount is paid to the defaulting Partner pursuant to this Section 3.3(c)(4) and any amounts are actually deducted pursuant to
Section 3.3(c)(4)(i)(z) in connection with determining such amount, then the defaulting Partner shall be released from liability for all amounts which are so deducted pursuant to Section 3.3(c)(4)(i)(z).

     (d)     Additional  Remedies Pursuant to the Operating Agreement Terms.  In
             --------------------------------------------------------------
addition to the remedies available hereunder, the Partnership and the non-defaulting Partners shall also have all other lien rights and security interests on, and any other remedies with respect to, any defaulting Partner and its Partnership Share with respect to any Operating Area which the Partnership or the non-defaulting Partners would have under the Operating Agreement Terms if
(i) each Partner, without regard to the Partnership, was a party to a joint operating agreement the terms of which were substantially identical to the Operating Agreement Terms, (ii) each Partner's Partnership Share with respect to any Operating Area, without regard to the Partnership, was treated for all purposes as an undivided interest in oil and gas rights in the Operating Area, and (iii) the General Partner (without regard to the Partnership) was the Operator of the Operating Area.

     Section 3.4.  Contribution Loans.  If any Partner defaults in making all or
                   ------------------
any portion of its capital contributions required by Section 3.2, the Management Committee (excluding the representative and alternate of the defaulting Partner) may require each non-defaulting Partner to make a loan ("Contribution Loan") to the Partnership or such defaulting Partner in an amount equal to such non-defaulting Partner's proportionate share of such unpaid capital contribution. A non-defaulting Partner's proportionate share shall be (i) the ratio of its Partnership Share to the Partnership Shares of all non-defaulting Partners or (ii) if such default is with respect to a specific Non-Consent Area in which the Partnership Shares are not in the standard ratios provided under
Section 3.1(a) as a result of a Non-Consent Operation or otherwise, the ratio of its Partnership Share with respect to such Non-Consent Area to the Partnership Shares of all non-defaulting Partners with respect to such Non-Consent Area. If any non-defaulting Partner with a Partnership Share with respect to the specific Non-Consent Area to which such capital contribution default relates defaults in its obligation to make such Contribution Loan, the other non-defaulting Partners with Partnership Shares with respect to such Non-Consent Area shall be obligated to make Contribution Loans to cover such default in the ratio of their Partnership Shares with respect to such Non-Consent Area. If all Partners with Partnership Shares with respect to such Non-Consent Area default in their obligation to make such Contribution Loans, the Management Committee (excluding the representatives and alternates of the defaulting Partners) may require each non-defaulting Partner (whether or not it has a Partnership Share in such Non-Consent Area) to make a Contribution Loan in an amount equal to its proportionate share (determined under clause (i) above) of such defaulted upon Contribution Loans. The Contribution Loans shall bear interest at the Default Rate. Subject to the priorities set forth in Section 4.2, each Partner making a Contribution Loan shall have and is hereby granted, proportionately with each other Partner making a Contribution Loan, the same rights, remedies and collateral with respect to the Contribution Loan as are granted to the Partnership under Section 3.3 with respect to the defaulted-upon capital contribution giving rise to such Contribution Loan, including (i) the right to sell its proportionate share of the defaulting Partner's distributed share of Hydrocarbon production and products on behalf of the defaulting Partner and (ii) the right to repayment out of a proportionate share of (1) the net sales proceeds of the defaulting Partner's distributed share of all production and products, after deducting all reasonable expenses of such sales, (2) the net sales proceeds of the defaulting Partner's share of Hydrocarbon production and products that are retained by the Partnership pursuant to Section 3.3(b)(1)(ii), after deducting all reasonable expenses of such sales, and (3) all other distributions or payments which would otherwise be made or paid to such defaulting Partner under this Agreement or by the Partnership.

     Section  3.5.  Optional  Initial Funding of Acquisitions.  Upon the written
                    -----------------------------------------
request of Cinco County, Metroplex shall make on behalf of Cinco County, and as a loan to Cinco County, all additional capital contributions that the Partnership Agreement requires Cinco County to make to the Partnership for acquisition costs relating to the acquisition of Hydrocarbon Interests located within the Contract Area (each such acquisition being referred to as a "Carried Acquisition") during the time period between the date on which Metroplex receives such written request and the expiration of the second (2nd) year of the Term; provided, however, that Metroplex shall not be required to make any additional capital contribution on Cinco County's behalf with respect to any Carried Acquisition at any time in which (a) Cinco County or any Affiliate of Cinco County is in breach or default of any duty or obligation to the Partnership, Metroplex or any Affiliate of Metroplex under this Agreement, any Service Contract, or otherwise, or (b) Cinco County fails to satisfy any of the Carried Acquisition Financing Conditions. In respect of each additional capital contribution so made by Metroplex on Cinco County's behalf with respect to a Carried Acquisition of a Hydrocarbon Interest, Cinco County shall be required to reimburse and pay Metroplex an amount equal to the amount so paid by Metroplex (together with any interest, costs and expenses which may become payable after default by Cinco County under this Section 3.5, the "Carried Acquisition Repayment Amount") prior to the earlier of (i) two hundred seventy (270) days after the date Metroplex made such additional capital contribution in respect of a Carried Acquisition of a Hydrocarbon Interest, (ii) within five (5) Business Days of the date Cinco County receives written notice from the General Partner providing that the first well on such Hydrocarbon Interest (or any land pooled or unitized therewith) has spud, or (iii) the date on which Cinco County fails to satisfy any of the Carried Acquisition Financing Conditions (the "Carried Acquisition Expiration Date" ). If Cinco County fails to pay any portion of the Carried Acquisition Repayment Amount when due, (x) the unpaid portion of the Carried Acquisition Repayment Amount shall bear interest from the date due at the Default Rate until paid, (y) Cinco County shall pay all reasonable costs and expenses, including attorneys' fees and expenses, incurred by Metroplex in enforcing payment by Cinco County of the Carried Acquisition Repayment Amount and such accrued interest, realizing on any security therefor and otherwise exercising any of Metroplex's rights or remedies with respect thereto, and (z) all such interest, costs and expenses shall be included in Carried Acquisition Repayment Amount and paid by

Cinco County. Subject to the priorities set forth in Section 4.2, if Cinco County fails to pay Metroplex any Carried Acquisition Repayment Amount when due hereunder, then until all Carried Acquisition Repayment Amounts have been paid in full by Cinco County:

          (1) at the option of Metroplex, (i) all or any part of Cinco County's distributed share of Hydrocarbon production and products may be sold, on behalf of Cinco County, by Metroplex and for such purpose Cinco County grants an irrevocable power of attorney coupled with an interest to Metroplex, or (ii) all or any part of the share of Hydrocarbon production and products to which Cinco County would otherwise be entitled may be distributed to Metroplex,

          (2) (i) all proceeds of the sales of Cinco County's distributed share of Hydrocarbon production and products (net of all reasonable expenses of such sales), (ii) all proceeds of the sales of the share of Hydrocarbon production and products distributed to Metroplex pursuant to clause (1)(ii) above (net of all reasonable expenses of such sales), and (iii) all other distributions or payments which would otherwise be made or paid by the Partnership to Cinco County shall be applied to Cinco County's obligations to reimburse and pay Metroplex for the Carried Acquisition Repayment Amounts under this Section in such order and priority as Metroplex may elect, and

          (3) the balance thereof shall be applied or distributed in accordance with the other provisions of this Agreement, subject to the priorities set forth in Section 4.2.

In addition to all other remedies available to Metroplex, Cinco County hereby grants Metroplex a lien and security interest in its interest in the Partnership and in and to all assets attributable to and proceeds of and from such interest (including its Production Share and all other Partnership distributions) to secure the payment by Cinco County of the Carried Acquisition Repayment Amount, all in accordance with and subject to the provisions of the Texas Uniform Commercial Code and other Laws; and Metroplex and the Partnership shall be entitled to all the rights and remedies of a lien holder and secured party in the event of a default by a debtor under the provisions of such Laws, including (but not limited to) the right and power to offer for sale and to sell the Partnership interest of Cinco County as may be provided in such Laws.

     Section 3.6.  Special Warranties, Assumptions, Indemnities, Limitations and
                   -------------------------------------------------------------
Disclaimers  regarding  Contributed  Assets.
-------------------------------------------

     (a)     Special  Warranty  of Title.  Each Contributing Partner, in respect
             ---------------------------
to the portion of the Contributed Assets that such Contributing Partner has contributed (or caused to be contributed by an Affiliate of such Contributing Partner) or agreed to contribute (or agreed to cause to be contributed by an Affiliate of such Contributing Partner) to the Partnership pursuant to Section 3.2(a), (i) does hereby bind itself, its successors and assigns, to WARRANT and FOREVER DEFEND all and singular such portion of the Contributed Assets unto the Partnership, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof or any interest or encumbrance therein by, through or under such Contributing Partner or its Affiliates, but not otherwise; subject, however, to the Permitted Encumbrances, and (ii) does hereby represent and warrant to the Partnership that such portion of the Contributed Assets is not subject to any sales, assignments, gas contract dedications, calls on production, liens, security interests or encumbrances created by, through or under such

Contributing Partner or its Affiliates, except for the Permitted Encumbrances. To the extent transferable and without any direct or indirect liability to or obligation of such Contributing Partner or any of its Affiliates, each Contributing Partner hereby transfers and conveys unto the Partnership all of its rights under and by virtue of all covenants and warranties, express or implied, pertaining to the portion of the Contributed Assets that such Contributing Partner has contributed or agreed to contribute (or caused or agreed to cause to be contributed) to the Partnership pursuant to Section 3.2(a) that have heretofore been made by any of such Contributing Partner's predecessors in title (other than any Affiliate of such Contributing Partner) (collectively, the "Prior Covenants and Warranties"). Subject to the foregoing, each Contributing Partner's contribution of a portion of the Contributed Assets to the Partnership is made with full substitution and subrogation of the Partnership in, to, under and by virtue of the Prior Covenants and Warranties and with full subrogation (to the extent transferable) to any rights accruing under the statutes of limitations, prescription and repose under the laws of Texas.

     (b)     Assumption  by Partnership.  From and after the Effective Date, the
             --------------------------
Partnership assumes and agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the Assumed Liabilities, known or unknown and regardless of whether such Assumed Liabilities arose prior to, on or after the Effective Date.

     (c)     Indemnification  regarding  Contributed  Assets.
             -----------------------------------------------

          (1)     Indemnification  by  Contributing Partner.  From and after the
                  -----------------------------------------
Effective Date, each Contributing Partner, in respect to the portion of the Contributed Assets that such Contributing Partner has contributed (or caused to be contributed by an Affiliate of such Contributing Partner) or agreed to contribute (or agreed to cause to be contributed by an Affiliate of such Contributing Partner) to the Partnership pursuant to Section 3.2(a), shall indemnify, hold harmless and defend the Partnership, the Partners, each of the respective directors, officers, employees, representatives and agents of the Partnership and/or the Partners, and each of the heirs, executors, successors and assigns of any of the foregoing from and against (a) the Pre-Effective Date Liabilities (excluding any Consequential Loss) with respect to such portion of the Contributed Assets and (b) the Retained Environmental Liabilities (excluding any Consequential Loss) with respect to such portion of the Contributed Assets.

          (2)     Indemnification  and  Release  by Partnership.  From and after
                  ---------------------------------------------
the Effective Date, the Partnership, in respect to the portion of the Contributed Assets that each Contributing Partner has contributed (or caused to be contributed by an Affiliate of such Contributing Partner) or agreed to contribute (or agreed to cause to be contributed by an Affiliate of such Contributing Partner) to the Partnership pursuant to Section 3.2(a), shall indemnify, hold harmless and defend such Contributing Partner, its Affiliates, each of the respective directors, officers, employees, representatives and agents of such Contributing Partner and/or its Affiliates, and each of the heirs, executors, successors and assigns of any of the foregoing from and against the Assumed Liabilities (excluding any Consequential Loss) with respect to such portion of the Contributed Assets, EVEN THOUGH ANY SUCH ASSUMED
                                                  ------------------------------
LIABILITY  MAY  BE  CAUSED  IN WHOLE OR IN PART BY A PRE-EXISTING DEFECT, OR THE
--------------------------------------------------------------------------------
NEGLIGENCE  (WHETHER  SOLE,  JOINT  OR  CONCURRENT),  GROSS  NEGLIGENCE, WILLFUL
--------------------------------------------------------------------------------
MISCONDUCT,  STRICT  LIABILITY  OR  OTHER  LEGAL  FAULT  OF ANY SUCH INDEMNIFIED
--------------------------------------------------------------------------------
PERSONS.  Except  for  the  Retained  Environmental Liabilities to the extent of
-------
each Contributing Partner's respective indemnity obligations under Section 3.6(c)(1), from and after the Effective Date, the Partnership and the Partners (for themselves and as a binding covenant by and upon all Persons claiming any interest in the Contributing Assets or the Partnership by, through or under any of them) releases, acquits and forever discharges all Contributing Partners and their Affiliates from any and all claims, demands and causes of action of whatsoever nature, including all claims, demands and causes of action for contribution and indemnity under statute or common law, which could be asserted now or in the future and that relate to or in any way arise out of Environmental Liabilities or environmental matters relating to or arising out of the ownership, operation, care, custody, control, construction, maintenance, occupancy, condition or use of any of the Contributed Assets on or before the Effective Date, and covenants not to sue or institute arbitration against any such released Persons with respect to any such matters. Nothing in this Section 3.6(c)(2) shall be deemed to relieve or release a Contributing Partner from its Partnership Share of any obligations or Liabilities of the Partnership (or its obligation to make capital contributions to the Partnership on account of its Partnership Share).

     (d)     Limitations  and  Disclaimers.
             -----------------------------

          (1) NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT AND UNDERSTANDING OF EACH PARTY HERETO THAT NO CONTRIBUTING PARTNER IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO ANY PORTION OF THE CONTRIBUTED ASSETS BEYOND THOSE REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN BY IT IN THIS AGREEMENT WITH RESPECT TO SUCH CONTRIBUTED ASSETS, AND IT IS UNDERSTOOD THAT, WITHOUT LIMITING SUCH EXPRESS REPRESENTATIONS AND WARRANTIES, THE PARTNERSHIP TAKES THE CONTRIBUTED ASSETS "AS IS" AND "WHERE IS" AND "WITH ALL FAULTS". WITHOUT LIMITING THE GENERALITY OF
THE IMMEDIATELY PRECEDING SENTENCE OR ANY REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN BY A CONTRIBUTING PARTNER IN THIS AGREEMENT, EACH CONTRIBUTING PARTNER HEREBY (I) EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (A) THE CONDITION, USEFULNESS OR ADEQUACY OF THE CONTRIBUTED ASSETS (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCES IN OR ON, OR DISPOSED OF OR DISCHARGED OR RELEASED FROM, THE CONTRIBUTED ASSETS), (B) ANY INFRINGEMENT BY A CONTRIBUTING PARTNER OR ANY OF ITS AFFILIATES OF ANY INTELLECTUAL PROPERTY, THIRD PARTY TECHNOLOGY OR PROPRIETARY RIGHT OF ANY THIRD PARTY OR (C) THE ACCURACY, SPECIFICATIONS, QUALITY, FITNESS, MERCHANTABILITY, REPRODUCIBILITY OR CORRECTNESS OF DATA, PRODUCTS OR RESULTS OF ANY INTELLECTUAL PROPERTY, TECHNOLOGY OR THIRD PARTY

TECHNOLOGY; AND (II) NEGATES ANY RIGHTS OF THE PARTNERSHIP UNDER STATUTES TO CLAIM DIMINUTION OF CONSIDERATION AND ANY CLAIMS BY THE PARTNERSHIP FOR DAMAGES BECAUSE OF LATENT VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE INTENTION OF THE PARTNERSHIP AND ALL PARTNERS THAT THE CONTRIBUTED ASSETS ARE TO BE ACCEPTED BY THE PARTNERSHIP IN THEIR CONDITION AND STATE OF REPAIR EXISTING AS OF THE EFFECTIVE DATE.

          (2)     Deceptive  Trade  Practices  Act  Waiver.
                  ----------------------------------------

                            WAIVER OF CONSUMER RIGHTS

     EACH PARTNER WAIVES ANY RIGHTS WITH RESPECT TO THE CONTRIBUTED ASSETS THAT IT MAY HAVE UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF SUCH PARTNER'S OWN SELECTION, EACH PARTNER VOLUNTARILY CONSENTS TO THIS WAIVER.

     (e)     Exceptions  for  E&P  Agreement  Activities  and  Operations.
             ------------------------------------------------------------
Notwithstanding the foregoing, nothing in this Section 3.6 shall release or discharge Harding Company, Cinco County or Cinco County's Affiliates (or require the Partnership or the Partners to indemnify, hold harmless or defend Cinco County, Cinco County's Affiliates, any of the respective directors, officers, employees, representatives and agents of Cinco County and/or its Affiliates, or any of the heirs, executors, successors and assigns of any of the foregoing) from and against any obligations or Liabilities of Harding Company, Cinco County or Cinco County's Affiliates under the E&P Agreement, the operating agreement applicable under the E&P Agreement or any Service Contract.

     Section  3.7.  Prior  Agreements.  The  Partners acknowledge and agree that
                    -----------------
(a) the E&P Agreement, (b) that certain Memorandum of Understanding Regarding Gas Evacuation from ExxonMobil and Harding Barnett Shale E&P Venture signed on June 24, 2005, by Harding Company and Exxon Mobil Corporation, and (c) that certain Heads of Agreement between Harding Company and Exxon Mobil Corporation dated as of May 9, 2006, by and among Harding Company, Exxon Mobil Corporation, PetroSearch Energy Corporation, PS Gas, LLC (individually and as general partner on behalf of PS Gas Partners, LP) and Eagle Oil & Gas Co. have each been superseded and replaced by this Agreement upon the Effective Date; provided, however, that such superseding and replacement shall not (i) release any obligations, liabilities, rights and remedies arising out of any audit under the E&P Agreement with respect to the period prior to the Effective Date or arising out of any breach of, or failure to comply with, the E&P Agreement occurring prior to the Effective Date (including the continuation thereof after the Effective Date), (ii) release any obligations, liabilities, rights and remedies arising out of any audit under the E&P Agreement with respect to the operations relating to the Delayed Initial Leases or arising out of any breach of, or failure to comply with, the E&P Agreement occurring with respect to the operations relating to the Delayed Initial Leases (including the continuation thereof after completion of such operations), or (iii) release, impair or affect the covenants and agreements contained in Articles 32 and 40 of the E&P Agreement, each of which shall survive the execution of this Agreement and continue in full force and effect.

     Section 3.8.  True-up of Pre-Formation Costs.  The Partners acknowledge and
                   ------------------------------
agree that certain pre-formation costs of the Partnership with respect to the Contributed Assets were incurred after May 1, 2006, and prior to the Effective Date in a disproportionate amount by the Partners or their Affiliates. In order that each Partner will bear these pre-formation costs with respect to the Contributed Assets in proportion to its Partnership Share, Metroplex will contribute $2,682,123.62 with respect to the period from May 1, 2006, through October 31, 2006 (plus an amount with respect to the period after October 31 to the Effective Date which will be calculated using the same methodology as that used for the period from May 1 through October 31) to the Partnership and the Partnership will immediately distribute these amounts to Cinco County who will be solely responsible for reimbursing its Affiliates, including Harding Company and Petrosearch Energy Corporation, for their disproportionate payment of these pre-formation costs. For convenience and to expedite the transfer of funds, Metroplex may pay these amounts directly to Harding Company (who will be solely responsible for reimbursing Petrosearch Energy Corporation), however, such payment shall for all purposes be deemed to have been contributed by Metroplex to the Partnership and distributed by the Partnership to Cinco County who is solely responsible for reimbursement of Harding Company and Petrosearch Energy Corporation. The costs on which these amounts are based shall be subject to audit and adjustment under the terms of the E&P Agreement. The payment by Metroplex under this Section shall be made by wire transfer of immediately available funds within five (5) Business Days after the execution of this Agreement.

                                   ARTICLE IV
                          PRODUCTION AND DISTRIBUTIONS
                          ----------------------------

     Section  4.1.  Partnership  Share  of  Production  and  Distributions.
                    ------------------------------------------------------

     (a) Except as otherwise provided in this Agreement, each Partner shall have the right and obligation to take, as an in kind distribution from the Partnership to such Partner, and to separately dispose of its applicable Partnership Share of total Hydrocarbon production of the Partnership from the Hydrocarbon Interests held by the Partnership in each Operating Area, together with its applicable Partnership Share of all products processed from such Hydrocarbon production prior to the Delivery Points (collectively, "Production Shares").

     (b) Each Partner shall take title to and assume the risk of loss for its Production Shares, as follows: (i) with respect to natural gas production, at the Delivery Points, (ii) with respect to any Hydrocarbons other than natural gas production and Hydrocarbon products covered by clause (iii) below, at the wellhead or the outlet flange of wellhead storage tanks or wellhead storage facilities; unless such non-gaseous Hydrocarbons are delivered from the wellhead or such tanks or storage facilities into any Partnership Pipeline, in which event each Partner will take title to and assume risk of loss for such non-gaseous Hydrocarbons at the Delivery Point for such Pipeline; and (iii) with respect to any Hydrocarbon products (including natural gas liquids) processed and extracted prior to the point of delivery of the Production Share of the underlying Hydrocarbons hereunder, at the outlet flange of the applicable processing plant, unless such Hydrocarbons products are delivered from such outlet flange into any Partnership Pipeline, in which event each Partner will take title to and assume the risk of loss for such Hydrocarbon products at the Delivery Point for such Pipeline. Each Partner shall be responsible for making all nominations to the pipelines and/or purchasers receiving or taking its Production Share of Hydrocarbon production or Hydrocarbon products at the Delivery Points and the other points at which such Partner takes title to its Production Share and for making all other arrangements with respect to the sale and delivery of its Production Share at the Delivery Points or such other points. Each Partner shall give the Operator advance notice of its nominations for the delivery of its Production Shares in accordance with such nomination and delivery procedures as the Operator may from time to time reasonably establish in connection with the operation of the Partnership wells, Partnership Pipelines and other Partnership equipment and facilities. Each Partner shall pay or cause to be paid all Taxes due on the sale or disposition by such Partner of all Hydrocarbon production or Hydrocarbon products distributed to such Partner.

     (c) Notwithstanding anything to the contrary in this Agreement or the Operating Agreement Terms, no Partner will have, claim or assert any right, title or interest in, or any lien, charge, security interest or other encumbrance on or with respect to its Production Shares of Hydrocarbon production or Hydrocarbon products prior to such Partner having taken delivery thereof under Section 4.1(b).

     (d) Should any Partner fail to take in kind and separately dispose of its Partnership Share of production or products under this Section 4.1 as aforesaid, the Operator may sell such Partner's production or products to the extent permitted under the Operating Agreement Terms, however, any such sale shall be only for reasonable periods of time as are consistent with the minimum needs of the industry and in no event to exceed twelve (12) months, and with such right of sale being revocable by such Partner at will subject to any prior contractual commitments. Subject to and without limiting the foregoing rights and obligations regarding each Partner's Production Share of Hydrocarbons and Hydrocarbon products, each Partner's right to receive any distributions of other proceeds or revenues attributable to any Operating Area from which such sales are made by the Operator shall be governed by and made in accordance with the Operating Agreement Terms with respect to such Operating Area as if (i) each Partner, without regard to the Partnership, was a party to a joint operating agreement the terms of which were substantially identical to the Operating Agreement Terms, (ii) each Partner's Partnership Share with respect to any Operating Area, without regard to the Partnership, was treated for all purposes as an undivided interest in oil and gas rights in the Operating Area, and (iii) the General Partner, without regard to the Partnership, was the Operator of the Operating Area. The Partners' shares of production, products and distributions under this Section 4.1 are also subject to Section 4.2 and Article XIII which shall control over this Section 4.1.

     (e) With respect to any Operating Area, the Partnership and the Partners shall take such actions as are reasonably necessary to implement and comply with the requirements of this Section 4.1 as if (i) each Partner, without regard to the Partnership, was a party to a joint operating agreement the terms of which were substantially identical to the Operating Agreement Terms, (ii) each Partner's Partnership Share with respect to any Operating Area, without regard to the Partnership, was treated for all purposes as an undivided interest in oil and gas rights in the

Operating Area, and (iii) the General Partner, without regard to the Partnership, was the Operator of the Operating Area.

     (f) From time to time, but not less often than annually, the Management Committee shall review the Partnership accounts to determine whether cash distributions to the Partners from sources not covered by the Operating Agreement Terms are appropriate. If the Management Committee determines that cash distributions from sources not covered by the Operating Agreement Terms are appropriate, such distributions shall be made pro rata to the Partners in the ratio of their Partnership Shares, subject to the provisions of Section 4.2 and
Article  XIII.

     Section  4.2.  Application  to  Defaults.  The  Production  Shares  of
                    -------------------------
Hydrocarbon production and products and the Partnership Share of distributions to which a defaulting Partner would otherwise be entitled under Section 4.1, shall instead be distributed or dealt with as follows: (a) all or any part of such Production Shares shall be distributed to the defaulting Partner subject to the right of the Partnership or the non-defaulting Partner(s) to sell such Production Shares of the defaulting Partner on behalf of the defaulting Partner as provided in Section 3.3 or 3.4 and have the net sale proceeds thereof applied as provided in Section 3.3 or 3.4, (b) all or any part of such Production Shares and other distributions shall be retained by the Partnership and applied as provided in Sections 3.3 and 3.4, (c) all or any part of such Production Shares and other distributions shall be distributed to the holders of Contribution Loans occasioned by such Partner's default and applied as provided in Section
3.3 or 3.4, (d) in the case of a failure by Cinco County to pay any Carried Acquisition Repayment Amount, at Metroplex's option, all or any part of Cinco County's Production Shares shall be distributed to Cinco County subject to the right of Metroplex to sell Cinco County's Production Shares on behalf of Cinco County as provided in Section 3.5, and/or (e) in the case of a failure by Cinco County to pay any Carried Acquisition Repayment Amount, at Metroplex's option, all or any part of Cinco County's Production Shares and/or and the Partnership Share of distributions to which Cinco County would otherwise be entitled shall be distributed to Metroplex pursuant to Section 3.5. If the amount to be retained or paid pursuant to the foregoing is insufficient to pay all amount owing by such defaulting Partner on such Contribution Loans or to Metroplex, the amount available shall be applied in the following order of priority (1) first, to Metroplex to pay any Carried Acquisition Repayment Amounts required to be distributed to Metroplex under Section 3.5, (2) second, pro rata to repay and retire the Contribution Loans with respect to such defaulting Partner which were first required by the Management Committee, (3) third, in a similar manner to repay and retire the remaining Contribution Loans in the order of the dates on which they were required by the Management Committee, and (4) fourth, to be retained by the Partnership and applied to the unpaid obligations of such defaulting Partner to the Partnership.

     Section  4.3.  Distributions  of  Partnership  Assets  In  Kind.  Except as
                    ------------------------------------------------
otherwise provided in this Article IV, any in kind distribution of Partnership Assets shall be made to the Partners as follows:

     (a) To the extent possible and except as otherwise provided in Section 4.3(b), each Partnership Asset shall be distributed to the Partners in proportion to their contributions to the cost of such Partnership Asset.

     (b) Notwithstanding Section 4.3(a), upon winding up of the Partnership, all or any part of the Initial Pipeline Assets and Improvements, at Metroplex's option, shall be distributed solely to Metroplex.

     Section  4.4.  DFW  Reversionary  Interest.
                    ---------------------------

     (a) If within three (3) years following the date of this Agreement a written plan for use of the DFW Pipeline has not been approved by a written agreement signed by a Majority in Interest of the Partners which written agreement expressly stipulates that such written plan for use satisfies this requirement, Metroplex may exercise the DFW Reversionary Interest at any time within a two (2) year period that commences upon the expiration of three (3) years following the date of this Agreement, by giving written notice to the other Partners of Metroplex's election to exercise the DFW Reversionary Interest. If Metroplex fails to exercise the DFW Reversionary Interest by giving the aforesaid notice within said 2-year period, then the DFW Reversionary Interest shall terminate and be of no further force and effect.

     (b) If Metroplex timely exercises the DFW Reversionary Interest in accordance with Section 4.4(a), then the DFW Pipeline will be deemed to be distributed to the Partners in proportion to their Partnership Shares and Metroplex shall be deemed to have acquired the undivided interests in the DFW Pipeline deemed distributed to the other Partners in consideration for the payment by Metroplex to each other Partner of that percentage of the FMV of the DFW Pipeline (as determined below) which is equal to the percentage interest in the DFW Pipeline deemed distributed to such other Partner. The FMV of the DFW Pipeline shall be determined as of the date (the "DFW Reversionary Date") on which Metroplex gives notice to the Partners of its exercise of the DFW Reversionary Interest. The FMV of the DFW Pipeline as of the DFW Reversionary Date shall be determined by the unanimous agreement of all Partners or by an Appraiser selected by at least two Partners having a Majority-in-Interest (or pursuant to the procedure provided in Section 15.15 if the unanimous agreement of all Partners is not obtained or at least two Partners having a Majority-in-Interest are unable to agree upon an Appraiser). The aforesaid payment by Metroplex of a percentage of the FMV of the DFW Pipeline to the other Partners shall be due and payable by Metroplex to the other Partners within fifteen (15) days after said FMV has been so agreed or determined.

     (c) If Metroplex timely exercises the DFW Reversionary Interest in accordance with Section 4.4(a):

          (1) the DFW Pipeline shall be deemed distributed to the Partners and acquired by Metroplex as of the DFW Reversionary Date;

          (2) the Partnership and the Partners shall promptly execute and deliver all assignments, conveyances and other transfer documents that Metroplex may reasonably request to transfer legal, record and all other title in and to the DFW Pipeline to Metroplex, free and clear of any obligations, liens and encumbrances created by, through or under the Partnership or the other Partners; and

          (3) in connection with such assignments, conveyances and other transfers of the DFW Pipeline from the Partnership to Metroplex,

               (i) the Partnership (and each of the other Partners if requested by Metroplex) shall bind itself, its successors and assigns, to WARRANT and FOREVER DEFEND all and singular the DFW Pipeline unto Metroplex, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof or any interest or encumbrance therein by, through or under the Partnership (or such other Partner, as the case may be), but not otherwise; and

               (ii) Metroplex, for the sole benefit of the Partnership and its Partners, shall assume and agree to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged)
          (x)all Liabilities which accrue after the DFW Reversionary Date in connection with the ownership or operation of the DFW Pipeline and (y) all Liabilities with respect to the DFW Pipeline which constituted "Assumed Liabilities" prior to such deemed distribution to the Partners and acquisition by Metroplex, but which ceased to be "Assumed Liabilities" upon such deemed distribution and acquisition as provided in the definition of Assumed Liabilities.

                                    ARTICLE V
                        CAPITAL ACCOUNTS AND TAX MATTERS
                        --------------------------------

     Section  5.1.  Tax  Matters  Partner.
                    ---------------------

     (a) The General Partner shall be the "tax matters partner" as defined in Code Section 6231(a) (the "TMP") and shall be responsible for compliance with all Tax reporting obligations of the Partnership. In the event of any change in the TMP, the Partner serving as TMP at the beginning of a given taxable year shall continue as TMP with respect to all matters concerning such year.

     (b) The TMP shall not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings, unless the Partners agree on a method for sharing such expenses.

     (c) The Partners shall furnish the TMP, within two weeks from the receipt of the request, the information the TMP may reasonably request to comply with the requirements on furnishing information to the Internal Revenue Service.

     (d) The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of the Partnership without first obtaining the written consent of all Partners. The TMP shall not bind any other Partner to a settlement agreement in Tax audits without obtaining the written concurrence of any such Partner.

     (e) Any other Partner who enters into a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined in Code Section 6231(a)(3), shall notify the other Partners of the terms within ninety (90) days from the date of such settlement.

     (f) If any Partner intends to file a notice of inconsistent treatment under Code Section 6222(b), such Partner shall, prior to the filing of such notice, notify the TMP of the (actual or potential) inconsistency of the Partner's intended treatment of a partnership item with the treatment of that item by the Partnership. Within one week of receipt the TMP shall remit copies of such notification to the other Partners. If an inconsistency notice is filed solely because a Partner has not received a Schedule K-1 in time for filing of its income Tax Return, the TMP need not be notified.

     (g) No Partner shall file pursuant to Code Section 6227 a request for an administrative adjustment of partnership items (the "RFAA") without first notifying all other Partners. If all other Partners agree with the requested adjustment, the TMP shall file the RFAA on behalf of the Partnership. If unanimous consent is not obtained within forty-five (45) days from such notice, or within the period required to timely file the RFAA, if shorter, any Partner, including the TMP, may file a RFAA on its own behalf.

     (h) Any Partner intending to file with respect to any partnership item, or any other Tax matter involving the Partnership, a petition under Code Sections 6226, 6228, or any other provision, shall notify the other Partners prior to such filing of the nature of the contemplated proceeding. In the case where the TMP is the Partner intending to file such petition, such notice shall be given within a reasonable time to allow the other Partners to participate in the choice of the forum for such petition. If the Partners do not agree on the appropriate forum, then the forum shall be chosen by majority vote. Each Partner shall have a vote in accordance with its standard Partnership Share under Section 3.1(a) at the beginning of the year under audit. If a majority vote is not reached by the Partners, the TMP shall choose the forum. If a Partner intends to seek review of any court decision rendered as a result of such proceeding, the Partner shall notify the other Partners prior to seeking such review.

     Section  5.2.  Income  Tax  Compliance  and  Capital  Accounts.
                    -----------------------------------------------

     (a)     Tax  Returns.  The  TMP is authorized to prepare and file, or cause
             ------------
to be prepared and filed, all Tax Returns required to be filed by the Partnership, and the TMP is further authorized to execute such Tax Returns on behalf of the Partnership and the Partners. Not less than forty-five (45) days prior to the due date (including extensions) of filing any federal, state or local income Tax Return, the TMP shall submit to each Partner for review a copy of such income Tax Return as proposed.

     (b)     Fair  Market  Value  Capital Accounts.  The TMP shall establish and
             -------------------------------------
maintain, or cause to be established and maintained, for each Partner a FMV capital account and a federal income Tax basis capital account. Upon request, the TMP shall submit to each Partner along with a copy of any proposed federal income Tax Return an accounting of such Partner's FMV capital account as of the end of the period for such Tax Return.

     (c)     Information  Requests.  In addition to any obligation under Section
             ---------------------
5.1(c), each Partner agrees to furnish to the TMP not later than sixty (60) days before the due date (including extensions) of any Tax Return such information relating to the operations conducted under this Agreement as may be required for the proper preparation of such Tax Returns. Similarly, each Partner agrees to furnish timely to the TMP, as requested, any information and data necessary for the preparation and/or filing of other required reports and notifications, and for the computation of the capital accounts. As provided in Code Section 6050K(c), a Partner transferring its Partnership Share must notify the TMP to allow compliance with Code Section 6050K(a).

     (d)     Best  Efforts  Without  Liability.  The  TMP and the other Partners
             ---------------------------------
shall use its/their best efforts to comply with responsibilities outlined in this Section 5.2, and with respect to the service as TMP as outlined Section 5.1, and in doing so shall incur no liability to any other Partner. The Partners agree to timely provide to the TMP such powers of attorney or similar authorizations that may be necessary to carry out the purposes of this ARTICLE V.

     Section  5.3.  Tax  and  FMV  Capital  Account  Elections.
                    ------------------------------------------

     (a)     General  Elections.  For both income Tax Return and capital account
             ------------------
purposes,  the  Partnership  shall  elect:

          (1) to deduct when incurred intangible drilling and development costs ("IDC");

          (2) to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation;

          (3)     the  accrual  method  of  accounting;

          (4)     to  report  income  on  a  calendar  year  basis;

          (5)     upon  request  by  any Partner, to make an election under Code
Section 754 and the Treasury Regulations promulgated thereunder to adjust the bases of the Partnership's properties under Code Sections 734 and 743;

          (6) to elect to deduct the organizational expenses of the Partnership as permitted by Code Section 709(b); and

          (7) to elect to deduct the start-up expenditures of the Partnership as permitted by Code Section 195(b).

Neither the Partnership nor any Partner may make an election for the Partnership to be excluded from the application of the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code or similar provisions of applicable state Law, and no provision of this Agreement shall be construed to sanction or approve such an election.

     (b)     Depletion.  Solely  for  FMV  capital  account  purposes, depletion
             ---------
shall be calculated by using simulated cost depletion within the meaning of Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2), unless the General Partner elects to use simulated percentage depletion. The simulated cost depletion allowance shall be determined under the principles of Code Section 612 and be based on the FMV capital account basis of each lease. Solely for purposes of this calculation, remaining reserves shall be determined consistently by the TMP.

     (c)     Consent  Requirements  For  Subsequent  Tax  Or FMV Capital Account
             -------------------------------------------------------------------
Elections.  Future  elections,  in  addition to or in amendment of those in this
---------
Agreement, must be approved by the affirmative vote of one (1) or more Partners owning a Majority in Interest.

     (d)     Capital  Contributions and FMV Capital Accounts.  The provisions of
             -----------------------------------------------
this Section 5.3 and any other provisions of this Agreement relating to the maintenance of the capital accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

     Section  5.4.  FMV  Capital  Accounts.
                    ----------------------

     (a) The FMV capital accounts shall be increased and decreased as follows:

          (1)     The  FMV  capital  account of a Partner shall be increased by:

               (i) the amount of money and the FMV (as of the date of contribution) of any property contributed by such Partner to the Partnership (net of liabilities assumed by the Partnership or to which the contributed property is subject);

               (ii) that Partner's share of Partnership items of income or gain, allocated in accordance with Section 5.5(a); and

               (iii) that Partner's share of any Code Section 705(a)(1)(B) item.

          (2)     The  FMV  capital  account of a Partner shall be decreased by:

               (i) the amount of money and the FMV of property distributed to a Partner (net of liabilities assumed by such Partner or to which the property is subject);

               (ii) that Partner's Section 5.5(a) allocated share of Partnership loss and deductions, or items thereof; and

               (iii) that Partner's share of any Code Section 705(a)(2)(B) item.

     (b) Except with respect to the initial capital contributions of the Partners set forth on Annex A,"FMV" when it applies to property contributed by a Partner to the Partnership shall be assumed, for purposes of Section 5.4(a), to equal the adjusted tax basis, as defined in Code Section 1011, unless the Partners agree otherwise.

     (c) As provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(e), upon distribution of Partnership Assets to a Partner the capital accounts will be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in distributed property (not previously reflected in the capital accounts) would be allocated among the Partners if there were a disposition of such property at its FMV as of the time of distribution.
Furthermore, under the rules of Treasury Regulations Section 1.704-1(b)(2)(iv)(f), the FMV capital accounts shall be revalued at certain times to reflect value changes of the Partnership Assets. Notwithstanding the foregoing, since the FMV capital accounts of the Partners would be increased and decreased by the same amount with respect to production taken in kind by the Partners, no adjustment to the FMV capital accounts of the Partners shall be required upon the distribution of production taken in kind.

     Section  5.5.  Partnership  Allocations.
                    ------------------------

     (a)     FMV  Capital Account Allocations.  Each item of income, gain, loss,
             --------------------------------
or  deduction  shall  be  allocated  to  each  Partner  as  follows:

          (1) Actual or deemed income from the sale, exchange, distribution or other disposition of production shall be allocated to the Partner entitled to such production or the proceeds from the sale of such production. The amount received from the sale of production and the amount of the FMV of production taken in kind by the Partners are deemed to be identical; accordingly, such items may be omitted from the adjustments made to the Partners' FMV capital accounts.

          (2) Exploration cost, IDC, operating and maintenance cost shall be allocated to each Partner in accordance with its respective contribution, or obligation to contribute, to such cost.

          (3) Depreciation shall be allocated to each Partner in accordance with its contribution, or obligation to contribute, to the cost of the underlying asset.

          (4) Simulated depletion shall be allocated to each Partner in accordance with its FMV capital account adjusted basis in each Partnership Hydrocarbon Interest.

          (5) Loss (or simulated loss) upon the sale, exchange, distribution, abandonment or other disposition of depreciable or depletable property shall be allocated to the Partners in the ratio of their respective FMV capital account adjusted bases in the depreciable or depletable property.

          (6) Gain (or simulated gain) upon the sale, exchange, distribution, or other disposition of depreciable or depletable property shall be allocated to the Partners in the ratio of their respective FMV capital account adjusted bases in the depreciable or depletable property so that the FMV capital account balances of the Partners will most closely reflect their respective percentage or fractional interests under the Agreement.

          (7) Costs or expenses of any other kind shall be allocated to each Partner in accordance with its respective contribution, or obligation to contribute, to such costs or expense.

          (8) Any other income item shall be allocated to the Partners in accordance with the manner in which such income is realized by each Partner.

     (b)     Tax  Return  and  Tax  Basis  Capital  Account  Allocations.
             -----------------------------------------------------------

          (1) Unless otherwise expressly provided in this Section 5.5(b), the allocations of the Partnership's items of income, gain, loss, or deduction for Tax Return and tax basis capital account purposes shall follow the principles of the allocations under Section 5.5(a). However, the Partnership's gain or loss on the taxable disposition of a Partnership Asset in excess of the gain or loss under Section 5.5(a), if any, is allocated to the contributing Partner to the extent of such Partner's pre-contribution gain or loss.

          (2) The Partners recognize that under Code Section 613A(c)(7)(D) the depletion allowance is to be computed separately by each Partner. For this purpose, each Partner's share of the adjusted tax basis in each oil and gas property shall be equal to its contribution to the adjusted tax basis of such property.

          (3) Under Code Section 613A(c)(7)(D) gain or loss on the disposition of an oil and gas property is to be computed separately by each Partner. According to Treasury Regulations Section 1.704-1(b)(4)(v), the amount realized shall be allocated as follows: (i) an amount that represents recovery of adjusted simulated depletion basis is allocated (without being credited to the capital accounts) to the Partners in the same proportion as the aggregate simulated depletion basis was allocated to such Partners under Section 5.4, and
(ii)  any  remaining  realization  is  allocated  in  accordance  with  Section
5.5(a)(6).

          (4) Depreciation shall be allocated to each Partner in accordance with its contribution to the adjusted tax basis of the depreciable asset.

          (5) In accordance with Treasury Regulations Section 1.1245-1(e), depreciation recapture shall be allocated, to the extent possible, among the Partners to reflect their prior sharing of the depreciation.

          (6)     In  accordance  with  the  principles  of Treasury Regulations
Section 1.1254-5, any recapture of IDC is determined and reported by each Partner separately. Similarly, any recapture of depletion shall be computed separately by each Partner, in accordance with its depletion allowance computed pursuant to Section 5.5(b)(2).

          (7) For Partnership Assets with FMV capital account values different from their adjusted tax bases, the Partners intend that the allocations described in this Section 5.5(b) constitute a "reasonable method" of allocating gain or loss under Treasury Regulations Section 1.704-3(a)(1).

          (8) Each Partner has the right to determine the market for its proportionate share of production. All items of income, deductions, and credits arising from such marketing of production shall be recognized by the Partnership and shall be allocated to the Partner whose production is so marketed.

                                   ARTICLE VI
                          MANAGEMENT OF THE PARTNERSHIP
                          -----------------------------

     Section  6.1.  Partnership  Assets.  All  Partnership  Assets  shall be the
                    -------------------
property of the Partnership. The title to all Partnership Assets shall be held in the name of the Partnership.

     Section  6.2.  Management  Committee;  General  Partner's  Duties.
                    --------------------------------------------------

     (a) Except as otherwise set forth herein and to the extent permitted under the Act, the General Partner hereby delegates its authority to manage and control the business and affairs of the Partnership to a management committee (the "Management Committee"), which shall be comprised of one representative and one alternate for each Partner. Except when the terms of this Agreement or Law require the consent of all of the Partners (or a specific majority of the Partners), the Management Committee shall be responsible for managing the business of the Partnership and shall set policy for the Partnership consistent with the terms of this Agreement and the Act, and shall provide guidance and direction to the General Partner in respect of the business and operations of the Partnership. Notwithstanding the foregoing, no member or members of the Management Committee acting in the capacity as a member or members of the Management Committee may conduct any business with third parties on behalf of the Partnership, make any representations on behalf of the Partnership to third parties, execute any agreements with third parties on behalf of the Partnership, or otherwise bind or obligate the Partnership to third parties, such rights being reserved solely to the General Partner and the officers of the Partnership.

     (b) Subject to the general guidance and direction of, or policies established by, the Management Committee, the General Partner shall be responsible for the day-to-day management and operation of the Partnership Assets and shall conduct such day-to-day operations in the same manner as if the General Partner were the Operator under the Operating Agreement Terms, but subject to the provisions of this Agreement.

     (c) Notwithstanding any other provision of this Agreement, (i) the General Partner shall manage, operate and maintain the Partnership Assets in accordance with the health, safety and environmental policies, standards and procedures used or employed by the General Partner with respect to similar properties and assets owned or operated by the General Partner or its Affiliates, as the General Partner shall interpret and apply the same; and (ii) the General Partner shall be entitled to respond to and manage, without the consent, approval, intervention or interruption of any Partner or the Management Committee, any circumstance or condition that the General Partner deems or considers, in its good faith judgment, to be hazardous or potentially hazardous to health, safety or the environment, or as creating any undue risk or threat to property, personal injury or human life.

     (d) No assignee of any Partner shall participate in the management, liquidation or winding up of the Partnership unless such assignee is admitted to the Partnership as a substitute or additional Partner pursuant to Section 12.2.

     Section  6.3.  Management  Committee  Representatives  and  Alternates.
                    -------------------------------------------------------

     (a) Each Partner shall designate one representative and one alternate representative who shall be authorized and empowered to act for and bind such Partner on the Management Committee. Such designation shall be made by notice by the Partner designating such representative and alternate representative to each other Partner, stating the names and addresses of the respective representative and alternate so designated. Any Partner may change its representative or alternate representative at any time by giving like notice to each of the other Partners.

     (b) The representative of a Partner (and in the absence or unavailability of the representative, the alternative representative of the Partner) on the Management Committee shall have full power and authority to represent and bind their respective Partner in all matters presented to the Management Committee, and all acts done by a representative (or in the absence or unavailability of the representative, by the alternate representative) shall be deemed to be acts of the Partner appointing such representative or alternate; provided that, the alternate designated by the Partner shall only act in the event the representative designated by such Partner is not present or available.

     (c) Proxies, consents, votes, notices and other actions taken in writing by a representative of a Partner (and in the absence or unavailability of the representative, the alternative representative of the Partner) on the Management Committee shall fully bind such Partner in all matters presented to the Management Committee, and in the event of any conflict between the written actions of a representative and an alternate of a Partner, the most recent written action taken before such matter is acted upon by the Management Committee shall control.

     Section  6.4.  Chairman  and  Deputy  Chairman.
                    -------------------------------

     (a) The representative of Metroplex on the Management Committee shall act as chairman (the "Chairman") of the Management Committee, however, the Chairman shall not have any greater vote on the Management Committee than the other representatives or alternates. All communications to and from the Management Committee shall be directed to the Chairman or shall come from or through the Chairman, as the case may be, or to, from or through such staff of the Management Committee as the Chairman may from time to time designate.

     (b) The representative of Cinco County on the Management Committee shall act as deputy chairman (the "Deputy Chairman") of the Management Committee, however, the Deputy Chairman shall not have any greater vote on the Management Committee than the other representatives.

     Section  6.5.  Quorum.  Without limiting the voting requirements of Section
                    ------
6.11, representatives of Partners holding a Majority in Interest of the Partnership Shares shall constitute a quorum for the transaction of business at any meeting of the Management Committee. Representatives of Partners may participate in a meeting of the Management Committee in person, by proxy or by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. If no quorum is present at the time and place of any meeting, such meeting shall be adjourned to reconvene at the same place on a date selected by the Chairman which is not more than fourteen (14) days after the original date of such meeting (written notice of which shall be given by the Chairman to each Partner).

     Section 6.6.  Voting.  All actions of the Management Committee with respect
                   ------
to the matters referred to in Section 6.11 shall require and be determined by a unanimous vote of the Partnership Shares and with respect to any other matters shall require and be determined by a vote of a Majority in Interest of the Partnership Shares, with the representative (or alternate as appropriate) of each Partner being entitled to vote such Partner's Partnership Share, except in instances where such Partner is excluded from participating in such determination or the Management Committee by other provisions of this Agreement. Except as provided in Section 6.10(c), the General Partner, before entering into any commitment for the account of the Partnership for Major Operations or incurring any expenditure for the account of the Partnership for Major Operations, shall submit to the Management Committee an AFE therefor. Any Partner not represented at a meeting of the Management Committee (but otherwise entitled to vote thereat) may vote on any item included in the agenda of the meeting by proxy or by letter, facsimile, telex or telegram addressed to the Chairman; provided that, such vote is received by the Chairman prior to the submission of such item to a vote. Any proxy of a Partner (or other written vote, consent or action of a Partner under this Article VI) shall be in writing, shall be signed by such Partner's Management Committee representative (or alternate as appropriate or, if such representative and alternate are unavailable, by any other duly authorized representative, agent or officer of such Partner), and shall bear the date of signature. No proxy may be voted after thirty (30) days from its date, unless such proxy expressly provides for a longer period. Any matter under this Agreement requiring a decision of the Management Committee may be taken or approved by the unanimous written consent of the Partners with or without a meeting or any notice of a meeting.

     Section 6.7.  Meetings of Management Committee.  Meetings of the Management
                   --------------------------------
Committee shall be held monthly (or at more frequent intervals as the Management Committee may decide are necessary to discuss and approve matters brought before it for approval) until the end of 2008, and thereafter at such intervals as determined by the Management Committee. At least once each calendar quarter, shareholders or members of the Partners will have the option to attend the Management Committee meeting and enter into the discussion of the topics presented for approval. Notwithstanding such participation by the Partners' members or shareholders, all decisions of the Management Committee shall be determined by the vote of the members of the Management Committee. In addition, the Chairman shall call a meeting upon the request of any Partner. In case the meeting is requested by a Partner, the request for such meeting shall specifically set forth the matters to be considered at such meeting. The Chairman shall give each Partner written notice of the date and time of each meeting at least seven (7) days before the date of such meeting. Such notice shall be accompanied by an agenda prepared by the Chairman (provided that the agenda may be sent to each such member not later than three (3) days prior to such meeting) and by such supplemental information as the Chairman deems necessary or as may be requested by the Management Committee. The agenda for a meeting shall include all matters requested by any Partner by notice to the Chairman at least four (4) days prior to such meeting. Except by the unanimous vote of members entitled to vote thereon (including members not present, but who are entitled to vote thereon), matters not included in the agenda for a meeting of the Management Committee shall not be considered at any such meeting. The Chairman shall prepare a set of minutes covering business conducted at each Management Committee meeting and shall furnish a copy thereof to each Partner. Any Partner which does not give the Chairman notice of corrections it believes necessary to such minutes, within twenty-one (21) days after receipt of a copy of the Chairman's proposed set of minutes (or of any other proposed set of minutes following any modification made by the Chairman in response to the objection of a Partner or otherwise), shall be deemed to have approved the Chairman's proposed set of minutes. All meetings of the Management Committee shall alternate between a location in the Dallas area (as from time to time selected by the Management Committee) and a location in the Houston area (as from time to time selected by the Management Committee), unless otherwise agreed. It is agreed that meetings may also be held by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Each representative may have such advisors as he deems necessary at any meeting of the Management Committee. Each Partner shall bear the expense required for its representative, alternate and advisors to attend meetings of the Management Committee; provided that, any reasonable, direct out-of-pocket expenses incurred by the Chairman in carrying out his duties as Chairman and the direct out-of-pocket expenses of meetings shall be borne by the Partnership.

     Section  6.8.  Votes  Without  a  Meeting.  Any matter under this Agreement
                    --------------------------
requiring a decision of the Management Committee may be submitted to the Management Committee for consideration and vote without holding a meeting, provided that such matter is submitted in writing to all Partners. Decisions of the Management Committee required under Article XI shall be made pursuant to this Section 6.8 if necessary to comply with the applicable response times under such provisions. Within ten (10) days after receipt of such notice, each Partner shall give to each other Partner notice in writing of its vote; provided, however, that in the event the matter presented for consideration (i) is an emergency and is so stated in the original notice, said period shall be reduced to 48 hours (exclusive of Saturdays, Sundays and legal holidays recognized by the government of the State of Texas or the government of the United States of America) or (ii) is a matter requiring a response pursuant to
Article XI, said period shall be reduced to the extent necessary to comply with the applicable response time provided in such provisions. Failure of the Partners to receive any Partner's reply within the applicable time above provided shall be deemed to be a negative vote of such Partner's Partnership Share. Any decision made pursuant to this Section 6.8 without holding a meeting of the Management Committee shall be binding on all Partners to the same extent as votes cast at a meeting of Management Committee. The Chairman shall keep a written record of such vote and furnish a copy thereof to the Partners as soon as possible, but not later than five (5) Business Days after the period within which votes must be received has expired.

     Section  6.9.  Project  Manager,  Staff  and  Officers.
                    ---------------------------------------

     (a)     Project  Manager  and  Staff.  Metroplex  will  name and appoint an
             ----------------------------
individual employee of Metroplex or one of its Affiliates (the "Project Manager") who will be responsible for the day-to-day activities of the General Partner with respect to the management of the Partnership and the operation of Partnership Assets, including the planning and coordination of all Partnership activities and the direct responsibility for the Partnership's relationships with its Service Contractors and other Persons providing services or work for the Partnership or with respect to Partnership Assets, subject to the general guidance and direction of the Management Committee over the General Partner. The General Partner shall appoint the Project Manager as the President or as a Vice President of the Partnership pursuant to Section 6.9(b). In addition to the Project Manager, Metroplex shall furnish such other personnel ("Staff") as may be required to support the Partnership, including pipeline, land, geological, geophysical and field operations personnel, as well as such other Staff as the Project Manager deems necessary to efficiently carry out the Partnership's day-to-day operations and activities. The Project Manager and Staff will work onsite in the Contract Area with Harding Energy's personnel, as required, for a period of three (3) years from the date of this Agreement. The services of the Project Manager, any other officers of the Partnership appointed pursuant to Section 6.9(b), and the Staff will be furnished to the Partnership by the General Partner under the terms and provisions of the Accounting Procedure, which shall entitle the General Partner (or its Affiliates as applicable) to recover the costs for such personnel.

     (b)     Officers.
             --------

          (1)     Appointment  and  Tenure.
                  ------------------------

               (i) The General Partner may, from time to time, appoint officers of the Partnership to carry out the day-to-day business of the Partnership, subject to the direction of the General Partner and the general guidance and direction of the Management Committee over the General Partner.

               (ii) The officers of the Partnership shall be comprised of one or more individuals appointed from time to time by the General Partner. No officer need be a resident of the State of Texas. Each officer shall hold his or her offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the General Partner. Any number of offices may be held by the same individual.

               (iii) The officers of the Partnership may consist of a president and a secretary. The General Partner may also appoint one or more vice presidents and assistant secretaries. The General Partner may appoint such other officers and assistant officers and agents or attorneys-in-fact of the Partnership as the General Partner shall from time to time deem necessary.

          (2)     Removal.  Any  officer,  agent  or  attorney-in-fact  of  the
                  -------
Partnership may be removed as such at any time by the General Partner, either with or without cause, in the discretion of the General Partner.

          (3)     President.  The president shall be the chief executive officer
                  ---------
of the Partnership, shall have general and active management of the day-to-day business and affairs of the Partnership as authorized from time to time by the General Partner, subject to the general guidance and direction of the Management Committee over the General Partner, and shall be authorized and directed to implement all orders, resolutions and business plans adopted by the General Partner or the Management Committee.

          (4)     Vice  Presidents.  The  vice presidents, if any are appointed,
                  ----------------
in the order of their seniority, unless otherwise determined by the General Partner, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the General Partner may from time to time prescribe, subject to the general guidance and direction of the Management Committee over the General Partner.

          (5)     Secretary;  Assistant  Secretaries.  The  secretary, if one is
                  ----------------------------------
appointed, shall perform such duties and have such powers as the General Partner may from time to time prescribe, subject to the general guidance and direction of the Management Committee over the General Partner. The assistant secretaries, if any are appointed, in the order of their seniority, unless otherwise determined by the General Partner, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. The performance of any act or the execution of any instrument by an Assistant Secretary in any instance in which such performance or execution would customarily have been accomplished by the Secretary shall constitute conclusive evidence of the absence or disability of the Secretary. They shall perform such other duties and have such other powers as the General Partner may from time to time prescribe, subject to the general guidance and direction of the Management Committee over the General Partner.

     Section  6.10.  Programs  and  Budgets;  Acquisitions;  Operations.
                     --------------------------------------------------

     (a)     Annual  Program  and  Budget.
             ----------------------------

          (1) The Project Manager shall in each calendar year submit to the Management Committee not later than October 1st a proposed program and budget ("Program and Budget") for the next calendar year showing (i) the projects and other work to be undertaken, (ii) details of the number of employees and contract office staff personnel required, and (iii) such other information as the Management Committee may have required the Project Manager to provide. The Initial Budget shall constitute a Program and Budget to the extent that it covers periods that would otherwise be covered by a Program and Budget.

          (2) Each proposed Program and Budget shall be subject to consideration, revision and approval by the Management Committee. The Management Committee shall consider such Program and Budget and approve the same with such revisions thereto as may be agreed as soon as practicable but in any event not later than December 1st. The Management Committee's approval of a Program and Budget shall, subject to Sections 6.10(c) and 6.10(d), authorize and oblige the General Partner to proceed with such Program and Budget.

     (b)     Acquisitions  of  Hydrocarbon  Interests.  Within  5  Business Days
             ----------------------------------------
after the date of this Agreement, the Partnership shall enter into a Service Contract with Harding Energy requiring Harding Energy, during a three-year term from and after the date hereof, to seek to acquire Hydrocarbon Interests for the Partnership within the Contract Area, less and except the Dallas/Fort Worth International Airport and buffer zone around the Dallas/Fort Worth International Airport as more particularly described in the Dallas/Fort Worth International Airport request for bids dated May 8, 2006. All Hydrocarbon Interest acquisitions by the Partnership (including those proposed by Harding Energy under the Service Contract described in the preceding sentence) must be approved for acquisition by the Management Committee in accordance with the Initial Budget or the currently approved Program and Budget. No Partner will pursue the acquisition of or acquire, and each Partner will cause its Affiliates not to pursue the acquisition of or acquire, any Hydrocarbon Interests in the Contract Area until they have first made a proposal to (i) the Management Committee for the acquisition of such Hydrocarbon Interest by the Partnership or (ii) the Project Manager to the extent that authority to approve such acquisition has been delegated to the Project Manager as hereinafter provided. The Management Committee may delegate authority to the Project Manager to approve acquisitions of Hydrocarbon Interests in the Contract Area that meet such requirements as the Management Committee may set forth in such delegation of authority; provided, however, that any such delegation of authority must be in writing and may be revoked by the Management Committee at any time. Each such proposal to the Management Committee shall include all relevant information regarding the proposed acquisition which such Partner or any of its Affiliates have in its possession or under its control, including, to the extent available to the Partner making the proposal, (i) any geophysical, geological, engineering, financial and other data (to the extent the disclosure thereof to the Partnership is not prohibited by bona fide third party confidentiality restrictions existing prior to the date of this Agreement), (ii) an itemized breakdown of the estimated acquisition cost thereof, (iii) copies of all proposed leases, assignments or other instruments evidencing or creating the Hydrocarbon Interest, and (iv) copies of all proposed farmout agreements and other agreements to be assumed or performed in connection with acquiring or earning said Hydrocarbon Interest. Each such proposal to the Project Manager shall include such information as is required in the written delegation of authority from the Management Committee to the Project Manager authorizing the Project Manager to approve such acquisition. The Management Committee, with the concurrence of the Project Manager, or the Project Manager, as the case may be, shall have thirty (30) days after receipt of such acquisition proposal within which to elect to pursue the acquisition of such Hydrocarbon Interest. In the event the Partnership fails to elect to pursue the acquisition of such Hydrocarbon Interest within said 30-day period, the Partner or Partner's Affiliate making the proposal to the Partnership may acquire such Hydrocarbon Interest for its own account outside the Partnership, in which event such Partner and its Affiliates shall not have any right to evacuate or transport any natural gas produced from such Hydrocarbon Interest on any Partnership Pipelines. If the Partner or Affiliate making such proposal does not acquire such Hydrocarbon Interest within the one year period (the "Option Period") after such proposal is made to the Management Committee (or the Project Manager, as the case may be), then a new proposal must be made to the Management Committee (or the Project Manager, as the case may be) if such Partner or Affiliate still wishes to pursue the acquisition of such Hydrocarbon Interest. If more than one Partner or Partner's Affiliate has made an acquisition proposal to the Management Committee within the last one year period, the Partner or its Affiliate first making an acquisition proposal to the Management Committee with respect to such Hydrocarbon Interest within such one year period may acquire such Hydrocarbon Interest for its own account.

     (c)     Proposal  and  Approval  of  Well Operations.  Except for blowouts,
             --------------------------------------------
craters and other emergencies ("Emergencies"), the General Partner, before entering into any commitment for the account of the Partnership for Major Operations for drilling, completion, recompletion, deepening, sidetracking, reworking or other operation with respect to an oil and/or gas well or a proposed oil and/or gas well or incurring any expenditure for the account of the Partnership for Major Operations for any such operations with respect to an oil and/or gas well, shall submit to the Partners an AFE therefor in accordance with the provisions of the Operating Agreement Terms as if (i) each Partner, without regard to the Partnership, was a party to a joint operating agreement the terms of which were substantially identical to the Operating Agreement Terms, (ii) each Partner's Partnership Share with respect to any Operating Area, without regard to the Partnership, was treated for all purposes as an undivided interest in oil and gas rights in the Operating Area covered thereby, and (iii) the General Partner, without regard to the Partnership, was the Operator of the Operating Area covered thereby. After the period covered by the Initial Budget, any Partner may propose to the other Partners that the Partnership conduct any drilling, completion, recompletion, deepening, sidetracking, reworking or other operation with respect to an oil and/or gas well or a proposed oil and/or gas well (but not any other operation) under the Operating Agreement Terms in the manner provided in the Operating Agreement Terms as if (i) each Partner, without regard to the Partnership, was a party to a joint operating agreement the terms of which were substantially identical to the Operating Agreement Terms, (ii) each Partner's Partnership Share with respect to any Operating Area, without regard to the Partnership, was treated for all purposes as an undivided interest in oil and gas rights in the Operating Area, and (iii) the General Partner, without regard to the Partnership, was the Operator of the Operating Area, unless such operation conflicts with an operation provided for in the currently approved Program and Budget then in effect. To the extent that a Majority in Interest of the Partners approves such AFE or such proposed operation with respect to a Hydrocarbon Interest or an Operating Area under the Operating Agreement Terms as aforesaid (or any Partner approves such proposed operation as a Non-Consent Operation, but only if the conduct of such operation with less than majority or unanimous approval is permitted under the terms of the Operating Agreement Terms), the General Partner shall be authorized and obliged, in accordance with the Operating Agreement Terms for such Operating Area, to proceed with such operation or action on behalf of the Partnership. Decisions with respect to the Partnership's participation or non-participation in a completion attempt or any other operation on any well shall be made by the Partners under the terms of the Operating Agreement Terms as if (i) each Partner, without regard to the Partnership, was a party to a joint operating agreement the terms of which were substantially identical to the Operating Agreement Terms, (ii) each Partner's Partnership Share with respect to any Operating Area, without regard to the Partnership, was treated for all purposes as an undivided interest in oil and gas rights in the Operating Area, and (iii) the General Partner, without regard to the Partnership, was the Operator of the Operating Area. Notwithstanding the foregoing, (X) no matters which require the unanimous consent of the Management Committee under Section 6.11 may be proposed or approved under this Section 6.10(c) and (Y) the Partners shall approve all work with respect to an operation which is required by Law to be performed or carried out by the Partnership or the General Partner acting on behalf of the Partnership and no further approval thereof shall be required under this Section 6.10.

     (d)     Amendment  of  Program and Budget.  At any time the Project Manager
             ---------------------------------
or a member of the Management Committee may, by notice to the Management Committee, propose that an approved Program and Budget (including the Initial Budget) be amended. To the extent that an amendment is approved by the Management Committee, the approved Program and Budget (including the Initial Budget) shall be deemed amended accordingly, provided always that any such amendment shall not invalidate any authorized commitment or expenditure made by an Operator, the Project Manager or any Service Contractor prior thereto.

     (e)     DFW Pipeline Improvements.  After the Effective Date and until such
             -------------------------
time as a written plan for use of the DFW Pipeline has been approved by a written agreement signed by a Majority in Interest of the Partners as contemplated in the definition of DFW Reversionary Interest, no improvements, additions or changes shall be made to the DFW Pipeline, except such maintenance, repairs, improvements, additions, changes and other actions, including acquisitions, renewals and extensions of rights or way, licenses, permits or other authorizations, as are reasonably necessary to cause the DFW Pipeline to comply with all Laws, to remain in substantially the same state of repair and condition, to constitute substantially the same properties and assets, and to have substantially the same legal attributes as on the Effective Date.

     Section  6.11.  Matters  Requiring  Unanimous Consent.  Notwithstanding any
                     -------------------------------------
other provision herein and except in instances where such Partner or its representative or alternate is excluded from participating in such determination or the Management Committee by other provisions of this Agreement, the express consent of each Partner acting through its representative or alternate on the Management Committee shall be required in connection with the following matters:

     (a) any increase in the amount of the Initial Commitment as set forth in Section 3.2(b);

     (b) any of the following matters to the extent not included in the Initial Budget: (i) construction of any pipeline costing in excess of $75,000,000, (ii) any proposed action (other than construction of pipelines) that would cost in excess of $50,000,000, and (iii) any individual well program costing in excess of $25,000,000; provided, however, that the foregoing shall not apply to any operation which a Partner reasonably determines is necessary in order to (1) preserve, maintain or continue a Hydrocarbon Interest owned by the Partnership in force and effect, earn or preserve farmout, option or similar contractual rights then owned by the Partnership, or prevent the reversion (or required reassignment) of all or part of a Hydrocarbon Interest owned by the Partnership to a third party, (2) maintain a unitized area or any portion thereof in which the Partnership owns a Hydrocarbon Interest in force and effect, or (3) comply with an order issued by a regulatory body having jurisdiction with respect to a Hydrocarbon Interest, failing which rights of the Partnership with respect to such Hydrocarbon Interest would terminate (an operation will be deemed necessary for the purposes of clauses (1), (2) and (3) above if it is proposed by a Partner within the last twelve (12) months on the primary term of a Hydrocarbon Interest or within twelve (12) months of the date such operation is required to be commenced in order to earn, preserve or maintain or to prevent the reversion, reassignment or termination of such Hydrocarbon Interest, a unitized area or part thereof, or rights of the Partnership relating to a Hydrocarbon Interest);

     (c) the assignment of the Partnership Assets in trust for creditors or on the assignee's promise to pay the debts of the Partnership;

     (d) any act which will make it impossible to carry on the ordinary business of the Partnership;

     (e)     the  amendment  of  this  Agreement;

     (f) the contribution of any property (other than cash) as a Capital Contribution to the Partnership; and

     (g) any other act for which unanimity is expressly required by the other provisions of this Agreement.

                                   ARTICLE VII
                             OPERATIONS AND SERVICES
                             -----------------------

     Section  7.1.  Operating  Areas.  Except  as  otherwise  provided  in  this
                    ----------------
Agreement, the Partnership shall operate the Partnership Assets in each Operating Area as if (i) the Operating Area and the Hydrocarbon Interests and Pipeline Interests assigned thereto hereunder were within a "Contract Area" covered by the Operating Agreement Terms, (ii) the General Partner was the Operator of the Operating Area, and (iii) the Partnership was the owner of the Hydrocarbon Interests and Pipeline Interests assigned thereto.

     Section  7.2.  Duties  of  General  Partner  as  Operator.
                    ------------------------------------------

     (a) Subject to the authority and responsibility granted to the Management Committee under Section 6.2 and this Article VII, the General Partner shall carry out on behalf of the Partnership all exploration, development, operational, production, maintenance, protection, abandonment, transportation and processing operations and activities prior to the Delivery Points with respect to the Partnership Assets. In this capacity, the General Partner shall conduct or perform such operations and activities in accordance with instructions received from the Management Committee under the Operating Agreement Terms, as the same shall be applicable to the relevant Operating Area. Subject to the foregoing limitations on the General Partner's authority, the General Partner's duties and responsibilities shall include, without limitation, the following duties and responsibilities:

          (1) Subject to policies, guidelines and directives of the Management Committee, the General Partner shall (i) conduct, supervise and oversee all exploration, development and production operations, including the supervision and overseeing of the Service Contractor's conduct of services under a Service Agreement, (ii) provide for the treatment, processing, transportation, storage or other handling of all production from or attributable to the Partnership Assets prior to the Delivery Points, including entering into processing, storage or transportation agreements on behalf of the Partnership,
(iii) maintain, operate and repair the facilities and equipment associated with Partnership Assets, and (iv) have the right (but not the obligation) to market any such production or products processed therefrom on behalf of any Partner who fails to take in kind and dispose of its Partnership Share of production and products pursuant to Section 4.1 (subject to the limitations of Section 4.1), including entering into production or product sales contracts.

          (2) To the extent not required of a Partner or its Affiliate under the terms of a Service Contract, the General Partner shall pay on behalf of the Partnership all rentals, payments and distributions to joint interest owners, royalties, overriding royalties, production payments and similar payments on production, severance, excise, sales, property and similar taxes (excluding income and franchise taxes), operating expenses, drilling, completion, equipping, reworking and other exploration and development costs and expenses, and all other costs, expenses and charges incurred in connection with the exploration, development, operation, production, maintenance, protection or abandonment of the Partnership Assets or the marketing (to the extent provided in Section 4.1), transportation, storage, processing or other handling of the production or products from or attributable thereto.

          (3) To the extent not required of a Partner or its Affiliate under the terms of a Service Contract, the General Partner shall (i) prepare and file all reports required by Law with respect to its Operating Area and (ii) obtain all governmental permits, licenses and approvals necessary in connection with the exploration, development, operation or abandonment of any of the Partnership Assets.

          (4) To the extent not required of a Partner or its Affiliate under the terms of a Service Contract, the General Partner shall represent the Partnership in all hearings and proceedings before administrative bodies concerning matters with respect to the Partnership or the Partnership Assets, including, without limitation, unitization, safety and environmental matters.

          (5) The General Partner shall keep or cause to be kept full, complete and accurate records of accounts of all transactions conducted by it with respect to the Partnership and the Partnership Assets, including without limitation full records and accounts of all advances from, and settlements to, the Partnership.

          (6) The General Partner shall prepare such periodical and special reports as may be reasonably requested by the Management Committee in respect of the activities of the Partnership or the Partnership Assets and the General Partner's operations and activities with respect thereto.

          (7) The General Partner shall prepare and send invoices and joint interest billings to the Partners as contemplated in Section 8.1.

     (b) Without limiting the generality of Section 7.2 (a) above, the General Partner shall perform the following duties with respect to the operation of the Partnership Pipelines:

          (1) Supervise the receipt, transportation and redelivery of gas and other Hydrocarbons, including, receiving and confirming nominations;

          (2) Employ or engage on behalf of the Partnership all personnel and contractors the General Partner deems appropriate to perform its duties in operating the Partnership Pipelines, except such personnel or contractors that may be employed by contractors and subcontractors engaged to perform work in connection with the Partnership Pipelines, and pay wages, salaries and other compensation of all such personnel and contractors;

          (3) Make all reports and returns required to be made in respect of the Partnership Pipelines to any state or federal governmental body having jurisdiction over the Partnership Pipelines or the activities of the Partnership with respect thereto;

          (4) Apply for, acquire and maintain all requisite permits or certificates, if any are or become necessary in respect of the operation of the Partnership Pipelines;

          (5) Keep an accurate and itemized record and account of all operation of the Partnership Pipelines, including a record and account of all expenditures made or incurred; and

          (6) Timely pay and discharge all liabilities, costs and expenses incurred in the acquisition, construction, use, operation and maintenance of the Partnership Pipelines, and account for and bill each Partner for its respective Partnership Share of such costs and expenses as part of the joint interest billings for any Operating Area(s) to which such costs and expenses are allocable or attributable under the terms of this Agreement as supplemented by the Operating Agreement Terms (including the Accounting Procedure).

     Section  7.3.  Standard  of  Responsibility.
                    ----------------------------

     (a) The General Partner shall be obliged to perform the duties, responsibilities and obligations of the operator of the Partnership Assets under the terms and provisions hereof and the Operating Agreement Terms, but shall only be required to perform the same to the extent that funds therefor have been furnished by the Partnership to the General Partner as provided in this Agreement.

     (b) Except as set out in Section 7.3(d), neither General Partner nor any other Indemnitee shall bear (except as a Partner to the extent of its Partnership Share) any Liability resulting from performing (or failing to perform) the duties and functions of General Partner or as Operator under the terms hereof or the Operating Agreement Terms, and the Indemnitees are hereby released from liability to the Partnership for any and all Liabilities arising out of, incident to or resulting from such performance or failure to perform, EVEN THOUGH CAUSED IN WHOLE OR IN PART BY A PRE-EXISTING DEFECT, OR THE
--------------------------------------------------------------------------------
NEGLIGENCE  (WHETHER  SOLE,  JOINT  OR  CONCURRENT),  GROSS  NEGLIGENCE, WILLFUL
--------------------------------------------------------------------------------
MISCONDUCT,  STRICT  LIABILITY  OR  OTHER LEGAL FAULT OF GENERAL PARTNER (OR ANY
--------------------------------------------------------------------------------
SUCH  INDEMNITEE).
-----------------

     (c) Except as set out in Section 7.3(d), the Partnership shall defend and indemnify the General Partner, the successors and permitted assigns of the General Partner, the General Partner's Affiliates, the Project Manager, any officers of the Partnership, and each of their respective directors, officers, agents, representatives, and employees (collectively, the "Indemnitees"), from any and all Liabilities incident to claims, demands or causes of action brought by or on behalf of any Person, which claims, demands or causes of action arises out of, are incident to or result from performing any operation under this Agreement or the Operating Agreement Terms, EVEN THOUGH CAUSED IN WHOLE OR IN
                                               ---------------------------------
PART  BY  A  PRE-EXISTING  DEFECT,  OR  THE  NEGLIGENCE  (WHETHER SOLE, JOINT OR
--------------------------------------------------------------------------------
CONCURRENT),  GROSS  NEGLIGENCE,  WILLFUL  MISCONDUCT, STRICT LIABILITY OR OTHER
--------------------------------------------------------------------------------
LEGAL  FAULT  OF  GENERAL  PARTNER  (OR  SUCH  INDEMNITEE).
----------------------------------------------------------

     (d) Notwithstanding Section 7.3(b) or Section 7.3(c), if any Senior Supervisory Personnel of General Partner, General Partner's Affiliates or the Project Manager engage in gross negligence or willful misconduct which proximately causes the Partnership to incur Liability for claims, demands or causes of action referred to in Section 7.3(b) or Section 7.3(c), then, in addition to its Partnership Share, General Partner shall bear all such Liabilities. Notwithstanding the forgoing, under no circumstances shall General Partner (except as a Partner to the extent of its Partnership Share) or any other Indemnitee bear any Consequential Loss or Environmental Loss.

     (e) Nothing in this Section 7.3 shall be deemed to relieve General Partner from its Partnership Share of any Liability arising out of, incident to or resulting from performing any operation under this Agreement or the Operating Agreement Terms.

     Section  7.4.  Insurance.  The  Partnership  shall  obtain  and  maintain
                    ---------
insurance in such amounts and with such coverages and terms as the Management Committee may from time to time direct. Other insurance may be separately obtained by any Partner for its sole benefit and at its sole cost.

     Section  7.5.  Conflicts  with  Operating  Agreement  Terms.  The Operating
                    --------------------------------------------
Agreement Terms shall supplement the terms and conditions of this Article VII. To the extent that any conflict or inconsistency arises or is interpreted to exist between the terms and provisions of this Agreement and the Operating Agreement Terms, the terms and provisions of this Agreement shall prevail and govern the resolution thereof as between the Partners.

     Section  7.6.  Service  Contracts.
                    ------------------

     (a) Within 5 Business Days after the date of this Agreement, the Partnership and Harding Energy have agreed to enter into the Service Contract attached hereto as Exhibit F for certain services relating to lease acquisition and certain permitting as more specifically provided therein. The General Partner or the Partnership may, without penalty or other cause, terminate any Service Contract with Harding Energy or Harding Energy's successors or assigns under any Service Contract if any Harding Key Personnel ceases to be employed by Harding Energy or the Service Contractor under such Service Contract or any Harding Key Personnel fails to have significant and material management and administrative involvement in and oversight of the operation and management of the services and work under such Service Contract.

     (b) From time to time with the approval of the Management Committee, the Partnership may enter into additional Service Contracts, or renew or extend the aforesaid Service Contracts.

     Section  7.7.  Maintenance  of  Private  Line  Status.  The  Partnership
                    --------------------------------------
Pipelines will, to the extent possible, be owned, maintained and operated by the Partnership in a manner that will preserve their private line status. The
Partnership shall not offer to purchase, or carry, third party gas through the Partnership Pipelines. The Partners commit, on their own behalf and on behalf of their Affiliates, that they will not seek in any way to cause the Partnership Pipelines, or any portion of the same, to become subject to common purchaser or common carriage obligations, or public utility obligations or otherwise be obligated to carry natural gas other than that of the Partnership.

     Section  7.8.  Local  Government Approvals.  If and to the extent requested
                    ---------------------------
by the General Partner, each Partner will reasonably assist (and cause its Affiliates to reasonably assist) the Partnership in obtaining local government approvals for Partnership operations; provided, however, a Partner and its Affiliates will only be required to provide such assistance to the extent they can reasonably and lawfully do so and no Partner or Affiliate will be obligated to incur any out of pocket expenses or to spend more than a nominal amount of time in connection with providing such assistance.

                                  ARTICLE VIII
                       PARTNERSHIP FUNDS AND EXPENDITURES
                       ----------------------------------

     Section  8.1.  Operating  Area  Expenditures.
                    -----------------------------

     (a) All costs, expenses, liabilities, claims and damages attributable to operations, activities or other matters covered by the Operating Agreement Terms with respect to an Operating Area (including any Non-Consent Area) shall be paid directly by the Partners in accordance with their respective Partnership Shares pursuant to the Operating Agreement Terms as if (i) each Partner, without regard to the Partnership, was a party to a joint operating agreement the terms of which were substantially identical to the Operating Agreement Terms, (ii) each Partner's Partnership Share with respect to any Operating Area, without regard to the Partnership, was treated for all purposes as an undivided interest in oil and gas rights in the Operating Area, and (iii) the General Partner, without regard to the Partnership, was the Operator of the Operating Area. The General Partner will prepare and send invoices and joint interest billings to the Partners for their respective Partnership Shares of all costs, expenses and payments incurred or made or anticipated to be incurred or made under the Operating Agreement Terms applicable to each relevant Operating Area in the manner provided in the Operating Agreement Terms (including the Accounting Procedure) as if the Partners were parties to a joint operating agreement the terms and conditions of which were substantially identical to the Operating Agreement Terms and directly held their Partnership Shares in the Hydrocarbon Interests and other Partnership Assets operated or administered pursuant to such joint operating agreement.

     (b) In this regard, the Operator will pay all royalties, overriding royalties, production payments, and production and severance taxes due on Partnership production with respect to any month and in the invoices or joint interest billings sent to the Partners under the Accounting Procedure for such month (i) Operator will bill each Partner for such Partner's share of such payments on a basis that leaves such Partner in the same financial position it would be in if it were directly paying such payments on the production it takes with respect to such month, but without limiting each Partner's responsibility under Article VII.B. of the Operating Agreement Terms and (ii) if the amount of Partnership production with respect to such month exceeds the aggregate amount of production taken by the Partners with respect to such month, Operator will bill each Partner for such Partner's Partnership Share of the amount by which all royalties, overriding royalties, production payments, and production and severance taxes paid on Partnership production with respect to such month exceeds the amounts billed to the Partners under clause (i) of this sentence with respect to such month; provided, however, if a Partner's Partnership Share is not the same with respect to all Partnership production with respect to such month the reimbursements required under this clause (ii) shall be made and allocated in a manner consistent with Section 3.1(b) and (c). Each Partner will promptly, by the 15th calendar day following the month of production, provide the Operator with all information regarding the production such Partner takes as is necessary for the Operator to determine, calculate and timely pay all obligations of the Partnership with respect to the production such Partner takes.

     (c) The terms and provisions of the Accounting Procedure shall entitle the Operator to recover all its costs of operations and activities under the Operating Agreement Terms, including the costs for the Operator's personnel as more specifically provided therein.

     (d) Any amount paid by a Partner to the General Partner pursuant to any such invoice or joint interest billing shall be deemed to be (i) a capital contribution from such Partner to the Partnership and (ii) a payment by the Partnership to the General Partner of all or part (as the case may be) of such invoice or joint interest billing. Without requiring the actual transfer of funds, the General Partner, at its option, may credit the General Partner with payment of all or part of the amount owed by the General Partner on any such invoice or joint interest billing and the amount so credited shall be deemed to be (i) a capital contribution from the General Partner to the Partnership and (ii) a payment by the Partnership to the General Partner of all or part (as the case may be) of such invoice or joint interest billing. A Partner's payment of such invoices and joint interest billings of the General Partner shall be applied toward such Partner's Initial Commitment to the extent such invoices and joint interest billings are for expenditures provided for in the Initial Budget.

     Section  8.2.  Bank  Accounts;  Investment  of  Funds.  Neither the General
                    --------------------------------------
Partner nor the Partnership shall be required to maintain any separate bank account, depository account, investment account or other financial account for the deposit of Partnership funds. The deposit of Partnership funds in any one or more bank, depository, investment or other financial accounts maintained by the General Partner or any Affiliate of the General Partner, and the commingling of Partnership funds in such accounts with the funds of the General Partner, any Affiliate of the General Partner or any other Person, is expressly authorized and permitted; provided that the General Partner shall at all times maintain complete books and records which properly identify and account for all Partnership funds which are held in such accounts. The General Partner, at the General Partner's sole option, may from time to time maintain one or more separate bank, depository, investment or other financial accounts (the
"Management Accounts") for the exclusive deposit of Partnership funds. All withdrawals from any Management Account shall be made by the Project Manager, the President or any Vice President of the Partnership, the General Partner or such person or persons as may be duly authorized by the General Partner to sign checks and make withdrawals on behalf of the Partnership. Partnership funds in any Management Account shall not be commingled with those of any other Person or employed in any manner except for the exclusive benefit of the Partnership. All Partnership reserves and other funds not needed for payment of expenses or costs shall be invested by the Management Committee as it may determine from time to time.

     Section  8.3.  Cash  Management.  To  the  extent  not paid directly by the
                    ---------------
Partners as provided in Section 8.1, the Management Committee may request funds from the Partners (i) to pay bonuses and other acquisition costs of Partnership assets, including costs and expenses incurred in acquiring, negotiating and attempting to acquire Partnership assets, (ii) to pay any Partnership costs and expenses not covered by the Operating Agreement Terms, and (iii) to pay or provide a reserve for the payment of costs and expenses of the Partnership not covered by the Operating Agreement Terms which are due or anticipated to come due within 30 days (or such other period as the Management Committee may designate). To the extent funds of the Partnership at any time are not sufficient to pay or provide a reserve for the payment of the amounts anticipated to be needed for the purposes provided in clauses (i), (ii) or (iii) above within the next 30 days (or such other period as the Management Committee may designate) or any Partner fails to pay its Partnership Share of any amounts owing under the Operating Agreement Terms with respect to any Operating Area or otherwise owing by it pursuant to the foregoing provisions of this Section 8.3, the amount of such deficiency (a "Working Capital Requirement") may be obtained by the Management Committee by (a) requiring the Partners to make cash capital contributions to the Partnership equal to all or part of such Working Capital Requirement, with each Partner being required to contribute its Partnership Share of the capital contributions so required with respect to such Working Capital Requirement, (b) causing the

Partnership to borrow all or part of such Working Capital Requirement and to secure such borrowing by any property or assets of the Partnership, subject to the limitations on borrowing contained in this Agreement, or (c) requiring each Partner to make a loan (a "Working Capital Loan") to the Partnership of its Partnership Share of all or part of such Working Capital Requirement on such terms and conditions as the Management Committee shall determine; provided that, no Partner will be required to make a Working Capital Loan in an amount or on terms and conditions which differ from the corresponding Working Capital Loan required of another Partner (except for differences attributable to such Partner having a different Partnership Share with respect to the amount owing). The Management Committee shall require Working Capital Loans or additional capital contributions to be due and payable to the Partnership at least seven days prior to the date such funds are needed to pay a Working Capital Requirement.

                                   ARTICLE IX
                                BOOKS AND RECORDS
                                -----------------

     Section  9.1.  Book  and Records.  Proper and complete records and books of
                    -----------------
account shall be kept by the Partnership in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of like character. Such books and records shall include the books and records required to be maintained by the Partnership under
Section 153.551 of the Act. The Partnership books and records shall be prepared on such basis as shall be from time to time determined by the Management Committee. Partnership books and records relating to Partnership operations with respect to each Operating Area shall be maintained at the principal office of the General Partner and at such field offices as the General Partner deems desirable. Other Partnership books and records (including such duplicates of the General Partner's records as the Management Committee may desire) shall be at all times maintained at the principal office of the Partnership or at such other place as the Management Committee may determine from time to time.

     Section  9.2.  Audits,  Adjustments  and  Inspections.  Audits  of  and
                    --------------------------------------
adjustments to the "Joint Account" under the Accounting Procedure or any invoices, bills or statements rendered by the Operator pursuant to the Accounting Procedure shall be permitted only to the extent provided in the Accounting Procedure and shall be subject to the limitations and presumptions which are applicable to audits and adjustments to accounts, statements and/or bills under the Accounting Procedure. Audits and inspections of, and adjustments to, accounts of the Partnership and any invoices, bills or statements rendered by the General Partner to the Partners with respect to the accounts of the Partnership (other than the "Joint Account" under the Accounting Procedure or any invoices, bills or statements rendered by the Operator pursuant to the Accounting Procedure) shall be subject to the following limitations, presumptions and other provisions:

     (a) Payment of any invoices or bills by a Partner to the Partnership or to the General Partner pursuant to this Agreement shall not prejudice the right of any Partner to protest or question the correctness thereof; provided, however, all invoices, bills and statements rendered by the Partnership or the General Partner to a Partner during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless (i) within the said twenty-four (24) month period the Partner takes written exception thereto and makes claim on the Partnership or the General Partner (as appropriate) for adjustment or (ii) the exceptions and adjustments relate to royalty and/or tax adjustments required by regulations of Governmental Authority or applicable law or third party contract provisions. No adjustment favorable to the General Partner shall be made unless it is made within the same prescribed period.

     (b) A Partner, upon notice in writing to the General Partner and all other Partners, shall have the right to audit the Partnership's accounts and records for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in paragraph (a) above. Where more than one Partner elects to conduct an audit pursuant to this paragraph, the Partners shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the General Partner and the Partnership. All audit costs incurred under this paragraph shall be borne by (and specially allocated to) the Partner or Partners who elect to conduct such audit pursuant to this paragraph, unless all of the Partners agree to share in the cost of such audit. The audits shall not be conducted more than once each year without prior approval of the General Partner, except upon the withdrawal of the General Partner as general partner of the Partnership. The General Partner shall reply in writing to an audit report issued in connection with an audit under this paragraph within 180 days after receipt of such report.

     (c) Without limiting the independent audit rights of the Partners under paragraph (b) above, the Management Committee may elect to cause the Partnership accounts and records for any calendar year to be audited on behalf of the Partnership and at the expense of the Partnership by an independent certified public accountant or accounting firm selected by the Management Committee. In such event, a copy of the audit report rendered by such independent accountant or accounting firm shall be furnished by the General Partner to the other Partners promptly after the same has been received by the General Partner.

     (d) Subject to the foregoing limitations and any other limitations set forth in this Agreement, each Partner and/or such Partner's duly authorized representative, at such Partner's expense, shall also have the right, power and authority to inspect (but not audit) and copy, at any and all reasonable times, the books, records and accounts of the Partnership (other than the "Joint Account" under the Accounting Procedure or any invoices, bills or statements rendered by the Operator pursuant to the Accounting Procedure).

     Section 9.3.  Fiscal Year.  The fiscal year of the Partnership shall end on
                   -----------
December  31  in  each  year.

     Section  9.4.  Reports. Within 90 days after the close of the Partnership's
                    -------
fiscal year, the Management Committee shall send to each Partner an annual report. The annual report shall contain financial statements which will include a balance sheet and statements of income, partners' equity and changes in financial position prepared on an accrual basis in accordance with generally accepted accounting principles (reconciled to the Partnership's tax basis of accounting if necessary), accompanied by an opinion by the independent accountants selected by the Management Committee on the financial information contained therein. The Partnership shall furnish the Partners such additional reports and statements regarding the business and affairs of the Partnership as the Management Committee may from time to time determine.

                                    ARTICLE X
                          COMPETITION; INDEMNIFICATION
                          ----------------------------

     Section 10.1.  Other Business of Partners.  The Partners recognize that the
                    --------------------------
Partners and/or their Affiliates are currently, and will continue to be, engaged in the oil, gas and Hydrocarbon exploration, development and production business in various parts of the United States of America and may now or in the future be engaged in such business in some of the same areas or fields in which the Partnership acquires Hydrocarbon Interests pursuant to this Agreement. Subject to compliance with the express terms of this Agreement, including, without limitation, Section 6.10(b) and Section 14.1 and Article XI, any Partner and any Affiliate of any Partner may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, including, but not limited to, the ownership, acquisition, operation, development, financing, leasing, processing, refining, transportation, marketing, management and syndication of Hydrocarbon Interests or Hydrocarbons or pipelines, for its own account or for the account of others within the Contract Area and Operating Areas. Subject to compliance with the express terms of this Agreement, neither the Partnership nor any Partners shall have any rights or obligations in or to such independent ventures or the income, profits or losses derived therefrom.

     Section  10.2. Third Party Actions. The Partnership shall defend, indemnify
                    -------------------
and hold harmless each Partner and its Indemnified Personnel from and against any and all Liabilities (INCLUDING THOSE ATTRIBUTABLE TO THE SIMPLE NEGLIGENCE
                          ------------------------------------------------------
(WHETHER  SOLE,  JOINT OR CONCURRENT) OR STRICT LIABILITY OF SUCH PARTNER OR ITS
--------------------------------------------------------------------------------
INDEMNIFIED PERSONNEL) to the extent the same (i) are attributable to any claim,
----------------------
charge, action, suit or proceeding threatened, made or instituted against such Partner or its Indemnified Personnel by any Governmental Authority or other Person (other than the Partnership, such Partner or any Affiliate of such Partner), (ii) arise out of or are attributable to such Partner's status as a Partner in the Partnership or any business or activities of the Partnership,
(iii) are not attributable to actions by such Partner or its Indemnified Personnel which are outside the scope of authority conferred on such Partner or its Indemnified Personnel hereunder, and (iv) are not attributable to such Partner's or its Indemnified Personnel's gross negligence or willful misconduct. The indemnification provisions of this Article X are in addition to and not in lieu of other indemnification provisions contained in this Agreement.

     Section  10.3.  Indemnification  and  Defense  Procedures.  All  claims for
                     -----------------------------------------
indemnification under Sections 3.6(c), 7.3(c) and/or 10.2 shall be asserted and resolved as follows:

     (a) If a third-party claim for which a Person is entitled to indemnity (an "Indemnified Person") under Sections 3.6(c), 7.3(c) and/or 10.2 (an "Indemnified Claim") is made against an Indemnified Person, and if a Partner intends to seek indemnity with respect thereto by or from the Partnership pursuant to Sections 3.6(c)(2), 7.3(c) and/or 10.2 or the applicable Contributing Partner pursuant to Section 3.6(c)(1) (the Partnership or the applicable Contributing Partner responsible for such indemnity obligation being referred to as the "Indemnifying Person"), then the Partner electing to seek indemnity on behalf of such Indemnified Person shall promptly transmit to the Indemnifying Person a written notice ("Claim Notice") (i) notifying the Indemnifying Person of such Indemnified Claim and request indemnity on behalf of such Indemnified Person with respect to such Indemnified Claim under Sections 3.6(c), 7.3(c) and/or

10.2, as the case may be, (ii) setting forth the full name, address for all notices and the authorized representatives of such Indemnified Person with respect to such Indemnified Claim, and (iii) describing in reasonable detail the nature of the Indemnified Claim, including a copy of all papers served with respect to such Indemnified Claim (if any) and the basis of such request for indemnification under Sections 3.6(c), 7.3(c) and/or 10.2, as the case may be. Failure to provide such Claim Notice promptly shall not affect the right of the Indemnified Person to indemnification hereunder except to the extent the Indemnifying Person is prejudiced thereby; provided that, the Indemnifying Person shall not be obligated to defend, indemnify or otherwise hold harmless an Indemnified Person with respect to a third party claim until a Claim Notice meeting the foregoing requirements is furnished to the Indemnifying Person by the Partner seeking indemnity hereunder. Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Person shall notify the Partner who sent the Claim Notice (A) whether the Indemnifying Person disputes its potential liability to indemnify the Indemnified Person under Sections 3.6(c), 7.3(c) and/or 10.2, as the case may be, with respect to such third party claim and (B) whether the Indemnifying Person desires to defend the Indemnified Person against such third-party claim; provided that, if the Indemnifying Person fails to so notify the Indemnified Person during the Election Period, the Indemnifying Person shall be deemed to have elected to dispute such liability and not to defend against such third-party claim.

     (b) If the Indemnifying Person notifies the Partner who sent the Claim Notice within the Election Period that the Indemnifying Person (i) does not dispute its liability to indemnify the Indemnified Person under Sections 3.6(c), 7.3(c) and/or 10.2, as the case may be (or reserves the right to dispute whether such claim is an Indemnified Claim under Sections 3.6(c), 7.3(c) and/or 10.2) and (ii) elects to assume the defense of such Indemnified Person with respect to such third-party claim, then the Indemnifying Person shall have the right to defend, at its sole cost and expense, such third-party claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Person to a final conclusion or settled at the discretion of the Indemnifying Person in accordance with this Section 10.3. If the Indemnifying Person elects pursuant to the foregoing to assume the defense of an Indemnified Person with respect to a third-party claim which is subsequently determined not to be an Indemnified Claim, the Indemnifying Person shall not be entitled to recover from the Indemnified Person the costs and expenses incurred by the Indemnifying Person in providing such defense. The Indemnifying Person shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided that the Indemnifying Person shall not enter into any settlement agreement (or settle or compromise any such third-party claim in a manner) which provides for or results in any payment by or liability of the Indemnified Person of or for any damages or other amount, any lien, charge or encumbrance on any property of the Indemnified Person, any finding of responsibility or liability on the part of the Indemnified Person or any sanction or restriction upon the conduct of any business by the Indemnified Person without the Indemnified Person's express prior written consent, which consent shall not be unreasonably withheld. The Indemnified Person is hereby authorized, at the sole cost and expense of the Indemnifying Person (but only if the Indemnified Person is actually entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings which the Indemnified Person shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and not reasonably expected to be prejudicial to the Indemnifying Person. If requested by the Indemnifying Person, the Indemnified Person agrees, at the sole cost and expense of the Indemnifying Person, to cooperate with the Indemnifying Person and its counsel in contesting any such third-party claim which the Indemnifying Person elects to contest, including the making of any related counterclaim or cross-complaint against any Person (other than the Indemnified Person, any Indemnified Personnel and any Indemnitee). The Indemnified Person may participate in, but not control, any defense or settlement of any third party claim controlled by the Indemnifying Person pursuant to this Section 10.3, and the Indemnified Person shall bear its own costs and expenses with respect to such participation. The prosecution of the defense of a third party claim with reasonable diligence shall include the taking of such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a lien against or attachment of the property of the Indemnified Person for payment of such third party claim.

     (c) If the Indemnifying Person (i) fails to notify the Partner who sent the Claim Notice within the Election Period that the Indemnifying Person elects to defend the Indemnified Person pursuant to Section 10.3 or (ii) elects to defend the Indemnified Person pursuant to Section 10.3 but fails to prosecute the defense of (or to settle) the third-party claim with reasonable diligence, then the Indemnified Person shall have the right to defend, at the sole cost and expense of the Indemnifying Person (but only if the Indemnified Person is actually entitled to indemnification hereunder), the third-party claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Person to a final conclusion or settled. The
Indemnified Person shall have full control of such defense and proceedings; provided, however, that the Indemnified Person may not enter into any compromise or settlement of such third-party claim, without the Indemnifying Person's express written consent, which shall not be unreasonably withheld. The Indemnifying Person may participate in, but not control, any defense or settlement controlled by the Indemnified Person pursuant to this Section 10.3, and the Indemnifying Person shall bear its own costs and expenses with respect to such participation.

     (d) If an Indemnified Person is entitled to indemnity under Sections 3.6(c), 7.3(c) and/or 10.2 for a claim or other matter which does not involve a third-party claim, and if any Partner intends to seek indemnity on behalf of an Indemnified Person with respect thereto by or from the Indemnifying Person pursuant to Sections 3.6(c), 7.3(c) and/or 10.2, then the Partner electing to seek indemnity on behalf of an Indemnified Person shall promptly transmit to the Indemnifying Person a written notice describing in reasonable detail the nature of such claim or other matter, the Indemnified Person's best estimate of the amount of damages attributable to such claim or other matter and the basis for the Indemnified Person's entitlement to indemnification under Sections 3.6(c), 7.3(c) and/or 10.2, as the case may be. If the Indemnifying Person does not notify the Partner who sent such notice within 30 days from its receipt of such notice that the Indemnifying Person does not dispute such claim for indemnity, the Indemnifying Person shall be deemed to have disputed such claim.

     (e) To the extent any claim, action, suit or proceeding includes one or more Indemnified Claims with respect to an Indemnified Person and one or more third-party claims which are not Indemnified Claims with respect to such Indemnified Person, any such non-Indemnified Claim insofar as it is with respect to such Indemnified Person shall not be covered by the indemnity in Sections 3.6(c), 7.3(c) and/or 10.2, the Indemnifying Person shall not be obligated to undertake, conduct and control the defense or settlement of such non-Indemnified Claim insofar as it is with respect to such Indemnified Person, and such Indemnified Person shall be responsible for its own defense and settlement of such non-Indemnified Claim. The seeking by a Partner of indemnity hereunder on behalf of any Indemnified Person with respect to any third-party claim or other claim or matter shall not prevent such Partner from then or thereafter also seeking indemnity hereunder on behalf of any other Indemnified Person with respect to such third-party claim or other claim or matter and shall not prevent the other Partner from seeking indemnity hereunder on behalf of any Indemnified Person with respect to the same third-party claim or other claim or matter.

                                   ARTICLE XI
                                AREA OF INTEREST
                                ----------------

     If during the Term, any Partner or an Affiliate of any Partner acquires a Hydrocarbon Interest within the Contract Area (other than any Hydrocarbon Interest that is acquired during the applicable Option Period to the extent permitted in Section 6.10(b) and any fee mineral or fee royalty interest which is excluded under the next sentence), such interest shall be offered to the Partnership by notice in writing within fifteen (15) days after such acquisition, for an amount equal to the actual acquisition cost therefor to the acquiring Partner or its Affiliate. The acquisition by any Partner or an Affiliate of any Partner of a fee mineral or fee royalty interest in connection with such Partner's or such Affiliate's acquisition of the surface for commercial use, and any subsequent lease by such Partner or its Affiliate of such mineral interest in its capacity as lessor (but not as lessee), shall not be subject to this Article XI. The Management Committee (excluding the representative and alternate of such acquiring Partner) shall have forty-five
(45) days after receipt of such notice in which to accept such offer. If such offer is accepted the acquiring Partner or its Affiliate, as the case may be, shall promptly convey such Hydrocarbon Interest to the Partnership free and clear of all liens, encumbrances, royalties and burdens created by, through or under such Partner or any of its Affiliates (other than those existing prior to such acquisition or created in favor of non-Affiliates of such Partner as a condition to such acquisition) and the Partnership shall pay the acquisition cost therefor or, to the extent such Hydrocarbon Interest is to be earned under a farmout or similar agreement, the Partnership shall assume its share of such obligations. If such offer is not accepted, such Hydrocarbon Interest shall not be a part of the Partnership Assets and the Partner or Affiliate owning (or having the right through a farmout or similar agreement to acquire) such Hydrocarbon Interest shall have no obligation to the Partnership with respect thereto and shall have no right to evacuate or transport natural gas produced from such Hydrocarbon Interest on any Partnership Pipelines. The notice of such acquisition shall include all relevant information regarding such acquisition (other than geophysical, geological, engineering, financial and other data of such Partner or its Affiliates the disclosure of which is prohibited by bona fide third party confidentiality restrictions existing prior to the date of this Agreement), but shall include, without limitation, (i) an itemized breakdown of the acquisition cost thereof, (ii) copies of all leases, assignments and other instruments evidencing or creating the Hydrocarbon Interest, and (iii) copies of all farmout agreements and other agreements which must be assumed or performed in connection with acquiring or earning said Hydrocarbon Interest. This Article XI shall not apply to, or require any Partner or any Affiliate of any Partner to offer to the Partnership, any Hydrocarbon Interest to the extent such Hydrocarbon Interest is a renewal, extension or replacement of a Hydrocarbon Interest acquired by such Partner or Affiliate separate from this Agreement in compliance with Section 6.10(b), provided such renewal, extension or replacement is made or acquired while such Hydrocarbon Interest is in force or effect or within one year after the lapse thereof. This Article

XI or compliance herewith shall not release or be in lieu of any claim of the Partnership for damages or any other remedies available to the Partnership or the Partners under this Agreement or at law or in equity for breach of Section 6.10(b).

                                   ARTICLE XII
                      DISPOSITION OF PARTNERSHIP INTERESTS
                      ------------------------------------

     Section  12.1.  Restrictions on Transfer.  Any Partner can assign its right
                     ------------------------
to receive distributions in whole or in part, but the assignee of such rights shall not become a Partner, and shall not acquire any rights other than the right to receive distributions. Any assignment of the right to receive distributions shall be subject to the rights, claims and remedies of the other Partners under this Agreement, including all rights set forth in Article III. Any other transfers of ownership in the Partnership shall be made only on approval of the other Partners, which shall not be unreasonably withheld, and shall be subject to the preferential purchase rights of the other Partners in
Section 12.4. Any transferee of an interest in the Partnership shall be required to enter into an agreement with the remaining Partners, satisfactory in form and substance to such remaining Partners, pursuant to which such transferee assumes all obligations of its transferor under this Agreement and agrees to be bound by all terms of this Agreement. An attempted sale, assignment, disposition, mortgage, pledge, grant, hypothecation or other transfer of any interest in the Partnership in violation of the foregoing provisions of this
Section  12.1  shall  be  void  and  of  no  force  or  effect.

     Section  12.2.  Additional  and  Substituted  Partners.  No Person shall be
                     --------------------------------------
admitted to the Partnership as an additional or substituted Partner without the unanimous written consent of all Partners, which shall not be unreasonably withheld, and shall be subject to the preferential purchase rights of the other Partners in Section 12.4. A transferee of an interest of the General Partner in the Partnership shall not become a general partner of the Partnership by virtue of becoming a substituted Partner with respect to the interest of the General Partner that is so transferred; provided, however, if the General Partner transfers all of the General Partner's remaining rights and interest as general partner of the Partnership to a transferee who becomes a substituted Partner, in accordance with this Section 12.2, with respect to the rights and interest of the General Partner that are so transferred, then such transferee shall be admitted to the Partnership as a substituted General Partner and shall become the General Partner of the Partnership.

     Section  12.3.  Partnership  Interest  Transferred.  Following  the date of
                     ----------------------------------
transfer by a Partner of all of its interest, the transferor shall have no further interest in the Partnership nor shall it be entitled to participate in the management of the Partnership or the operation of its properties. The assignment or other disposition by a Partner of all or part of its Partnership Share in the Partnership as permitted hereunder shall be deemed to assign and transfer to the assignee or transferee thereof a proportionate part of all Contribution Loans, Working Capital Loans and other obligations (including obligations under Section 3.5) owed by or to such transferor pursuant to the terms and provisions of this Agreement (which proportionate part shall be equal to the fractional share obtained by dividing the Partnership Share then transferred by the Partnership Share held immediately prior to such transfer). Without limiting any obligations which any transferee or transferor may have between themselves, upon compliance with all terms of this Agreement with respect to the transfer of its interest in the Partnership, a transferor which transfers its entire interest in the Partnership shall be relieved from liability for all obligations of the Partnership arising after the date of such transfer and compliance; provided that, no sale, transfer, mortgage, hypothecation or other disposition of a Partnership interest shall be deemed to relieve such transferor from any indebtedness, claim, obligation or liability of the Partnership (i) accruing or occurring prior to the date of such transfer and compliance, (ii) accruing or occurring subsequent to the date of such transfer pursuant to any contract, agreement or commitment made or entered into prior to the date of such transfer and compliance, or (iii) arising out of or attributable to the Partnership business or the ownership or operation by the Partnership or its successors in interest of any of the Partnership's properties or assets prior to the date of such transfer and compliance. Nothing in this
Article XII shall operate or be deemed to release the transferor of all or any part of its obligations to the Partnership or any of its Partners that arose, occurred, accrued or are attributable to the period prior to such transfer.

     Section 12.4.  Preferential Right to Purchase.  Any sale by a Partner (such
                    ------------------------------
Partner being herein called an "Offeror") of all or a portion of its Partnership Share shall be subject to the following provisions:

     (a)     Prior  to  selling  all  or a portion of its Partnership Share (the
Partnership Share or portion thereof proposed to be sold being referred to as the "Offered Interest"), the Offeror shall give prior written notice (the "Transfer Notice") to the other Partners (the "Offerees"), which Transfer Notice shall provide full information about the proposed sale of the Offered Interest, including, but not limited to, the name and address of the prospective assignee (who must be ready, willing, and able to acquire the Offered Interest and deliver the stated consideration therefor), the full consideration for the sale, and all other terms of the offer. In the case of a sale that includes any interest(s) in assets or properties other than the Offered Interest (or a purchase price that does not entirely consist of cash and/or a promissory note in U.S. Dollars), the Offered Interest shall be separately valued (and/or a bona fide purchase price consisting entirely of cash and/or a promissory note shall be determined in good faith for the Offered Interest, as the case may be) and the Transfer Notice shall state the monetary value attributed to the Offered Interest by that prospective assignee (and/or the bona fide cash and/or promissory note purchase price so determined, as the case may be). Notwithstanding the foregoing, in the case of a deemed sale pursuant to a Change of Control, the sales price for the Offered Interest shall be deemed to be the cash FMV of the Offered Interest as of the date of the Change of Control (giving reasonable consideration to the value, if any, paid or otherwise transferred in the transaction giving rise to such Change of Control) and the Transfer Notice shall state the Offeror's good faith determination of the FMV of the Offered Interest as of the date of such Change of Control; provided, however, that if any Offeree disputes the cash FMV stated in such Transfer Notice then the cash FMV of such Offered Interest shall be determined in accordance with Section
15.15. The Offerees' preferential right to purchase under this Section shall apply only to the Offered Interest.

     (b) Within forty-five (45) days from receipt of the Transfer Notice, each of the Offerees may exercise its preferential right to purchase all (but not less than all) of the Offered Interest (pro rata in the ratio that the Partnership Shares of the Offerees bear to one another or in such other proportions as may be determined or agreed by the Offeree or Offerees which elect to acquire the Offered Interest), on the same terms and conditions, or on equivalent terms for a non-cash transaction as stated in the Transfer Notice, by written notice of that fact to the Offeror. If any Offeree accepts and any other Offeree does not accept such offer within said forty-five (45) day period and the Offeree or Offerees accepting such offer have not agreed to acquire the entire Offered Interest in proportions acceptable to all accepting Offerees, the Offeror shall by written notice offer the entire Offered Interest at the same price and on the same terms to the Offeree or Offerees which accepted such initial offer. The Offeree or Offerees which accepted such initial offer shall have fifteen (15) days after receipt of such notice to elect to acquire the entire Offered Interest (if more than one, pro rata in the ratio that the Partnership Shares of such Offerees bear to one another or in such other proportions as may be determined or agreed by such Offerees).

     (c) If the Offeree or Offerees elect to acquire the entire Offered Interest within said forty-five (45) day period or said fifteen (15) day period, as applicable, the Offeror shall be obligated to sell, and the Offeree or Offerees electing to acquire the entire Offered Interest shall be obligated to buy, all of the Offered Interest on the terms disclosed in the Transfer Notice (or on equivalent terms for a non-cash transaction as stated in the Transfer Notice), and the sale of the Offered Interest shall be concluded by the later of
(i) within the time period contemplated by the third party agreement pursuant to which such Offeree or Offerees exercised the preferential right to purchase or
(ii) the first Business Day which is at least fifteen (15) days after the expiration of the aforesaid forty-five (45) day period or fifteen (15) day period, as applicable.

     (d) If no Offeree or Offerees elect to acquire the entire Offered Interest pursuant to the foregoing offers, the Offeror shall have the right to sell the Offered Interest on the terms disclosed in the Transfer Notice, but only if (i) such sale is fully consummated, in all material respects, on the terms disclosed in the Transfer Notice within one hundred eighty (180) days after receipt of the Transfer Notice by the Offerees with respect thereto, (ii) the Offeror furnishes the Partners copies of all agreements, instruments and other documentation evidencing such sale which are necessary for the Partners to confirm that such sale satisfies all requirements of the immediately preceding clause (i), and (iii) the Person acquiring such Offered Interest shall have complied with the requirements of this Article XII and shall have entered into an agreement with the Partners (other than such Offeror), satisfactory in form and substance to such Partners, pursuant to which such Person assumes all obligations of the Offeror under this Agreement and agrees to be bound by all terms of this Agreement. No transferee of an Offered Interest pursuant to this
Section 12.4 shall become an additional or substitute Partner except as provided in Section 12.2.

     (e) If the proposed sale of the Offered Interest is not closed within one hundred eighty (180) days after receipt of the Transfer Notice by Seller with respect thereto, or if the terms of the proposed sale of the Offered Interest are altered in any material respect, the proposed sale of the Offered Interest shall be deemed withdrawn, and the Offered Interest included in the proposed sale shall again be governed by this Section 12.4.

     (f) The rights provided in this Section 12.4 shall not be applicable to any sale by a Partner to one or more Affiliates of such Partner; provided, however, that the rights provided in this Section 12.4 shall be applicable to any sale, transfer or other transaction resulting in a Change of Control of a Partner, other than a Change of Control which results in ongoing Control by an Affiliate of such Partner.

                                  ARTICLE XIII
                           WINDING UP AND LIQUIDATION
                           --------------------------

     Section  13.1.  Winding  Up.  The  Partnership  shall  be wound up upon the
                     -----------
first  of  the  following  to  occur,  and  only  in the event of the following:

     (a)     The  expiration  of  the  Term;

     (b) The bankruptcy, withdrawal (unless pursuant to a transfer to a transferee who is admitted to the Partnership as a substituted General Partner in accordance with Section 12.2), or expulsion of the General Partner;

     (c) At the option of Metroplex, if the Keller Pipeline is determined to be subject to the Common Purchaser Act, Texas Natural Resources Code, Sec.111.081, et seq., or to be a common carrier pipeline, in either case by a final judgment, no longer subject to appeal, by a court having appropriate jurisdiction; or

     (d) The entry of a decree by a court requiring the winding up or dissolution of the Partnership under Section 11.051 of the Texas Business Organization Code, as amended.

Each Partner expressly agrees that the bankruptcy, withdrawal or expulsion of a Partner shall not cause or result in the dissolution or winding up of the Partnership, except as expressly provided in subsection (b) of this Section
13.1. The provisions of Section 11.058 of the Texas Business Organization Code, as amended, are expressly waived to the extent such provisions are inconsistent with the terms and provisions of this Agreement. Each Partner agrees that the winding up of the Partnership by any event or from any cause set forth in subsection (b) of this Section 13.1 or by any other event or from any other cause not hereinabove set forth or referred to in this Section 13.1, whether voluntary or involuntary, shall be wrongful and in contravention of this Agreement. For purposes of this Agreement, the "bankruptcy" of a Partner shall be deemed to have occurred upon the happening of any of the following:

          (1) The filing of an application by the Partner for, or a consent to, the appointment of a trustee in bankruptcy or receiver of such Partner's interest in the Partnership or of all or substantially all of such Partner's assets;

          (2) The filing by the Partner of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing such Partner's inability to pay such Partner's debts as they come due;

          (3) The making by the Partner of a general assignment for the benefit of creditors;

          (4) The filing by the Partner of an answer admitting the material allegations of, or such Partner's consenting to, or defaulting in answering a bankruptcy petition filed against such Partner in any bankruptcy proceeding; or

          (5) The entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Partner a bankrupt or appointing a trustee in bankruptcy or receiver of such Partner's interest in the Partnership or of all or substantially all of such Partner's assets, and such order, judgment or decree continuing without stay and in effect for a period of 90 days after such entry.

     Section  13.2.  Continuation  of  Partnership;  Option  Regarding  Bankrupt
                     -----------------------------------------------------------
Partner.
-------

     (a) If the Partnership is to be wound up because of any event or cause in contravention of this Agreement or deemed to be in contravention of this Agreement by the terms hereof, the Partners remaining, after exclusion of those Partners (and their representatives) on account of whom such event occurred (the Partners remaining after such exclusion being referred to as the "Remaining Partners"), shall have the right by a vote of a Majority in Interest of the Remaining Partners to continue the Partnership's business under the same name, by themselves or with any other Person or Persons they may elect within the applicable time period required by Section 153.501 of the Act or Chapter 11 of the Texas Business Organization Code, as amended. If, after any event causing the winding up of the Partnership, a Majority in Interest of the Remaining Partners elect to continue the Partnership's business pursuant to the preceding sentence, then such Remaining Partners who voted in favor of continuing the Partnership's business, together with such other Remaining Partners who, within thirty (30) days after such election to continue, give written notice to the other Remaining Partners of their election to continue the Partnership's business, shall be the "Continuing Partners." The Partnership or the Continuing Partners shall purchase the interest in the Partnership (including any interest in Contribution Loans and Working Capital Loans) of any noncontinuing Partner, other than a noncontinuing Partner which has forfeited its interest in the Partnership pursuant to Section 3.3, at the FMV thereof as determined by an Appraiser selected by the Continuing Partners; provided that such purchase price shall be reduced by (a) in the case of any noncontinuing Partner on account of whom such event of winding up occurred, any damages suffered by the Partnership or any of the Continuing Partners by reason of such event causing the winding up of the Partnership, (b) the unpaid balance of any principal and accrued interest on any Contribution Loan made by another Partner to the Partnership on account of such noncontinuing Partner, and (c) in the case of any noncontinuing Partner on account of whom such event of winding up occurred, all costs and expenses of such sale incurred by the Partnership or the Continuing Partners, including reasonable appraisal fees and attorneys' fees. To the extent such deductions exceed the purchase price, such noncontinuing Partner shall bear and pay the same. The purchase price for such interest shall be paid, at the option of the Continuing Partners, either (i) in cash or (ii) by delivery of the Continuing Partners' or the Partnership's unsecured note therefor payable in five equal annual installments of principal plus annual installments of interest accruing thereon at a rate equal to the Agreed Rate. Upon the closing of the purchase of a noncontinuing Partner's interest in the Partnership by the Partnership or the Continuing Partners pursuant to the foregoing, the noncontinuing Partner shall be relieved from liability for all obligations of the Partnership arising after such transfer to the extent provided in Section 12.3.

     (b) Upon the bankruptcy of a Partner (such Partner being referred to as a "'Bankrupt Partner"), the other Partners who are not Bankrupt Partners (the
"Non-Bankrupt Partners") and who desire to pursue a possible exercise of the relevant option (in proportion to their Partnership Shares or in such other proportions as they may agree), will have the option, exercisable by notice from such Non-Bankrupt Partners to the Bankrupt Partner (or its representative) at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Partner (the "Bankruptcy Option Period," subject to extension as provided below), to buy, and, on the exercise of this option, the Bankrupt Partner or its representative will sell, its Partnership Share. Decisions under this Section by any Non-Bankrupt Partners wishing to participate in the purchase of the Bankrupt Partner's Partnership Share shall be by the approval of at least a Majority Interest of Non-Bankrupt Partners who at the relevant time desire to pursue a possible exercise of the relevant option (or in such other proportions as they may otherwise agree among themselves). References in this Section to "potential purchaser" refer to such Non-Bankrupt Partners, as appropriate. The purchase price will be an amount equal to the FMV of the Bankrupt Partner's Partnership Share determined by agreement between the Bankrupt Partner (or its representative) and the potential purchaser; however, if those Persons do not agree on the FMV on or before the 30th day following the date of receipt by the Bankrupt Partner (or its representative) of a written request from such potential purchaser for a determination of the FMV of the Bankrupt Partner's Partnership Share, the potential purchaser, by written notice to the Bankrupt Partner (or its representative), may require the determination of FMV to be made by one of three independent Appraisers specified in such notice (each of which must be independent from the Partnership, the Partners and their respective Affiliates). The Bankrupt Partner (or its representative) must, within twenty
(20) days after receipt of such notice, choose one of the Appraisers listed in such notice to determine the FMV of the Partnership Share of the Bankrupt Partner (or its representative). If the Bankrupt Partner (or its representative) fails to choose one of the Appraisers listed in such notice within said 20-day period, the potential purchaser may, by written notice to the Bankrupt Partner (or its representative), choose one of the Appraisers listed in such notice to determine the FMV of the Partnership Share of the Bankrupt Partner (or its representative). The potential purchaser and the Bankrupt
Partner (or its representative) will promptly provide such Appraiser with all information each deems necessary or appropriate to determine such FMV of the Partnership Share and shall use best efforts to cooperate with the Appraiser so that it can determine such FMV as soon as practicable. The Bankrupt Partner and the potential purchaser each will bear one-half of the costs of the appraisal and the Appraiser. The Bankruptcy Option Period will be extended, if necessary, so that the Bankruptcy Option Period will not expire prior to the end of the tenth day after the Partnership, the Bankrupt Partner (or its representative) and each Non-Bankrupt Partner receives written notice of the FMV of the Partnership Share of the Bankrupt Partner (or its representative) as determined by such Appraiser. If the potential purchaser elects, within the Bankruptcy Option Period (as extended, if applicable), to exercise the purchase option, the potential purchaser (who will then become the purchasing Person or Persons, as applicable) will pay the FMV as so determined (reduced, at the option of the purchasing Person or Persons, by one-half of the costs of the appraisal and the Appraiser) in cash on closing; and the Bankrupt Partner (or its representative) will deliver at closing such closing documents as the purchasing Person or Persons may reasonably request. If the purchase price paid at closing is reduced by one-half of the costs of the appraisal and Appraiser, such costs shall become the sole obligation of the purchasing Person or Persons. The payment to be made to the Bankrupt Partner or its representative pursuant to this Section 13.2(b) is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Partner and its representative (and of all Persons claiming by, through, or under the Bankrupt Partner and its representative) in and in respect of the Partnership, including any Partnership Share, any rights in specific Partnership property, and any rights against the Partnership or its Affiliates and its officers, agents, and representatives and (insofar as the affairs of the Partnership are concerned) against the Partners. The rights afforded to the Partnership and the Non-Bankrupt

Partners under this Section 13.2(b) are cumulative of and in addition to, and shall not release or impair, the rights and remedies granted to the Partnership and the other Partners with respect to a Bankrupt Partner and its interest in the Partnership pursuant to Section 13.2(a) and Article III, including rights of expulsion of the Bankrupt Partner and forfeiture of a Bankrupt Partner's interest in the Partnership pursuant to Section 3.3. Upon the closing of the purchase of a Bankrupt Partner's interest in the Partnership by the purchasing Person or Persons pursuant to the foregoing, the Bankrupt Partner shall be relieved from liability for all obligations of the Partnership arising after such transfer to the extent provided in Section 12.3.

     (c) Notwithstanding the foregoing, the rights and interests of Metroplex under Sections 3.1(c) and 3.5 with respect to Cinco County's interest in the Partnership have priority and preference over all rights, claims, remedies and interests which may ever arise under this Section 13.2 with respect to Cinco County's interest in the Partnership.

     Section  13.3.  Priority of Distribution.  If the Partnership's business is
                     ------------------------
not continued, it shall be wound up and liquidated as rapidly as business circumstances will permit. The Partnership Assets shall be applied to the following uses in the following order:

     (a) To pay or provide for all amounts owing by the Partnership to creditors other than Partners, and for expenses of winding up;

     (b) To pay or provide for all amounts owing to Partners for Contribution Loans;

     (c) To pay or provide for all other amounts owing by the Partnership to the Partners other than for capital and profits;

     (d) To pay or provide for all amounts owing to Partners for principal and accrued interest on Working Capital Loans; provided that, in lieu of payment of all Working Capital Loans, the Liquidator may elect to convert all principal and accrued interest on all Working Capital Loans into capital of the Partnership by crediting the capital accounts of the Partners' owed such loans with the unpaid balance thereof;

     (e) All cash representing unexpended contributions by any Partner and any property in which no interest has been earned by any other Partner under this Agreement shall be returned to the contributing Partner;

     (f) The FMV of all the Partnership Assets shall bedeterminedby the unanimous agreement of all Partners or by an Appraiser selected by at least two Partners having a Majority-in-Interest (or pursuant to the procedure provided in Section 15.15 if the unanimous agreement of all Partners is not obtained or at least two Partners having a Majority-in-Interest are unable to agree upon an Appraiser); and following such determination the FMV capital accounts of the Partners shall be adjusted to reflect the manner in which the unrealized gain and unrealized loss inherent in the Partnership Assets which has not been reflected in the FMV capital accounts previously would be allocated among the Partners in accordance with Section 5.5(a) if there were a taxable disposition of the Partnership Assets for FMV on the date of distribution, and all remaining Partnership Assets shall be distributed to the Partners in accordance with the following provisions:

          (1) The Initial Pipeline Assets and Improvements, at Metroplex's option, shall be distributed solely to Metroplex;

          (2) If Metroplex does not elect to have the Initial Pipeline Assets and Improvements distributed solely to Metroplex, the Liquidator will use reasonable efforts to sell the Initial Pipeline Assets and Improvements and distribute the net proceeds resulting from such sale (less all costs and expenses of such sale) to the Partners in accordance with the ratios of their then adjusted FMV capital accounts; and

          (3) An undivided interest in each and everyother Partnership Asset (including any unsold Pipeline Interests) shall be distributed to one or more Partners in accordance with the ratios of their then adjusted FMV capital accounts. If thereafter a Partner has a negative FMV capital account balance, that is a balance of less than zero, in accordance with of Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(3), such Partner is obligated to contribute, by the end of the taxable year or, if later, within 90 days from the Partnership's liquidation, an amount of money to the Partnership sufficient to achieve a zero balance FMV capital account.

     Section  13.4.  Liquidation  of Partnership Business.  If winding up occurs
                     ------------------------------------
because of the bankruptcy of a Partner or any act of a Partner in contravention of this Agreement or deemed to be in contravention of this Agreement by the terms hereof, then the Management Committee (excluding the representative and alternate of the Partner which caused such winding up) shall have the authority to wind up and liquidate the business of the Partnership. If winding up occurs by reason of subsection (a) of Section 13.1, then the Management Committee shall have the authority to wind up and liquidate the business of the Partnership. The Management Committee, as so constituted, with the authority hereunder to wind up the business and conduct the liquidation of the Partnership (being herein called the "Liquidator") shall have all powers conferred upon the Partners and the Management Committee under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to complete the liquidation of the Partnership as provided for herein, including, without limiting the generality of the foregoing, the following specific powers:

     (a) The power to continue to manage and operate any business of the Partnership during the period of such liquidation, including also the power (i) subject to the limitations of this Agreement, to make and enter into (and renew and extend) any production and product sales agreements and any leases or contracts on behalf of the Partnership which may extend beyond the period of liquidation and (ii) to make acquisitions pursuant to AMI Agreements affecting any Partnership Assets; provided, however, the Liquidator shall not have the power to create any obligation on the Partners which the Management Committee could not create if the Partnership had not dissolved.

     (b) The power to make sales and incident thereto to execute and deliver deeds, bills of sale, assignments and transfers of assets and properties of the Partnership.

     (c) The power to borrow unds as may, in the good faith judgment of the Liquidator, be reasonably required to pay debts and obligations for which the Partnership is liable and operating expenses of the Partnership, and to grant deeds of trust, mortgages, security agreements, pledges and collateral assignments upon and encumbering any of the Partnership Assets as security for repayment of such loans or as security for payment of any other indebtedness of the Partnership; provided, however, that the Liquidator shall not have the power to create any obligation on any of the Partners which the Management Committee could not create if the Partnership had not dissolved.

     (d) The power to settle, compromise or adjust any claims asserted to be owing by or to the Partnership, and the right to file, prosecute or defend lawsuits and legal proceedings in connection with any such matters.

     (e) The power to make deeds, bills of sale, assignments and transfers to the respective Partners and their successors in interest incident to final distribution of the remaining properties of the Partnership (if any) as provided for herein; provided that, any properties conveyed or transferred pursuant to this subsection shall be made subject to a form of operating agreement containing substantially the same terms as the operating agreement applicable under the E&P Agreement, except that the General Partner shall be the operator thereunder and the overhead rates provided for in such operating agreement shall be adjusted under the terms of such operating agreement as if such operating agreement had been in effect from the date of commencement of operations under the E&P Agreement. Any Pipeline Interests which are not sold pursuant to the winding up of the Partnership's business and which are determined to be subject to the Common Purchaser Act, Texas Natural Resources Code, Sec.111.081, et seq., or to be a common carrier pipeline, shall be made subject to a separate pipeline operating agreement, with the General Partner as operator, containing all terms from the operating agreement applicable under the E&P Agreement which can reasonably be made applicable to the operation of such Pipeline Interests and such other terms which are reasonably necessary for governing the operations of the Pipeline Interests or which are customarily contained in pipeline operating agreements. The remaining Partners shall use good faith reasonable efforts to attempt to agree upon the terms of such pipeline operating agreement, with such terms being determined by the Liquidator to the extent mutual agreement is not reached.

All decisions of the Liquidator shall be made by the vote of a Majority in Interest of the Partners comprising the Liquidator and in accordance with the provisions hereof regarding the Management Committee; provided that, to the maximum extent possible the Liquidator will attempt not to sell or dispose of the Partnership Hydrocarbon Interests, any Pipeline Interests (except as provided in Section 13.3(f)(2)) and other properties and will attempt to distribute the same in kind to the Partners pursuant to Section 13.3(f). If, under the above provisions, properties of the Partnership are distributed in kind to the respective Partners and/or their successors in interest subject to liens or mortgages securing indebtedness of the Partnership, and if thereafter one or more of such Partners or their successors in interest shall pay more of such secured indebtedness than the pro rata share thereof attributable to the undivided interest in such properties thus distributed to or acquired by it, it shall be subrogated to and entitled to enforce such liens or mortgages as against the interest of such of the other Partners or their successors in interest who have not paid their full pro rata share of such secured indebtedness to secure repayment to it to the extent of the deficiency in the proportionate payments attributable to their undivided interests which should have been made by such other Partner or their successors in interest.

     Section 13.5. Certificate of Termination. On completion of the distribution
                   --------------------------
of the Partnership's property as provided herein, the General Partner (or such other Person or Persons as the Act may require or permit) shall file a certificate of termination with the Secretary of State of the State of Texas and take such other actions as may be necessary to terminate the existence of the Partnership. Upon the filing of the certificate of termination with the Secretary of State of the State of Texas, the existence of the Partnership shall cease, except as may be otherwise provided by the Act or other applicable Law.

                                   ARTICLE XIV
                                 CONFIDENTIALITY
                                 ---------------

     Section  14.1.  Confidentiality.  Unless  a  shorter  period  of  time  is
                     ---------------
provided in this Section 14.1 with respect to such information, all records and accounts, including reports, with respect to the Partnership shall be treated as confidential and each Operator and Service Contractor and each Partner shall take or cause to be taken such reasonable precautions as may be necessary to prevent the disclosure thereof to any unauthorized Person for a period commencing on the date hereof and extending until the expiration of three years after the expiration of the Term. Each Partner agrees that for a period of three years after geological or geophysical data, progress reports or other information which it may receive as a result of operations carried out by the Partnership is generated or produced, it will take all reasonable steps to keep secret and confidential and not disclose such information to any Person. The restrictions of this Section 14.1 shall not apply to information and data which
(i)  has entered into the public domain without breach of the provisions of this
Section 14.1, (ii) was received by such Partner from a third party not under an obligation of confidentiality to the Partnership or any other Partner with respect thereto prior to the time such Partner received such information and data pursuant to the Partnership, (iii) lawfully may be obtained as a matter of right by the Partner receiving same from another source not under an obligation of confidentiality to the Partnership or any other Partner with respect thereto,
(iv) is required to be disclosed by any Law or the rules of any stock exchange applicable to the Partner required to disclose the same (or to such Partner's Affiliate); provided that such Partner (and its Affiliate, if applicable) shall use its best efforts to give each other Partner at least 10 days prior notice before any disclosure under this clause (iv), or (v) is furnished to Affiliates, or to bona fide prospective purchasers, mortgagees, prospective mortgagees, lenders, prospective lenders, prospective participants with the Partnership or consultants for evaluation purposes provided that any Person furnished information pursuant to this clause (v) agrees not to communicate such information to any other Person (except as permitted under the exceptions set forth in clauses (i) through (iv) above, modified as appropriate to apply to such prospective purchaser, mortgagee, prospective mortgagee, et al.) or use it for their own benefit in a manner adverse to the interests of the Partnership. Each Partner shall take all reasonable steps to require its employees and consultants, and its Affiliates and their employees and consultants, to be bound by the provisions of this Section 14.1 in the same manner as it is bound hereunder.

     Section  14.2.  News Releases. General Partner shall be responsible for the
                     -------------
preparation and release of all public announcements and statements regarding this Agreement or operations hereunder; provided that no public announcement or statement shall be issued or made unless, prior to its release, all the Partners have been furnished with a copy of such statement or announcement. Any such Notice shall be provided a minimum of three (3) Business Days prior to its release provided that where a public announcement or statement becomes necessary or desirable because of danger to or loss of life, damage to property or pollution as a result of activities arising under this Agreement, General Partner is authorized to issue and make such announcement or statement without prior notice to the Partners. In such cases the General Partner shall promptly furnish all the Partners with a copy of such announcement or statement. If a Partner wishes to issue or make any public announcement or statement regarding this Agreement or operations hereunder, it shall not do so unless, prior to the release of the public announcement or statement, such Partner furnishes all the Partners with a copy of such announcement or statement, and obtains the approval of the General Partner; and provided that, notwithstanding any failure to obtain such approval, no Partner shall be prohibited from issuing or making any such public announcement or statement if it is necessary to do so in order to comply with the applicable laws, rules or regulations of any government, regulatory authority, legal proceedings or stock exchange having jurisdiction over such Partner or its Affiliates.

                                   ARTICLE XV
                                  MISCELLANEOUS
                                  -------------

     Section 15.1.  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Partners and delivered to the other Partners.

     Section  15.2.  Governing  Law.  This  Agreement  shall  be governed by and
                     --------------
construed in accordance with the Laws of the State of Texas without reference to the choice or conflict of Law principles thereof.

     Section  15.3.  Entire  Agreement.  This  Agreement and the Exhibits hereto
                     -----------------
contain the entire agreement between the Partners with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the Partners other than those set forth or referred to herein.

     Section  15.4.  Notices.  All  notices  authorized  or required to be given
                     -------
between the Partners shall be deemed effective upon receipt by the Partner receiving such notice. Notices may be delivered in person, by courier service or by any electronic means which provides written confirmation at the notifying Partner's end of complete transmission. Notices may be delivered by e-mail if the notifying Partner's e-mail system provides for both sender nonrepudiation and e-mail confirmation at the notifying Partner's terminal of receipt by the receiving Partner and such email is followed by a notice sent by fax within 24 hours which provides for confirmation at the notifying Partner's terminal of receipt by the receiving Partner. Oral communication does not constitute notice; the telephone numbers listed below are for convenience only. If an address for notice is specified in this Agreement, then notice shall not be deemed effective unless properly addressed to and received at such specified address. If not otherwise specified herein, any notices given under the terms of this Agreement shall be addressed as follows or to such other address as a Partner may from time to time designate:

Metroplex Barnett Shale LLC                     Cinco County Barnett Shale, LLC
222 Benmar, CORP-GP8-367                        6211 W. Northwest Highway, Suite C-252
Houston, Texas 77060                            Dallas, Texas  75225
Attention:  Paul W. Watson, Land Supervisor     Attention:  Steve Carter
Telephone:  281-654-7369                        Telephone:  214-361-4292
Fax:  281-654-5501                              Fax:  214-750-7351

Barnett Petrosearch, L.L.C.
c/o Petrosearch Energy Corporation
675 Bering Drive, Suite 200
Houston, Texas 77057
Attention:  Richard D. Dole, President and CEO
Telephone:  713-961-9337
Fax:  713-961-9338

     Section  15.5.  Successors  and  Assigns.  Subject  to the restrictions and
                     ------------------------
requirements on assignment and transfer contained in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors and permitted assigns.

     Section  15.6.  Headings;  Construction. The headings to Articles, Sections
                     -----------------------
and other subdivisions of this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation, review and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     Section 15.7. Amendments and Waivers. This Agreement may not be modified or
                   ----------------------
amended except by an instrument or instruments in writing signed by all Partners. Any Partner may, only by an instrument in writing, waive compliance by another Partner with any term or provision of this Agreement on the part of such other Partner to be performed or complied with. The waiver by any Partner of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     Section  15.8.  Exhibits.  All Exhibits hereto which are referred to herein
                     --------
are  hereby  made  a  part  hereof  and  incorporated  herein by such reference.

     Section  15.9.  Agreement for the Partners' Benefit Only. This Agreement is
                     ----------------------------------------
not intended to confer upon any Person not a Partner or a permitted successor or assign of a Partner any rights or remedies hereunder, and no Person, other than the Partners or a permitted successor or assign thereof, is entitled to rely on any covenant or agreement contained herein, except that the Partners agree that any third party (including an Affiliate of a Partner) who is released or required to be indemnified, held harmless or defended under Sections 3.6(c), 7.3(c) and/or 10.2 shall be entitled to assert such rights and remedies as a third party beneficiary hereof. Notwithstanding the foregoing, any third party director, officer, employee, representative or agent, Cinco County Executive Officer or Petrosearch Executive Officer (each an "Indemnified Employee") who would otherwise be entitled to be indemnified, held harmless or defended under

Sections 3.6(c), 7.3(c) and/or 10.2 shall be indemnified, held harmless and defended under the terms of this Agreement only to the extent that a Partner or an Affiliate (other than an Indemnified Employee) of a Partner (or a former Partner or an Affiliate (other than an Indemnified Employee) of a former Partner to the extent provided below) expressly elects to exercise such right of indemnity, hold harmless and defense on behalf of such Indemnified Employee pursuant to Section 10.3; and no party to this Agreement or Affiliate of a party to this Agreement (or former Partner or Affiliate of a former Partner) shall have any direct liability or obligation to any such Indemnified Employee or be liable to any such Indemnified Employee for any election or non-election or any act or failure to act under or in regard to any term of this Agreement. Any claim for indemnity, hold harmless or defense hereunder on behalf of an Indemnified Employee must be made and administered by a Partner or an Affiliate (other than Indemnified Employee) of a Partner (or a former Partner or an Affiliate (other than an Indemnified Employee) of a former Partner to the extent provided below). If an Affiliate of a current Partner, a former Partner, an Affiliate of a former Partner or their respective Indemnified Employees are entitled to be indemnified, held harmless or defended under Sections 3.6(c), 7.3(c) and/or 10.2, then such Affiliate (other than an Indemnified Employee) or such former Partner may exercise and administer such right of indemnity, hold harmless and defense on behalf of itself, its Affiliates and their respective Indemnified Employees as if it were a Partner hereunder.

     Section  15.10.  Severability.  If  any  term  or  other  provision of this
                      ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Partner. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Partners shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Partners as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section  15.11.  Arbitration. Subject to the procedures for determining FMV
                      -----------
pursuant  to  Sections 3.3(c), 4.4, 5.4(b), 5.5(a)(1), 13.2(a), 13.2(b), 13.3(f)
and 15.15 (which shall be used in lieu of arbitration for determining FMV), the Partners agree to resolve any dispute arising out of or relating to this Agreement by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (AAA) as modified by this provision. The Partners to the dispute shall each appoint an arbitrator within 30 days of expiration of the time for filing of an answering statement. Within 30 days from the appointment of the second arbitrator, the two arbitrators so appointed shall appoint the third arbitrator, who shall act as chairperson of the tribunal. If any member of a three-person tribunal is not appointed within the specified deadline, any Partner may request the AAA to appoint arbitrator or arbitrators that have not been appointed. If the dispute involves more than two Partners and the multiple claimants are unable to nominate an arbitrator jointly or the multiple respondents are unable to nominate an arbitrator jointly, then the AAA shall appoint all three arbitrators and shall designate one of them to chair the tribunal. The arbitration shall take place in Houston, Texas. In resolving the dispute before them, the arbitrator(s) shall apply the substantive Law of Texas, except for any choice of Law rules that would call for the application of the substantive Law of another jurisdiction. The arbitrator(s) shall not award consequential, special, exemplary, or punitive damages, including loss of profit and business interruption. The Federal Arbitration Act shall govern the arbitration. Judgment on any award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. This Section 15.11 shall survive termination of this Agreement.

     Section  15.12.  Remedies  Cumulative.  Each  of the rights and remedies of
                      --------------------
the Partnership or the Partners set forth in this Agreement (including, without limitation, those rights and remedies set forth in Section 3.3, Section 3.4,
Section 3.5 and Section 13.4) or available at Law or in equity shall be cumulative, concurrent and non-exclusive. The election to pursue any such right or remedy shall not be deemed a waiver, then or thereafter, to pursue any other such right or remedy which may, at the time of exercise, be available to the Partnership or the Partner exercising same.

     Section  15.13.  Business  Standards.
                      -------------------

     (a)     Business  Standards.  Each  Partner,  in  performing  any  services
             -------------------
hereunder, shall establish and maintain appropriate business standards, procedures and controls including those necessary to avoid any real or apparent impropriety or adverse impact on the interests of the other Partner or such Partner's Affiliates. Each Partner shall establish and maintain precautions to prevent its employees, agents or representatives from making, receiving, providing, or offering substantial gifts, entertainment, payments, loans, or other consideration to employees, agents, or representatives of the other Partner for the purpose of influencing those persons to act contrary to the best interests of such other Partner. This obligation shall apply to the activities of the employees of each Partner in their relations with the employees of the other Partner and their families and/or third parties arising from this Agreement.

     (b)     Accuracy  of  Records.  Each  Partner  agrees  that  all  financial
             ---------------------
settlements, billings, and reports rendered to the other Partner or its representative shall reflect properly the facts about all activities and transactions handled for the account of such other Partner, which data may be relied upon as being complete and accurate in any further recordings and reports made by such other Partner or its representatives for whatever purpose.

     (c)     Subcontractors.  Each  Partner  shall place similar requirements on
             --------------
all subcontractors, consultants, and vendors who are involved performing services in connection with this Agreement, including the obligation to notify the other Partner upon discovery of any instance of non-compliance as stipulated under Section 15.13(d) below.

     (d)     Notification.  Each  Partner  agrees  to  notify  the other Partner
             ------------
promptly upon discovery of any instance in which such Partner fails to comply with this Section 15.13.

     Section  15.14.  Affiliates of Partners.  Each Partner covenants and agrees
                      ----------------------
with the Partnership and the other Partners that it will cause its Affiliates to perform and comply with all covenants, agreements, requirements and obligations of, or relating to, its Affiliates that are provided in this Agreement.

     Section  15.15.  Determination  of  FMV.  Subject  to  the express terms of
                      ----------------------
Sections 5.4(b), 5.5(a)(1), 13.2(a) and 13.2(b) regarding the determination of FMV or the selection of the Appraiser (which shall control over this Section), if a disagreement among the Partners has arisen as to the FMV of an asset or transaction for which the FMV is expressly required by the provisions of this Agreement and the Partners are unable to resolve such disagreement within thirty (30) days, any Partner may give notice to the other Partners of its election to have the FMV determined pursuant to this Section. Within thirty (30) days after such notice is given to the Partners, a Majority in Interest of the Partners may by notice to the other Partners designate an Appraiser (who must be independent from the Partnership, the Partners, and their respective Affiliates) to determine the FMV. If a Majority in Interest of the Partners fails to designate an Appraiser within such 30-day period, any Partner by written notice to the other Partners, may require the determination of FMV to be made by one of three Appraisers specified in such notice (each of which must be independent from the Partnership, the Partners, and their respective Affiliates). If more than one Partner gives such a notice, the first notice given to the other Partners shall have priority. A Majority in Interest of the Partners receiving such notice must, within twenty (20) days after receipt of such notice, choose one of the Appraisers listed in such notice to determine the FMV. If a Majority in Interest of the Partners receiving such notice fails to choose one of the Appraisers listed in such notice within said 20-day period, the Partner giving such notice may, by written notice to the other Partners, choose one of the Appraisers listed in such notice to determine the FMV. Once an Appraiser has been selected pursuant to the foregoing procedure, all Partners will promptly provide such Appraiser with all information each deems necessary or appropriate to determine such FMV and shall use best efforts to cooperate with the Appraiser so that it can determine such FMV as soon as practicable. The FMV determined by such Appraiser shall be binding upon the Partnership, the Partners and any Person owning or holding a Partnership Share or any right or interest in the Partnership. The Partnership will pay the costs of the appraisal and the Appraiser. This Section shall not apply to the determination of FMV under Section 13.2, and the respective procedures provided for in Sections 13.2(a) and 13.2(b) shall respectively apply to such determinations of FMV.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Partners as of the day first above written.

                                       Metroplex Barnett Shale LLC

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       Cinco County Barnett Shale, LLC

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       Barnett Petrosearch, L.L.C.

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                     ANNEX A



                          INITIAL CAPITAL CONTRIBUTIONS


    PARTNER            PROPERTY DESCRIPTION            FMV
Metroplex,       Undivided 59.5% interest in the   $ 60,370,500
General Partner  Initial Leases

                 Keller Pipeline                   $ 97,000,000

                 DFW Pipeline (subject to the      $  5,000,000
                 DFW Reversionary Interest)

                 BIPL Option                       $  2,000,000

                        Total FMV                  $164,370,000

Cinco County,    Undivided 26.5% interest in the   $ 26,887,700
Limited Partner  Initial Leases (1)

Petrosearch,     Undivided 14% interest in the     $ 14,204,800
Limited Partner  Initial Leases (1)

(1) The respective Partnership Shares of Cinco County and Petrosearch are not proportionate to the FMV of the respective undivided interests in the Leases contributed by Cinco County and Petrosearch as a result of a separate agreement between Affiliates of Cinco County and Petrosearch.

                                    EXHIBIT A

                                  CONTRACT AREA

                                    EXHIBIT B

                                 INITIAL LEASES

                                    EXHIBIT C

                             INITIAL PIPELINE ASSETS

                                    EXHIBIT D

                                 INITIAL BUDGET

                                    EXHIBIT E

                          THE OPERATING AGREEMENT TERMS

                                    EXHIBIT F

                         HARDING ENERGY SERVICE CONTRACT

                                    EXHIBIT G

                    CARRIED ACQUISITION FINANCING CONDITIONS

Satisfaction of the Carried Acquisition Financing Conditions requires that all of the following conditions, covenants and requirements be complied with and/or satisfied:

     1. Cinco County and each Affiliate of Cinco County who is a party to a Service Contract or any other agreement with the Partnership will do or cause to be done all things necessary to preserve, renew and keep in full force and effect their respective legal existence, their respective good standing to conduct business in the State of Texas (and in the State of their organization if other than Texas) and the rights, licenses, permits, privileges and franchises material to the conduct of their respective businesses.

     2. No bankruptcy of Cinco County shall have occurred and no bankruptcy of any Affiliate of Cinco County shall have occurred. As used in this Exhibit G, the term "bankruptcy" (i) with respect to Cinco County shall be as defined in Section 13.1 of this Agreement and (ii) with respect to any Affiliate of Cinco County shall be as defined in
          Section  13.1  of  this Agreement as if such Affiliate were a Partner.

     3. No Material Adverse Change shall have occurred. As used in this Exhibit G, "Material Adverse Change" means any event, development or circumstance occurring after the Effective Date that has had or could reasonably be expected to have a Material Adverse Effect. As used in this Exhibit G, "Material Adverse Effect" means a material adverse effect on (a) the assets or properties, financial condition, businesses or operations of Cinco County as a whole or Cinco County and its Affiliates as a whole, (b) the ability of Cinco County and its Affiliates to carry out their respective businesses as contemplated by this Agreement, any Service Contract or any other agreement between the Partnership and Cinco County or any Affiliate of Cinco County, (c) the ability of Cinco County and its Affiliates to perform fully and on a timely basis their respective obligations under this Agreement, any Service Contract, any other agreement between the Partnership and Cinco County or any Affiliate of Cinco County, or any material third party agreement (including any third party credit or loan agreement or document) to which Cinco County or any Affiliate of Cinco County is a party, or (d) the validity or enforceability of, or the rights and remedies of the Partnership or Metroplex under, this Agreement, any Service Contract with any Affiliate of Cinco County or any other agreement between the Partnership and Cinco County or any Affiliate of Cinco County.

     4. Cinco County and its Affiliates will pay their respective obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Cinco County or a Cinco County Affiliate has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles in the United States of America, consistently applied ("GAAP") and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.


                             Exhibit G, Page 1 of 2

     5. Within 10 days after requested in writing by Metroplex, Metroplex shall have received a certificate, dated within 5 days of the date of such request and signed by an officer of Cinco County, confirming that all of the conditions, covenants and requirements set forth in this Exhibit G have been complied with and/or satisfied.

     6. Harding Company, a Texas corporation, and Harding Energy shall each be deemed to be an "Affiliate" of Cinco County for purposes of this Exhibit G.


                             Exhibit G, Page 2 of 2